UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PIXELWORKS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee paid previously with preliminary materials

☒	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

In accordance with Rule 14a-6(d) under Regulation 14A of the Securities Exchange Act of 1934, please be advised that Pixelworks, Inc. intends to release definitive copies of this Proxy Statement to shareholders beginning on or about October 27, 2025

NOTICE OF 2025 SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON [●], 2025

The 2025 Special Meeting of Shareholders of Pixelworks, Inc. (the “Special Meeting”), will be held telephonically on [●], 2025, at Pacific Time. You will be able to attend and participate in the Special Meeting by dialing [●]. The conference ID number for the Special Meeting is [●]. The telephonic meeting has been designed to provide the same rights that you would otherwise have at an in-person meeting, as further described below. The Special Meeting is being held to vote on the following Proposals:

(1)

To approve the sale of all of the shares of common stock of Pixelworks Semiconductor Technology (Shanghai) Co., Ltd., owned indirectly by Pixelworks, Inc., when the sale is consummated, which may be deemed to represent substantially all of the assets of Pixelworks, Inc. (the “Sale”);

(2)

To vote on an advisory (non-binding) proposal to approve compensation that may be paid or become payable to the named executive officers of Pixelworks, Inc. that is based on or otherwise relates to the Sale; and

(3)

To grant discretionary authority to our board of directors to adjourn the Special Meeting from time to time, if necessary or appropriate, to establish a quorum or, even if a quorum is present, to permit further solicitation of proxies if there are not sufficient votes cast at the time of the Special Meeting in favor of the Sale (Proposal 1).

The foregoing Proposals are more fully described in the Proxy Statement which accompanies this Notice of Special Meeting of Shareholders.

After careful consideration, the Board of Directors of Pixelworks, Inc., has determined by unanimous vote that the Proposals are advisable and in the best interests of Pixelworks, Inc., and its shareholders, and recommends that the holders of Pixelworks, Inc., common stock entitled to vote at the Special Meeting vote or give instructions to vote “FOR” Proposal 1, “FOR” Proposal 2 and “FOR” Proposal 3.

The Proposals, the terms of the proposed Sale, and the related determinations of our Board of Directors in connection with its evaluation of the Sale are described in the accompanying Proxy Statement. Copies of the definitive agreement setting forth the terms of and conditions to the Sale and the fairness opinion delivered to the Board of Directors in connection with the Sale are attached to this Proxy Statement as Annex A and Annex B, respectively. We urge you to read the Proxy Statement, together with the Annexes, carefully in their entirety, as they contain important information about the Sale and how it would affect you as a shareholder.

The record date for the Special Meeting is October 17, 2025. Only shareholders of record at the close of business on that date are entitled to notice of, and may vote at, the virtual Special Meeting or any adjournment thereof.

Beginning two business days after the date of this Notice, a complete list of shareholders entitled to vote at the Special Meeting of Shareholders will be available at the Corporate Secretary’s office at 16760 SW Upper

Boones Ferry Rd, Suite 101, Portland, Oregon 97224. If you wish to inspect the shareholder list, please call our Corporate Secretary at [●]. The shareholder list will also be available during the virtual Special Meeting through the following secure link [●].

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT OR VOTE YOUR SHARES ELECTRONICALLY THROUGH THE INTERNET OR BY TELEPHONE. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Signing and submitting your proxy card or voting electronically in advance of the meeting will not prevent you from voting electronically at the virtual Special Meeting if you are able to attend, but will assure that your vote is counted, if for any reason you are unable to attend. Voting instructions are printed on your proxy card and are also provided in the attached proxy statement beginning on page 14.

BY ORDER OF THE BOARD OF DIRECTORS
Portland, Oregon
[●], 2025	Todd A. DeBonis
President and Chief Executive Officer

-i-

(continued)

-ii-

PIXELWORKS, INC.

16760 SW Upper Boones Ferry Rd, Suite 101

Portland, Oregon 97224

PROXY STATEMENT

2025 SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON [●], 2025

This proxy statement (“Proxy Statement”) and the accompanying Notice of 2025 Special Meeting of Shareholders and proxy card are being furnished in connection with the solicitation of proxies by the Board of Directors of Pixelworks, Inc., an Oregon corporation (“Pixelworks,” the “Company,” “we,” “our,” or “us”), to be voted at the 2025 Special Meeting of Shareholders to be held on [●], 2025 (the “Special Meeting”), and at any adjournment or postponement of the Special Meeting. The Special Meeting will be held at [●] Pacific Time and will be a virtual meeting of shareholders. You will be able to participate in the Special Meeting, vote, and submit your questions during the meeting via live webcast, by visiting [●]. You must have your [●]-digit control number on your proxy card to enter and participate in the virtual meeting. This Proxy Statement and the accompanying proxy card are being made available over the Internet or delivered by mail on or about [●], 2025, to shareholders of record as of October 17, 2025 (the “Record Date”).

This Proxy Statement is available for viewing, printing and downloading by following the instructions at www.proxyvote.com.

SUMMARY OF THE PROXY STATEMENT

The following is a summary of selected information contained in this Proxy Statement for the Special Meeting relating to the Sale, as defined below, and does not contain all the information that is important to you. For a more complete description of the terms of the Sale and the related Share Purchase Agreement and Support Agreements, please see “Proposal 1: Approval of the Sale of the Shares of Pixelworks Shanghai Held by the Company” beginning on page 17 of this Proxy Statement, and the Share Purchase Agreement itself, a copy of which is included as Annex A to this Proxy Statement. We urge you to carefully read this Proxy Statement, the annexes to this Proxy Statement and the documents referred to or incorporated by reference in this Proxy Statement in their entirety before you decide whether to vote to approve the Sale. The summary below includes page references directing you to a more complete description of the related topic.

About Pixelworks

Pixelworks, which was incorporated in 1997 under the laws of the state of Oregon, is a leading provider of high-performance and power-efficient visual processing semiconductor and software solutions that enable consistently high-quality and authentic viewing experiences in a wide variety of applications. We define our primary target markets as Mobile (smartphone and tablet), Home & Enterprise (projectors, personal video recorders (“PVR”), and over-the-air (“OTA”) streaming devices), and Cinema (creation, remastering, and delivery of digital video content). Although we previously classified our primary target markets as Mobile, Projector, Video Delivery and Cinema, the Projector and Video Delivery categories are now aggregated into one market called “Home & Enterprise”. Following the closing of the transaction described in this Proxy Statement, we will continue to own and operate our Cinema business, including a subsidiary in China (Frame Shadow Technology (Shanghai) Co., Ltd. (formerly called Mucheng Huai Management Consulting (Shanghai) Co., Ltd)) that is a research and development center for our Cinema business.

Background (page 19)

See “Proposal 1: Approval of the Sale of the Shares of Pixelworks Shanghai Held by the Company—Background of the Sale” for additional detail regarding the process followed by our Board of Directors before recommending that our shareholders approve the transaction described under Proposal 1.

Proposal 1: Approval of the Sale of the Shares of Pixelworks Shanghai Held by the Company (page 17)

At the Special Meeting, we are asking our shareholders to authorize and approve the sale of all of the shares of common stock of Pixelworks Semiconductor Technology (Shanghai) Co., Ltd. (“Pixelworks Shanghai”), a subsidiary of the Company organized under the laws of the People’s Republic of China (the “PRC”), pursuant to the Share Purchase Agreement dated October 15, 2025 (the “Purchase Agreement”), by and among Pixelworks, Pixelworks Shanghai, Pixelworks Semiconductor Technology Company, LLC, an Oregon limited liability company and a wholly owned subsidiary of the Company (“Pixelworks LLC”), and Tiansui Xinyuan Technology (Shanghai) Co., Ltd. (the “Buyer”), as amended by the Amendment Agreement dated October 15, 2025 (the “Amendment”), by and among Buyer, Pixelworks, Pixelworks LLC, and Pixelworks Shanghai. The transaction in which the Buyer purchases all the shares of Pixelworks Shanghai held by Pixelworks LLC is referred to as “the Sale” throughout this Proxy Statement. Following the Sale, the Company will continue to own and operate its Cinema business, which includes its TrueCut Motion platform. See “About Pixelworks” above.

Buyer in the Sale (page 18)

The Buyer is a special purpose entity led by VeriSilicon Microelectronics (Shanghai) Co., Ltd. (“VeriSilicon”). The Buyer was formed for the purposes of consummating the Sale, as well as the purchase of shares of Pixelworks Shanghai held by the shareholders of Pixelworks Shanghai other than Pixelworks LLC and VeriSilicon.

Reasons for the Sale (page 20)

Our Board of Directors believes that effecting the Sale pursuant to the Purchase Agreement is advisable and in the best interests of Pixelworks and its shareholders and unanimously approved the Sale, including the Purchase Agreement and the contemplated transactions. In reaching its decision to approve the Sale, our Board of Directors, in consultation with our management and financial, accounting, legal and tax advisors, carefully considered, among other factors: (i) the terms of the Purchase Agreement, including the Purchase Price (as defined in the Purchase Agreement); (ii) the requirement of shareholder approval to ensure the support of our shareholders; (iii) the Company’s familiarity with VeriSilicon and the likelihood of completing the Sale in a timely manner; (iv) the timing, viability and potential impact on our shareholders of strategic alternatives to the Sale potentially available to us; (v) the repurchase rights held by the shareholders of Pixelworks Shanghai other than Pixelworks LLC; and (vi) the additional risks described in “Risk Factors” beginning on page 9 of this Proxy Statement. For additional information on the material factors considered by our Board of Directors in reaching its recommendation, please refer to “Proposal 1: Approval of the Sale of the Shares of Pixelworks Shanghai Held by the Company—Reasons for the Sale.”

Vote Required

The affirmative vote of the holders of 67% of the total shares of common stock of Pixelworks outstanding and entitled to vote at the Special Meeting is required for approval of Proposal 1.

Cash Consideration for the Sale (page 30)

Under the terms set forth in the Purchase Agreement, the Buyer will purchase all of the shares of Pixelworks Shanghai held by Pixelworks LLC as of the Closing, as well as the shares of the other shareholders of Pixelworks Shanghai other than VeriSilicon (the “Selling Shareholders” and, together with VeriSilicon, the “Minority Shareholders”). If the Buyer purchases all of the shares of Pixelworks Shanghai held by Pixelworks LLC and the Selling Shareholders (excluding the shares held by VeriSilicon)in the Closing, the total Purchase Price will be approximately RMB 930 million (approximately $130 million in U.S. dollars) before taking into account unpaid transaction expenses.

Pixelworks LLC currently owns approximately 78.1% of the outstanding shares of Pixelworks Shanghai. As discussed in more detail under “Repurchase Rights of the Minority Shareholders of Pixelworks Shareholders and Support Agreements”, Pixelworks LLC is expected to hold 49.5% of the outstanding shares of Pixelworks Shanghai immediately prior to completion of the Sale. Following the transfer of shares of Pixelworks Shanghai to the Minority Shareholders under the Support Agreements and net of transaction costs and withholding taxes in China, the Company estimates that the cash proceeds from the Sale to be received by Pixelworks LLC from the Sale will range from approximately $50 million to approximately $60 million.

A copy of the Purchase Agreement is attached as Annex A to this Proxy Statement. We encourage you to read the Purchase Agreement carefully and in its entirety, as it is the legal document that governs the Sale.

Opinion of Morgan Stanley Asia Limited (page 22)

On October 10, 2025, Morgan Stanley Asia Limited (“Morgan Stanley”) delivered its oral opinion to our Board of Directors, which was subsequently confirmed in writing on October 15, 2025, that, as of that date and based on and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in its written opinion, an equity value of 100% of Pixelworks Shanghai equal to RMB 950 million in cash (the “Total Equity Value”) is fair from a financial point of view to the holders of all of the shares of Pixelworks Shanghai taken as a whole.

The full text of Morgan Stanley’s written opinion to the Board of Directors, dated October 15, 2025, is attached as Annex B to this Proxy Statement and is incorporated into this Proxy Statement by reference in its entirety. Holders of shares of Pixelworks common stock should read the opinion in its entirety for a discussion of the review undertaken by Morgan Stanley in rendering its opinion. This summary is qualified in its entirety by reference to the full text of the opinion. Morgan Stanley’s opinion was directed to the Board of Directors for the purpose of the Board of Directors’ evaluation of the Sale, and addressed only the fairness from a financial point of view, as of the date of the written opinion, of the total Purchase Price of all the shares of Pixelworks Shanghai as set forth in the Purchase Agreement, which Purchase Price was determined through arm’s-length negotiations between us and VeriSilicon. Morgan Stanley’s opinion does not address any other aspect of the Sale, including the transfer of shares of Pixelworks Shanghai by Pixelworks LLC to the Minority Shareholders pursuant to the Support Agreements, and does not constitute a recommendation to any shareholder of the Company as to how that shareholder should vote or act on any matter relating to the Sale at this Special Meeting. Morgan Stanley’s opinion does not express any opinion as to the value of our common stock or the prices at which our common stock will actually trade at any time or as to the fairness, from a financial point of view, of the Sale to our Company’s shareholders.

Risk Factors Relating to the Sale and our Future Operations (page 9)

In considering whether to vote in favor of the Sale, you should consider a number of risks and uncertainties, including, among others, that:

•	The pendency of the Sale, whether or not consummated, may adversely affect our business and the trading price of our common stock.

•	Failure to complete the Sale could cause our stock price to decline.

•	If we fail to complete the Sale, our business and financial performance may be adversely affected.

•

If the Sale is not approved by our shareholders or if we fail to complete the Sale, no other offer from a potential acquiror of Pixelworks Shanghai may be available that our Board believes to be attractive.

•	We will incur significant expenses in connection with the Sale, regardless of whether the Sale is completed and, in certain circumstances, will be required to pay a termination fee to the Buyer.

•	The opinion of the financial advisor to our Board will not be updated to reflect changes in circumstances between the date of the opinion and the completion of the Sale.

•

In the event the Sale is completed, our shareholders will not receive any of the proceeds of the Sale, and we may not achieve the positive financial results from the ways in which we decide to use the proceeds that we expect.

•	The Sale may be delayed or may not be completed if the Buyer does not have sufficient funds to consummate the Sale.

•

We face additional risks associated with our operations in China, including the risk of changes in China’s political, economic or social conditions or changes in U.S.-China relations, as well as liquidity risks, any of which may have the effect of delaying or impeding the closing of the Sale.

•	Holders of our common stock will not have appraisal or dissenters’ rights in connection with the Sale.

•	Our directors and executive officers may have interests in the Sale that are different from, or in addition to, the interests of our shareholders.

•	We will have fewer sources of revenue following the Sale, which may negatively impact the value of our common stock.

•	We may be the target of securities class action and derivative lawsuits which could result in substantial costs and may delay or prevent the Sale from being completed.

•	We will continue to incur the expense of complying with public company reporting requirements following the closing of the Sale.

•	We expect to have reduced revenues and assets following the Sale, which may affect our ability to satisfy the Nasdaq Listing Rules and result in the delisting of our common stock.

•	The price of our common stock has been volatile and may continue to fluctuate substantially.

Principal Terms and Conditions of the Purchase Agreement (page 29)

The Sale will be conducted in accordance with the Purchase Agreement. This summary may not contain all of the information that is important to you. You should carefully read this entire Proxy Statement, including “Proposal 1: Approval of the Sale of the Shares of Pixelworks Shanghai Held by the Company—Principal Terms and Conditions of the Purchase Agreement” and the Purchase Agreement attached as Annex A to this Proxy Statement.

Under the terms set forth in the Purchase Agreement, the Buyer will purchase all of the shares of Pixelworks Shanghai held by Pixelworks LLC as of the Closing, as well as the shares held by the Selling Shareholders. Pixelworks LLC currently owns approximately 78.1% of the outstanding shares of Pixelworks Shanghai. As discussed in more detail under “Repurchase Rights of the Minority Shareholders of Pixelworks Shareholders and Support Agreements”, Pixelworks LLC is expected to hold 49.5% of the outstanding shares of Pixelworks Shanghai immediately prior to completion of the Sale. Following the transfer of shares of Pixelworks Shanghai to the Minority Shareholders under the Support Agreements and net of transaction costs and withholding taxes in China, the Company estimates that the cash proceeds from the Sale to be received by Pixelworks LLC from the Sale will range from approximately $50 million to approximately $60 million.

Conditions to the Closing (page 31)

Each party’s obligation to effectuate the Sale is subject to the satisfaction or waiver of the following conditions:

•	No order or law is enacted by a governmental authority that makes the Sale illegal or otherwise prohibits the Sale.

•	The shareholders and board of directors of Pixelworks Shanghai shall have approved the Sale.

•	The shareholders and Board of Pixelworks shall have approved the Sale as set forth in Proposal 1.

•	All waivers and consents required to consummate the Sale shall have been received.

The Buyer’s obligations to effectuate the Sale are subject to the satisfaction or waiver of the following additional conditions:

•

The representations and warranties of each Selling Shareholder and Pixelworks LLC on behalf of Pixelworks Shanghai shall be true and correct in all respects or in all material respects (if so qualified), as of the Closing as though then made (unless such matters are only as of a particular date or only with respect to a particular period of time).

•

Each Selling Shareholder shall have performed in all material respects all agreements, covenants and obligations required by the Purchase Agreement required to be performed by it on or before the Closing Date.

•

Pixelworks Shanghai shall have performed in all material respects all agreements, covenants and obligations required by the Purchase Agreement required to be performed by it on or before the Closing Date.

•	No event or development shall have occurred and remain occurring that has a Material Adverse Effect.

•

Pixelworks Shanghai or its subsidiaries, as applicable, shall have entered into an employment agreement, a confidentiality agreement, non-compete, non-solicitation and invention assignment agreement with each of the Key Employees, with copies delivered to the Buyer.

•	Pixelworks shall have entered into an Intellectual Property Transfer and License Agreement transferring certain of Pixelworks’ patents.

•

Pixelworks and Pixelworks LLC shall have taken all necessary actions such that Pixelworks Shanghai or one of its subsidiaries will acquire or have acquired all rights, and assume all of the obligations under specified contracts.

•	Filings with certain Chinese governmental agencies shall have been completed, and the licenses, filings, etc., thereto shall have been received by the Buyer.

Termination of the Purchase Agreement (page 32)

The Purchase Agreement may be terminated at any time prior to the Closing as follows:

•	By mutual written agreement of the Buyer and Pixelworks LLC;

•	By the Buyer or Pixelworks LLC if:

•

the Closing has not occurred on or before December 15, 2025, which date may be extended by mutual agreement; provided, however, that a party may not terminate the Purchase Agreement if the party is in breach of any of its respective covenants or obligations and such breach causes or results in the failure of the Closing to occur by December 15, 2025;

•

any court of competent jurisdiction or other governmental authority has issued a final and non-appealable order restraining, enjoining or otherwise prohibiting the transactions contemplated in the Purchase Agreement;

•	any of the representations and warranties of the other party are untrue or inaccurate;

•

the other party (and in the case of Buyer, Pixelworks Shanghai) breaches or fails to perform any of its covenants or obligations under the Purchase Agreement and such breach or failure has not been cured within thirty days after the written notice is given by the non-breaching party to the breaching party of such breach or failure; or

•

the conditions precedent to Closing have been satisfied or waived and after notice from such party of its willingness to consummate the transactions contemplated by the Purchase Agreement, the other party fails to consummate the transactions contemplated by the Purchase Agreement within five business days following delivery of such notice.

Termination Fees (page 33)

Upon the termination of the Purchase Agreement under specified circumstances, either the Company or the Buyer may be required to pay the other party a termination fee of $5,000,000.

Indemnification (page 33)

After the Closing, each party (including any Selling Shareholders with regard to indemnification by Pixelworks LLC) will indemnify the other party for any losses arising out of any breach or inaccuracy of any representation and warranty or failure to perform any of its respective covenants and obligations. Additionally, Pixelworks LLC will indemnify the Buyer Indemnified Parties for any losses arising out of specified events, and after the Closing, the Buyer will indemnify Seller Indemnified Persons for losses arising out of any failure of Pixelworks Shanghai to perform any of its covenants or obligations under the Purchase Agreement.

Regulatory Approvals

Neither we nor the Buyer is aware of any regulatory requirements or governmental approvals or actions that may be required to consummate the Sale, except for compliance with the applicable regulations of the Securities and Exchange Commission (the “SEC”) in connection with this Proxy Statement and our compliance with the rules of our securities exchange, The Nasdaq Capital Market (“Nasdaq”). Also, as discussed in more detail under “Risk Factors”, the funds generated by the Sale may be not readily distributable to the Company due to government controls imposed by China on the convertibility of RMB into other currencies.

The Special Meeting (Page 14)

Date, Time and Place

The Special Meeting will be held virtually on [●], [●], 2025 at [●] Pacific Time. Shareholders may attend the Special Meeting online, vote their shares electronically, and submit questions during the Special Meeting by visiting www.[●] and entering the [●]-digit control number included in their proxy card or the voting information form provided by their broker, bank, or other nominee. You will not be able to attend the Special Meeting in person.

Purpose

You will be asked to consider and vote upon the following proposals (with Proposal 1, Proposal 2 and Proposal 3 collectively referred to as the “Proposals”):

(1)

To approve the sale of all of the shares of common stock of Pixelworks Semiconductor Technology (Shanghai) Co., Ltd., owned indirectly by Pixelworks, Inc., when the sale is consummated, which may be deemed to represent substantially all of the assets of Pixelworks, Inc. (the “Sale”);

(2)

To vote on an advisory (non-binding) proposal to approve compensation that may be paid or become payable to the named executive officers of Pixelworks, Inc. that is based on or otherwise relates to the Sale; and

(3)

To grant discretionary authority to our board of directors to adjourn the Special Meeting from time to time, if necessary or appropriate, to establish a quorum or, even if a quorum is present, to permit further solicitation of proxies if there are not sufficient votes cast at the time of the Special Meeting in favor of the Sale (Proposal 1).

Record Date and Quorum

You are entitled to vote at the Special Meeting if you owned shares of our common stock at the close of business on the record date of shareholders entitled to vote at the virtual Special Meeting, which is October 17, 2025. You will have one vote for each share of our common stock that you owned on the Record Date. As of the Record Date, there were [●] shares of our common stock issued, outstanding and entitled to vote at the Special Meeting. A majority of the shares of our common stock issued, outstanding and entitled to vote at the Special Meeting constitutes a quorum for the purpose of considering the Proposals.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of our common stock is required to approve the Sale Proposal (Proposal 1). Approval of Proposals 2 and 3 requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Special Meeting.

Voting and Proxies

Any shareholder of record entitled to vote at the Special Meeting may submit a proxy by returning the enclosed proxy card by mail, by voting via Internet or telephone, or by logging on and voting during our virtual Special Meeting using their [●]-digit control number. If you hold your shares in “street name,” you should instruct your broker how to vote in accordance with the voting instruction card you will receive from your broker, bank or other nominee. The failure of any shareholder to submit a signed proxy card, to vote by Internet or telephone, or to vote in person at the virtual Special Meeting will have the same effect as a vote “AGAINST” the proposal to approve the Sale, but will not have an effect on the other two Proposals. If you hold your shares in “street name,” the failure to instruct your broker, bank or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the Sale Proposal, but will not have an effect on the other two Proposals. Your prompt cooperation is greatly appreciated. Shareholders voting at this Special Meeting on all three of the Proposals is very important to the future of Pixelworks and the likelihood of receiving a return on your investment. If you have any questions about voting, please contact:

Alliance Advisors LLC

Phone: 1-855-206-1342

Email: PXLW@allianceadvisors.com

Revocability of Proxy

If you hold your shares in your name as a shareholder of record, you have the right to change or revoke your proxy at any time before the vote is taken at the Special Meeting in any of the following ways: (i) submitting another proxy on a later date via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Special Meeting will be counted); (ii) attending the Special Meeting live via webcast and voting during the meeting (simply attending the virtual meeting will not, by itself, revoke your proxy); or (iii) sending a notice of revocation or another signed proxy card with a later date to our Corporate Secretary, care of Pixelworks, Inc., 16760 SW Upper Boones Ferry Rd, Suite 101, Portland, Oregon 97224. If you hold your shares in “street name” through a broker, bank or other nominee, and you wish to change or revoke your proxy at any time before the vote is taken at the Special Meeting, please follow the directions received from your broker, bank or other nominee to change or revoke those instructions.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement and the documents referenced herein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act, including, but not limited to, statements that are based upon the Company’s current expectations, assumptions, estimates, projections and beliefs, including statements about the Sale, the Purchase Agreement, and Proposal 1 (the Sale Proposal). Forward-looking statements are predictions based on expectations and projections about future events, are not statements of historical fact, are subject to risks, uncertainties and assumptions that are difficult to predict and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The use of words such as, but not limited to, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “likely,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar words or expressions are intended to identify forward-looking statements. These statements and related risks, uncertainties, factors and assumptions, include, but are not limited to: statements regarding the financial and business impact and effect of the completed Sale, the expected timing of, our ability to complete, and impact of the Sale, and any impact to the Company’s products, as well as the Company’s expected future financial results, as a result of failing to complete the Sale. These statements involve risks, uncertainties and other factors that may cause actual results or achievements to be materially different and adverse from those expressed in, or implied by, these forward-looking statements. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Other risks relating to the Company’s business, including risks that could cause results to differ materially from those projected in the forward-looking statements in this Proxy Statement, are detailed in the Company’s latest Annual Report on Form 10-K, as amended, and subsequent Quarterly Reports on Form 10-Q and/or Current Reports on Form 8-K filings with the SEC, especially under the heading “Risk Factors.” The forward-looking statements in this Proxy Statement and the documents referenced herein represent our current beliefs, estimates and assumptions as of the date of this Proxy Statement, and the Company disclaims any intent or obligation to revise or update publicly any forward-looking statement contained in this Proxy Statement, except as required by law.

RISK FACTORS

You should carefully consider the risk factors described below, which are specific risks related to the Sale, in addition to the other information contained in this Proxy Statement and the annexes attached to this Proxy Statement. The special risk considerations described below are not the only ones that we face. Please also consider the risk factors generally associated with our business contained in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 (the “2025 Second Quarter Report”), and our subsequent SEC reports filed under the Exchange Act, in deciding how to vote on the Sale Proposal. Also, our actual outcomes could differ materially from those anticipated in the forward-looking statements as a result of factors that are described below and elsewhere in this Proxy Statement. See “Cautionary Note Regarding Forward-Looking Statements” beginning on page 8 and “Where You Can Find More Information” beginning on page 43 of this Proxy Statement.

Risks Related to the Sale

The pendency of the Sale, whether or not consummated, may adversely affect our business and the trading price of our common stock.

The pendency of the Sale, whether or not consummated, may adversely affect our business, our employees, our relationships with our customers or business partners, and the trading price of our common stock. In addition, pending the completion of the Sale, we may be unable to attract and retain key personnel, and the focus and attention of our management and employee resources may be diverted from operational matters.

Failure to complete the Sale could cause our stock price to decline.

The failure to complete the Sale may create doubt as to the value of our business and about our ability to effectively implement our current business strategies and/or a strategic transaction, which may result in a decline in the trading price of our common stock.

If we fail to complete the Sale, our business and financial performance may be adversely affected.

The completion of the Sale is subject to the satisfaction or waiver of various conditions, including the approval of the Sale by our shareholders, which may not be satisfied in a timely manner or at all.

If the Sale is not completed, we may have difficulty recouping the costs incurred in connection with negotiating the Sale. Our directors, executive officers, and other employees will have expended extensive time and effort and will have experienced significant distractions from their work during the pendency of the Sale, and we will have incurred significant third-party transaction costs, in each case, without any commensurate benefit, which may have a material and adverse effect on our stock price and results of operations.

Furthermore, if the Sale is not completed, the announcement of the termination of the Purchase Agreement may adversely affect our relationships with our customers, business partners, and/or employees, which could have a material adverse impact on our ability to effectively operate our business. In addition, depending on the circumstances leading to termination of the Purchase Agreement, we may be required to pay a termination fee of $5,000,000, which could adversely affect our business, results of operations and the trading price of our common stock. See “Termination Fees”.

If the Sale is not approved by our shareholders or if we fail to complete the Sale, no other offer from a potential acquiror of Pixelworks Shanghai may be available that our Board believes to be attractive.

If we fail to complete the Sale, the Board, in discharging its fiduciary obligations to our shareholders, may evaluate other strategic alternatives including, but not limited to, continuing to operate the business of Pixelworks Shanghai for the foreseeable future or an alternative transaction relating to Pixelworks Shanghai. An alternative transaction, if available, may yield lower value to the Company than the proposed Sale, otherwise be on less favorable terms and conditions than those included in the Purchase Agreement, or involve significant delay. If Pixelworks Shanghai is not sold, there is no assurance that we will realize value at least equivalent to the proceeds of the Sale from the operation of the business of Pixelworks Shanghai on a present value basis. Additionally, if the Purchase Agreement is not approved, we and Pixelworks Shanghai will continue to be subject to risks related to the Pixelworks Shanghai operations in China. See “Risks Related to Our Operations in China” in the 2025 Second Quarter Form 10-Q Report and our subsequent SEC filings.

We will incur significant expenses in connection with the Sale, regardless of whether the Sale is completed and, in certain circumstances, will be required to pay a termination fee to the Buyer.

We expect to incur significant expenses related to the Sale. These expenses include, but are not limited to, financial advisory and opinion fees and expenses, legal fees, accounting fees, employee compensation expenses, filing fees, and printing and mailing expenses. We will be obligated to pay many of these expenses regardless of whether the Sale is completed. In addition, if the Purchase Agreement is terminated in certain circumstances, we will be required to pay the Buyer a $5,000,000 termination fee. However, if the Purchase Agreement is terminated in certain other circumstances, we may be entitled to a $5,000,000 termination fee from the Buyer. See “Termination Fees”.

The opinion of the financial advisor to our Board will not be updated to reflect changes in circumstances between the date of the opinion and the completion of the Sale.

Our Board has obtained an opinion from Morgan Stanley dated October 15, 2025, and it does not expect to ask Morgan Stanley to update its opinion. Changes in our operations and prospects, general market and economic conditions, and other factors that may be beyond our control, and on which Morgan Stanley’s opinion was, in part, based, may differ significantly from the information underlying such opinion by the time the Sale is completed. The opinion does not speak as of the time the Sale will be completed or as of any date other than the date of such opinion. The Board’s recommendations, however, are as of the date of this Proxy Statement. For a description of the opinion that the Board received from Morgan Stanley, see “Fairness of the Total Equity Value of Pixelworks Shanghai: Opinion of Morgan Stanley”.

The opinion of the financial advisor only expresses an opinion as to the fairness of the Total Equity Value of Pixelworks Shanghai to the holders of all the shares of Pixelworks Shanghai taken as a whole, and does not express an opinion as to the fairness of the Sale to any specific Selling Shareholder or Pixelworks LLC.

The financial advisor to our Board, Morgan Stanley, has provided its opinion that, as of the date and based upon and subject to the factors and assumptions set forth therein the Total Equity Value was fair from a financial point of view to the holders of all the shares of Pixelworks Shanghai taken as a whole. Morgan Stanley has not expressed an opinion as to the fairness of the allocation of the Purchase Price among Pixelworks LLC and the Selling Shareholders, or the amount to be allocated to any specific Selling Shareholder or Pixelworks LLC, as compared to that to be received by any other Pixelworks Shanghai shareholder. See “Fairness of the Total Equity Value of Pixelworks Shanghai: Opinion of Morgan Stanley”. There can be no assurance that the allocation of the Purchase Price that will be received by Pixelworks LLC will be fair, from a financial point of view, to Pixelworks LLC or to the Company’s shareholders.

In the event the Sale is completed, our shareholders will not receive any of the proceeds of the Sale. Further, our management will have broad discretion over the use of the sale proceeds, you may not agree with how we choose to use such proceeds, and we may not achieve the positive financial results from such uses that we expect.

The proceeds from the sale of the shares of Pixelworks Shanghai in the Sale will be paid directly to us and not to our shareholders. We do not intend to declare a special dividend to shareholders from all or a portion of the proceeds of the Sale, and we currently have no plans to dissolve the Company. Therefore, our shareholders will not receive any of the proceeds of the Sale. The Board plans to evaluate various alternatives regarding the use of proceeds from the Sale, including a focus on the expansion of our TrueCut business, but has not yet made a decision with respect to a specific use or uses or committed to making any such decision by a particular date. You may disagree with the decisions of the Board and management as to how the proceeds will be used, and there can be no assurance that any such uses will yield positive financial results for the Company. You should not vote to approve the Sale based upon the expectation that you will receive any portion of the proceeds from the Sale.

The Sale may be delayed or may not be completed if the Buyer does not have sufficient funds to consummate the Sale.

The Buyer is a special purpose entity led by VeriSilicon. VeriSilicon intends to finance a portion of the Purchase Price (as defined in the Purchase Agreement) using funds provided by outside sources in China. If VeriSilicon is unable to obtain such financing, it is possible that the Buyer will not have sufficient funds to pay the Purchase Price, which may impact the timing, or even prevent the closing, of the Sale.

We face additional risks associated with our operations in China, including the risk of changes in China’s political, economic or social conditions or changes in U.S.-China relations, as well as liquidity risks, any of which may have the effect of delaying or impeding the closing of the Sale.

The political and economic relationship between the U.S. and China is uncertain, and any changes in policy as a result may adversely affect our ability to consummate the Sale in a timely manner or at all. For example, recent statements and actions by the United States regarding tariffs and the export of certain semiconductor technology, although not applicable to our technology or products, could result in responsive actions taken by China, such as its recent default ban on the export of defense-sector rare earth minerals and related technologies, that could adversely impact the timing or consummation of the Sale.

In addition, the Company faces certain liquidity risks from its operations in China. The proceeds from the Sale are subject to certain laws and regulations of the PRC that may make it difficult, if not impossible, for the Company to transfer such proceeds outside of China. For example, China’s government controls the convertibility of RMB into foreign currencies, which can cause difficulties converting cash held in RMB to other currencies. It is therefore possible that funds generated by the Sale will be not readily distributable to the Company. While the Company has been able to settle cash owed between Pixelworks Shanghai and other entities within the Company to date, PRC laws and regulations could change so as to make it more difficult, if not impossible, to make such transfers in the future, including the proceeds of the Sale.

Holders of our common stock will not have appraisal or dissenters’ rights in connection with the Sale.

Oregon law does not provide our shareholders with appraisal or dissenters’ rights in connection with the Sale.

Our directors and executive officers may have interests in the Sale that are different from, or in addition to, the interests of our shareholders.

Our directors and executive officers may have interests in the Sale that are different from, or in addition to, the interests of our shareholders. These interests include outstanding awards of nonqualified stock options held by certain of our directors, restricted stock units (“RSUs”) held by our directors and executive officers, and performance restricted stock units (“PRSUs”) held by our executive officers, as well as transaction bonuses that may become payable to our executive officers upon the consummation of the Sale. As a result of these interests, our directors and executive officers could be more likely to recommend a vote in favor of the Sale than if they did not hold these interests, and may have reasons for doing so that are different from the interests of our other shareholders. See “Interests of Pixelworks Directors and Executive Officers in the Sale” and “Proposal 2: Advisory Vote on Named Executive Officer Compensation”.

Risks Related to Our Future Operations

We will have fewer sources of revenue following the Sale, which may negatively impact the value of our common stock.

Upon the closing of the Sale, our operations will be smaller. A failure by us to secure additional sources of revenue following the closing of the Sale could negatively impact the value of our common stock.

We may be the target of securities class action and derivative lawsuits which could result in substantial costs and may delay or prevent the Sale from being completed.

Securities class action lawsuits and derivative lawsuits are often brought against companies that have entered into agreements similar to the Sale involving a sale of a line of business or other business assets. In addition, we may be subject to private actions, collective actions, investigations, and various other legal proceedings by shareholders, customers, employees, competitors, government agencies, or others. Even if the lawsuits are without merit, defending against these claims can cause us to incur substantial costs, damage our reputation, and absorb significant amounts of management time and resources. If any of these legal proceedings were to be determined adversely to us, or we were to enter into a settlement arrangement, we could be exposed to monetary damages or limits on our ability to operate our business, which could have an adverse effect on our business, financial condition, and results of operations. Additionally, if a plaintiff were successful in obtaining an injunction prohibiting the completion of the Sale, the closing of the Sale may be delayed or the Purchase Agreement may be terminated, which could require us to pay a termination fee of $5,000,000. See “Termination Fees”. As of the date of this Proxy Statement, we are not aware of the filing of any securities class action lawsuits or derivative lawsuits in connection with the Sale.

We will continue to incur the expense of complying with public company reporting requirements following the closing of the Sale.

After the Sale, we will continue to be required to comply with the applicable reporting requirements of the Exchange Act, even if compliance with such reporting requirements is economically burdensome.

We expect to have reduced revenues and assets following the Sale, which may affect our ability to satisfy the Nasdaq Listing Rules and result in the delisting of our common stock.

Under the Nasdaq Listing Rules, we must maintain a minimum price of $1.00 per share for continued listing on the Nasdaq Capital Market. Prior to the reverse stock split on June 6, 2025, our common stock price was trading below the minimum bid price for continued listing. We effected the reverse stock split in order to regain compliance with this requirement, and following the reverse stock split our common stock has not traded below the minimum bid price for continued listing.

In addition to the minimum $1.00 per share continued listing requirement, the Nasdaq Capital Market has other continued listing requirements, including the requirement that we have at least 300 total shareholders. We also must meet all of the criteria under at least one of the following three standards: (i) a minimum of $500,000 in net income from continuing operations (in the latest fiscal year or in two of the last three fiscal years), at least 500,000 publicly held shares, at least $1.0 million in market value of publicly held shares and at least two registered and active market makers (as such term is defined by the Nasdaq Listing Rules); (ii) a minimum of $35.0 million in market value of listed securities, at least 500,000 publicly held shares, at least $1.0 million in market value of publicly held shares and at least two registered and active market makers; or (iii) a minimum of $2.5 million in shareholders’ equity, at least 500,000 publicly held shares, at least $1.0 million in market value of publicly held shares and at least two registered and active market makers.

Our stock price is volatile and, although our stock price is higher following the reverse stock split, we believe that we continue to be susceptible to the market value of our listed securities and/or the market value of our publicly held securities falling below $35.0 million and $1.0 million, respectively. Additionally, following the Sale, our business operations will produce lower revenues, at least initially, which may cause us to fail to satisfy the Nasdaq Listing Rules. Accordingly, we cannot assure you that we will continue to comply with Nasdaq’s continued listing requirements. If our common stock is delisted, we may experience reduced liquidity of our common stock, a decrease in the market price of our common stock, the potential loss of confidence by investors, suppliers, customers, and employees, and fewer business development and financing opportunities.

The price of our common stock has been volatile and may continue to fluctuate substantially.

Our stock price and the stock prices of technology companies similar to Pixelworks have been highly volatile. The price of our common stock may decline, and the value of our shareholders’ investment may be reduced regardless of our performance. Additionally, market fluctuations, as well as general economic and political conditions, including recessions, interest rate changes or international currency fluctuations, inflation, tariffs and other macroeconomic policy decisions, geopolitical tensions or actual hostilities, including hostile policy making between countries and actual military conflicts, may negatively impact the market price of our common stock. Other factors that could negatively impact our stock price include:

•	market reaction to our announcement of the Sale, to the failure to complete the Sale, or to our inability to achieve the results we anticipate from the Sale;

•	actual or anticipated fluctuations in our operating results;

•	changes in or failure to meet expectations as to our future financial performance;

•	failure to execute our strategic plans and other initiatives;

•	changes in or failure to meet financial estimates of securities analysts;

•	announcements by us or our competitors of technological innovations, design wins, contracts, standards, acquisitions or divestitures;

•	the operating and stock price performance of other comparable companies; and

•	changes in market valuations of other technology companies.

Any inability or perceived inability of investors to realize a gain on an investment in our common stock could have an adverse effect on our business, financial condition and results of operations by potentially limiting our ability to retain our customers, to attract and retain qualified employees and to raise capital.

THE SPECIAL MEETING

Purpose, Date, Time and Place

This proxy statement (the “Proxy Statement”) is being provided in connection with the Special Meeting of Shareholders (the “Special Meeting”) of Pixelworks, Inc. (“Pixelworks” or the “Company”), an Oregon corporation, or any postponement or adjournment of that meeting. The related proxy is solicited on behalf of the Board of Directors (the “Board”) of the Company. These proxy materials were first sent to shareholders on or about [●], 2025.

The Special Meeting will be held telephonically on [●], 2025, at [●] Pacific Time for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders. You will be able to attend and participate in the Special Meeting by dialing [●]. The conference ID number for the Special Meeting is [●].

Record Date

The Board has fixed the close of business on October 17, 2025, as the record date for the Special Meeting. Shareholders of Pixelworks common stock at the close of business on October 17, 2025, will be entitled to receive notice of, attend and vote at the Special Meeting. On the record date, there were approximately [●] registered shareholders of record and a substantially greater number of beneficial owners because a significant portion of our outstanding common stock is held in broker “street name.” On the record date there were [●] shares of common stock outstanding and each share of common stock is entitled to one vote on each matter.

Appointment of Proxy Holders

Our Board asks you to appoint Todd A. DeBonis and Haley F. Aman as your proxy holders to vote your shares at the Special Meeting. You may make this appointment by voting the enclosed proxy card using one of the voting methods described below.

If appointed by you, the proxy holders will vote your shares as you direct on the matters described in this Proxy Statement. In the absence of your direction, they will vote your shares as recommended by our Board.

Unless you otherwise indicate on the proxy card, you also authorize your proxy holders to vote your shares on any matters not known by our Board at the time this Proxy Statement was printed and which, under our Third Amended and Restated Bylaws, may be properly presented for action at the Special Meeting.

Voting

Shares Registered in Your Name

You may vote shares registered in your name in person at the Special Meeting, or by proxy by using the enclosed proxy card, over the telephone or on the Internet. Whether or not you plan to attend the Special Meeting, we urge you to vote to ensure your vote is counted. You may still attend and vote during the Special Meeting if you have already voted by proxy.

1.

To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Special Meeting, we will vote your shares as you direct.

2.

To vote during the Special Meeting, please notify us by sending written notice of your intent to attend telephonically by no later than 11:59 p.m., Eastern Standard Time, on [●], 2025. Notice should be sent to our Secretary, care of Pixelworks, Inc., 16760 SW Upper Boones Ferry Rd, Suite 101, Portland, Oregon 97224, or by email to legal@pixelworks.com. On the day of the Special Meeting, dial [●] at the appointed time, and use conference ID number [●]. Any votes cast telephonically during the Special Meeting will be reviewed by our inspector of elections.

3.

To vote over the telephone prior to the Special Meeting, dial toll-free [●] using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the enclosed proxy card. Your vote must be received by 11:59 p.m., Eastern Standard Time on [●], 2025 to be counted.

4.

To vote on the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from the enclosed proxy card. Your vote must be received by 11:59 p.m., Eastern Standard Time on [●], 2025 to be counted.

If shares are registered in your name and you execute a proxy but either (i) indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board or (ii) sign and return a proxy card without providing specific voting instructions, the shares will be voted:

1.

“FOR” the approval of the sale of shares of the common stock of Pixelworks Shanghai owned indirectly by Pixelworks, Inc., when the sale is consummated, which is a controlling interest in Pixelworks Shanghai and may be deemed to represent substantially all of the assets of the Company;

2.

“FOR” the approval, on an advisory (non-binding) basis, of the compensation that may be paid or become payable to the named executive officers of the Company that is based on or otherwise relates to the Sale; and

3.

“FOR” the grant of discretionary authority to our board of directors to adjourn the Special Meeting from time to time, if necessary or appropriate, to establish a quorum or, even if a quorum is present, to permit further solicitation of proxies if there are not sufficient votes cast at the time of the Special Meeting in favor of the Sale (Proposal 1).

Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received voting instructions with these proxy materials from that organization. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker, bank or other agent. To vote during the Special Meeting, you must obtain and submit a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a valid proxy.

Revocability of Proxy

You can revoke your proxy at any time before the final vote at the Special Meeting. You may revoke your proxy in any one of three ways:

1.	A duly executed proxy card with a later date or time than the previously submitted proxy;

2.	A written notice that you are revoking your proxy sent to our Secretary, care of Pixelworks, Inc., 16760 SW Upper Boones Ferry Rd, Suite 101, Portland, Oregon 97224; or

3.	A later-dated vote by telephone or Internet or a ballot cast at the Special Meeting (simply attending the Special Meeting will not, by itself, revoke your proxy).

Quorum

A quorum is required for the shareholders to conduct business at the Special Meeting. The presence, in person or by proxy, of a majority of the total number of outstanding shares of our common stock entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting. Abstentions, broker non-votes and other proxies received but not marked, if any, will be included in the calculation of the number of shares considered to be present at the Special Meeting for quorum purposes.

Required Votes and Effects of Abstentions and Broker Non-Votes

Votes Generally. Votes will be counted by the inspector of election appointed for the Special Meeting, who will separately count, for each proposal, votes “FOR,” “AGAINST,” “ABSTAIN,” and broker non-votes as applicable.

Abstentions and Broker Non-Votes. Abstentions will count towards the quorum. Shares not voted and broker “non-votes” will have the effect of a vote against Proposal 1 and will not be counted or deemed to be present or represented for the purposes of determining whether a quorum exists at the Special Meeting.

Required Vote. The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Voting at this Special Meeting as a shareholder on Proposal 1 is very important to the future of Pixelworks and your investment. If the Sale Proposal is not approved by our shareholders, we will continue to operate Pixelworks Shanghai and explore other strategic alternatives. There can be no assurance that other alternatives would enable the Company to achieve the financial results that we currently estimate through the application of the net proceeds of the Sale to Pixelworks following the Sale. If you have any questions about voting, please contact:

Alliance Advisors LLC

Phone: 1-855-206-1342

Email: PXLW@allianceadvisors.com

Effect of Not Voting

Shareholder of Record; Shares Registered in Your Name

If you are a shareholder of record and do not vote by completing your proxy card, by telephone, over the Internet or in person at the Special Meeting, your shares of common stock will not be counted for purposes of determining whether a quorum is present at the Special Meeting, and will have the same effect as a vote “AGAINST” the Sale Proposal and no effect on the other two Proposals. If you are a shareholder of record, voting virtually at the Special Meeting will revoke any proxy that you previously submitted.

Beneficial Owner; Shares Registered in the Name of a Broker, Bank or Other Nominee

If you are a beneficial owner and do not instruct your broker, bank or other nominee how to vote your shares, the question of whether your broker, bank or other nominee will still be able to vote your shares depends on whether Nasdaq deems the particular proposal to be a “routine” matter under its rules. We expect that all three of the Proposals will be deemed to be “non-routine” matters, such that your broker, bank or other nominee will not be able to vote your shares on any of the Proposals without voting instructions from you.

Electronic Delivery of Proxy Materials

Any shareholder may request to receive a full set of proxy materials in printed form by mail or electronically by email on an ongoing basis. Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to shareholders and will reduce the impact of shareholder meetings on the environment. A shareholder who chooses to receive future proxy materials by email will receive the full set of such materials by email prior to the 2026 Annual Meeting. A shareholder’s election to receive proxy materials by email rather than in printed form will remain in effect until the shareholder terminates it. You may request to receive proxy materials by email by entering the control number provided on your proxy card at www.investordelivery.com or www.proxyvote.com.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

PROPOSAL 1: APPROVAL OF THE SALE OF THE SHARES OF PIXELWORKS SHANGHAI HELD BY THE COMPANY

General

On October 15, 2025, Pixelworks, Pixelworks LLC, and Pixelworks Shanghai, together with each Selling Shareholder named in the Purchase Agreement, entered into the Purchase Agreement with Tiansui Xinyuan Technology (Shanghai) Co., Ltd. (the “Buyer”), a special purpose entity formed by VeriSilicon for purposes of consummating the Sale. Pixelworks LLC has agreed to sell all of its shares of Pixelworks Shanghai as of the Closing to the Buyer. On October 15, 2025, the Company, Pixelworks Shanghai, Pixelworks LLC and the Buyer also entered into the Amendment, which amends the Purchase Agreement by allocating the financial responsibility for all transaction expenses between the Company and the Buyer such that the Buyer will pay for transaction expenses up to the lesser of 20% or $1.1 million in U.S. dollars, and the Company will be responsible for paying all remaining transaction expenses. The terms of the Purchase Agreement are otherwise unchanged.

Under the terms set forth in the Purchase Agreement, the Buyer will purchase all of the shares of Pixelworks Shanghai held by Pixelworks LLC as of the Closing, as well as the shares of the other shareholders of Pixelworks Shanghai other than VeriSilicon (the “Selling Shareholders” and, together with VeriSilicon, the “Minority Shareholders”). If the Buyer purchases all of the shares of Pixelworks Shanghai held by Pixelworks LLC and the Selling Shareholders in the Closing (excluding the shares held by VeriSilicon), the total Purchase Price will be approximately RMB 930 million (approximately $130 million in U.S. dollars) before taking into account unpaid transaction expenses.

Pixelworks LLC currently owns approximately 78.1% of the outstanding shares of Pixelworks Shanghai. As discussed in more detail under “Repurchase Rights of the Minority Shareholders of Pixelworks Shareholders and Support Agreements”, Pixelworks LLC is expected to hold 49.5% of the outstanding shares of Pixelworks Shanghai immediately prior to completion of the Sale. Following the transfer of shares of Pixelworks Shanghai to the Minority Shareholders under the Support Agreements and net of transaction costs and withholding taxes in China, the Company estimates that the cash proceeds from the Sale to be received by Pixelworks LLC from the Sale will range from approximately $50 million to approximately $60 million.

The Sale, if completed, may be deemed to constitute the sale of substantially all of the assets of Pixelworks under our Articles of Incorporation and Oregon law, and we therefore are seeking the approval of the Sale by our shareholders. The Sale is conditioned on, among other things, the approval of the holders of at least 67% of the shares of common stock of Pixelworks entitled to vote on the Sale at the Special Meeting, voting in person or by proxy.

The Purchase Agreement and the Support Agreements, in substantially the form in which they were executed, were approved unanimously by our Board of Directors on October 8, 2025. All material terms of the Purchase Agreement and the Support Agreements are summarized below. All capitalized, undefined terms used in this Proposal 1 shall have the meanings ascribed to such terms in the Purchase Agreement. A copy of the Purchase Agreement is attached as Annex A to this Proxy Statement. We encourage you to read the Purchase Agreement in its entirety.

The Parties to the Sale

About Pixelworks, Pixelworks LLC, and Pixelworks Shanghai

Pixelworks, which was incorporated in 1997 under the laws of the state of Oregon, is a leading provider of high-performance and power-efficient visual processing semiconductor and software solutions that enable consistently high-quality and authentic viewing experiences in a wide variety of applications. We define our primary target markets as Mobile (smartphone and tablet), Home & Enterprise (projectors, personal video recorders (“PVR”), and over-the-air (“OTA”) streaming devices), and Cinema (creation, remastering, and delivery of digital video content). Although we previously classified our primary target markets as Mobile, Projector, Video Delivery and Cinema, the Projector and Video Delivery categories are now aggregated into one market called “Home & Enterprise”. Following the closing of the transaction described in this Proxy Statement, we will continue to own and operate our Cinema business, including a subsidiary in China (Frame Shadow Technology (Shanghai) Co., Ltd. (formerly called Mucheng Huai Management Consulting (Shanghai) Co., Ltd)) that is a research and development center for our Cinema business.

Pixelworks LLC is an Oregon limited liability company and a wholly owned subsidiary of the Company. Pixelworks LLC holds all the shares of Pixelworks Shanghai that are owned indirectly by the Company.

Pixelworks Shanghai is a Chinese company and a majority-owned subsidiary of the Company. Since 2021, it has operated the Company’s Mobile and Home & Enterprise businesses as a full profit-and-loss center underneath the Company. Pixelworks Shanghai has a branch office located in Shenzhen, China (Pixelworks Semiconductor Technology (Shanghai) Co., Ltd. Shenzhen Branch Office No. 1), which primarily provides sales and customer support, a subsidiary located in Hong Kong (Pixelworks Hong Kong Limited), which is used for distribution of the products of Pixelworks Shanghai, a subsidiary located in Japan, Pixelworks Japan Inc, which provides sales and customer support, and a subsidiary located in Canada, ViXS Systems, Inc., which holds technology and intellectual property related to the PVR and OTA markets.

About the Buyer

The Buyer, Tiansui Xinyuan Technology (Shanghai) Co., Ltd., is a special purpose entity that VeriSilicon formed to facilitate the purchase of all of the outstanding shares of Pixelworks Shanghai not already owned by VeriSilicon from Pixelworks LLC and the other shareholders of Pixelworks Shanghai. VeriSilicon is a Chinese company that, through its subsidiaries, provides platform-based, all-around, one-stop custom silicon services and semiconductor IP licensing services to customers.

Other Pixelworks Shanghai Shareholders

Each of the Minority Shareholders has executed a Support Agreement and a Termination and Release Agreement (together, the “Support Agreements”) that provide for the release of the Company and its affiliates from the repurchase rights held by each Minority Shareholder in exchange for the transfer of a portion of the shares of Pixelworks Shanghai held by Pixelworks LLC immediately prior to the closing of the Sale. The repurchase rights are those described in “Note 13: Redeemable Non-Controlling Interest and Equity Interest of PWSH Sold to Employees” and “Note 14: Non-Controlling Interest” to the financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on August 13, 2025 (the “2025 Second Quarter Form 10-Q Report”). See “Repurchase Rights of the Minority Shareholders of Pixelworks Shanghai and Support Agreements” for additional information regarding these agreements. All Minority Shareholders except VeriSilicon are also selling their shares to the Buyer under the terms of the Purchase Agreement.

Summary of Key Terms of the Sale

The following is a summary of key terms of the Sale transaction:

•	Pixelworks LLC will sell all of the shares of Pixelworks Shanghai that it holds as of the Closing to the Buyer.

•

If all of the shares of Pixelworks Shanghai other than those held by VeriSilicon are purchased by the Buyer in the Closing, the total Purchase Price will be RMB 930 million (approximately $130 million in U.S. dollars), before taking into account unpaid transaction expenses.

•

Under the terms set forth in the Purchase Agreement, the Buyer will purchase all of the shares of Pixelworks Shanghai held by Pixelworks LLC as of the Closing, as well as shares held by the Selling Shareholders. As of the date of this Proxy Statement, Pixelworks LLC holds 78.1% of the currently outstanding shares of Pixelworks Shanghai, and Pixelworks LLC is expected to hold 49.5% of the outstanding shares of Pixelworks Shanghai immediately prior to completion of the Sale. Net of transaction costs, withholding taxes in China, and shares that may be transferred under agreements with other shareholders of Pixelworks Shanghai (see “Repurchase Rights of the Minority Shareholders of Pixelworks Shareholders and Support Agreements”), the Company estimates that the cash proceeds from the Sale that would be received by Pixelworks LLC from the Sale will range from approximately $50 million to $60 million.

Background of the Sale

During 2021, we engaged in a strategic plan to re-align our Mobile and Home & Enterprise businesses to improve their focus on their Asia-centered customers and employee stakeholders (the “Strategic Plan”). Pixelworks Shanghai now operates these businesses as a full profit-and-loss center underneath the Company. In connection with the Strategic Plan, the Company and Pixelworks Shanghai closed three separate financing transactions in 2021 and 2022. The Strategic Plan also included preparations to file an application for an initial public offering (“IPO”) of Pixelworks Shanghai’s shares on the Shanghai Stock Exchange’s Science Technology Innovation Board, known as the STAR Market (the “Listing”) once market conditions in China were supportive. The process of going public on the STAR Market is lengthy and includes several periods of review by various government agencies of the PRC, such as the Shanghai Stock Exchange (“SSE”) and the China Securities Regulatory Commission (“CSRC”). The CSRC and the SSE have been tightening the standards for the STAR Market since August 2023, particularly for those still loss-making. Pixelworks Shanghai currently is not profitable under China accounting standards and there is no guarantee that Pixelworks Shanghai will be approved for a Listing at any point in the future. For additional information regarding the Company’s past efforts to implement the Strategic Plan and the terms of the financing transactions in 2021, see Notes 13 and 14 to the financial statements included in the 2025 Second Quarter Form 10-Q Report.

In light of these challenges, the Board considered a range of strategic alternatives, including continued operation, capital raising, and pursuing another IPO. After careful evaluation, the Board determined that a sale of Pixelworks Shanghai would maximize value for shareholders and reduce risk.

In the second half of 2024, we engaged Morgan Stanley and initiated a formal review process following inbound strategic interest in Pixelworks Shanghai. With Morgan Stanley’s assistance, we conducted a broad outreach to multiple potential strategic and financial buyers. The process involved multiple rounds of management presentations, in-depth due diligence, and competitive bidding.

In May 2025, we received non-binding term sheets from three different potential buyers, including VeriSilicon Microelectronics (Shanghai) Co., Ltd. (“VeriSilicon”), a China-based leading provider of custom silicon services and semiconductor IP licensing services.

Following comprehensive evaluation of each potential buyer in terms of strategic fit with Pixelworks Shanghai, overall transaction certainty, funding certainty, and due diligence progress, we chose to continue discussions with VeriSilicon into the next stage.

On June 26, 2025, third-party advisors engaged by VeriSilicon started to conduct a full-blown due diligence on business, finance, legal and asset appraisal.

On June 27, 2025, our counsel, Katten Muchin LLP, and buyer counsel in China began negotiating a definitive agreement for the sale of Pixelworks Shanghai and related documents. Negotiations included purchase price, minority shareholder and ESOP treatment, closing conditions, and structure of the transaction. The Board received regular reports from management regarding the progress of the negotiations.

During the period from mid-August through September 2025, Pixelworks and the Buyer continued to negotiate key terms of the Sale and reached consensus on the major points of discussion in late September. A near final draft of the Purchase Agreement was provided to Pixelworks and the Buyer on October 3, 2025. Following that, Pixelworks discussed the terms of the Support Agreements with the Minority Shareholders, but did not reach agreement with all of the Minority Shareholders on the terms on which they would agree to sell their shares of Pixelworks Shanghai to the Buyer until October 14, 2025.

On October 8, 2025, a special meeting of the Board was convened to consider the proposed Sale. Members of executive management attended the meeting. The Board was provided with a set of meeting materials in advance of the meeting, including substantially final drafts of the Purchase Agreement and the Support Agreements and a draft of Morgan Stanley’s fairness opinion. Morgan Stanley provided a relationship disclosure letter to the Company, which was distributed to the Board. Representatives of Morgan Stanley attended the Board meeting but did not present any financial analyses or confirm the fairness of the Total Equity Value at such meeting. Management and the Board discussed the key terms and rationale for the Sale and management answered the directors’ questions regarding the transaction. The Board considered the value to the Company of the consideration being offered and the possible benefits and potential risks of continuing to own and operate the Pixelworks Shanghai business. Following additional discussion of the proposed terms of the Purchase Agreement and related transaction documents, and taking into consideration the matters discussed during that meeting and prior meetings of the Board, including the strategic options discussed at those meetings and the factors described under the section of this Proxy Statement entitled “Reasons for the Sale,” the Board determined that the Sale was advisable and in the best interests of the Company and its shareholders. The Board unanimously approved the Purchase Agreement and the Support Agreements. The executive officers of the Company were authorized to negotiate the final terms of the Purchase Agreement and Support Agreements Sale and to execute the final agreements. The Board also directed that a special meeting of the Company’s shareholders be held to vote on the Sale and recommended that the shareholders vote in favor of the Sale proposal.

The Buyer held a board meeting on October 14, 2025, at which the Purchase Agreement was approved.

On October 15, 2025, Morgan Stanley delivered its fairness written opinion dated October 15, 2025, to the Company, which was distributed to the Board. The opinion concluded that the Total Equity Value for 100% of Pixelworks Shanghai was fair, from a financial point of view, to the holders of all of the shares of Pixelworks Shanghai taken as a whole.

The parties to the Purchase Agreement exchanged executed signature pages to the Purchase Agreement on October 15, 2025.

Reasons for the Sale

As described above, following an extensive strategic review process, our Board has been actively evaluating strategic alternatives to optimize shareholder value and reposition the Company for long-term success. After diligent consideration of the available options, including continued operation, capital raising, and a potential IPO of Pixelworks Shanghai, our Board unanimously determined that the sale of the Company’s controlling interest in Pixelworks Shanghai pursuant to the Purchase Agreement is advisable and in the best interests of the Company and its shareholders.

The decision of our Board to seek shareholder approval for the Sale followed a comprehensive process during which our Board consulted with management and external financial, legal and tax advisors. Our Board carefully assessed the terms of the Purchase Agreement, the risks and timing associated with alternative strategies, and the potential impact on shareholder value. Based on such consideration and analysis, our Board of Directors concluded that the proposed Sale represents the most favorable strategic path forward for both the Company and Pixelworks Shanghai, and that the Sale is expected to capture the maximum realizable value for all shareholders of Pixelworks Shanghai.

In reaching its decision to unanimously approve the Purchase Agreement and Support Agreements and recommend that the Company’s shareholders vote in favor of the Sale at the Special Meeting, our Board of Directors considered the following factors:

•	Risk Mitigation

The divestiture of Pixelworks Shanghai allows the Company to exit a China-based cash-intensive and loss-making semiconductor operation. Also, the Sale is expected to reduce the Company’s exposure to geopolitical and regulatory risks associated with operating in that region.

•	Unlock Immediate Value of Pixelworks Shanghai

Pixelworks Shanghai is currently loss-making, and the Sale enables the Company to unlock and realize value from a core asset that has historically required substantial capital investment, thereby supporting a potential re-rating of the Company’s market value and enhancing long-term shareholder returns in the future.

•	Financial Performance Optimization

The Sale could deliver immediate liquidity that reinforces the resilience of the Company’s balance sheet, improves financial flexibility, and positions the Company to reinvest in initiatives aligned with the Company’s evolving strategic priorities.

•	Strategic Focus and Business Realignment

In parallel, the Sale enables the Company to reallocate resources towards its Cinema business centered around its TrueCut Motion platform, a strategically aligned business with a differentiated value proposition and other potential high-growth opportunities, aiming to drive long-term shareholder value.

•	Pixelworks Shanghai’s IPO Uncertainty and Minority Shareholder Redemption

Given the prolonged uncertainty and limited visibility surrounding the IPO environment in China, our Board determined that a sale of Pixelworks Shanghai represents a more predictable and immediate exit route compared to the extended and inherently uncertain IPO process. In addition to illuminating Pixelworks Shanghai’s value, the Sale offers a practical and value-driven solution to address the repurchase overhang associated with the Minority Shareholders in Pixelworks Shanghai.

•	Pixelworks Shanghai Access to Growth Capital and Synergies

The sale of Pixelworks Shanghai to a strategic acquirer such as VeriSilicon is expected to unlock significant operational and financial synergies for Pixelworks Shanghai, which may strengthen Pixelworks Shanghai’s long-term competitiveness and position the business for sustainable growth under new ownership. The Sale could also facilitate a structured and orderly transition for Pixelworks Shanghai’s existing employees.

•	Shareholder Approval

The Board took into consideration that the Sale is subject to approval by holders of 67% of the outstanding shares of our common stock. The need to obtain such shareholder approval ensures that the Sale will not be completed unless it has the support of holders of two-thirds of our shares.

The preceding discussion summarizes and is not intended to be an exhaustive description of the information and factors considered by our Board in connection with its unanimous approval of the Sale, but it summarizes and addresses the material information and factors considered by the Board in evaluating the proposed Sale. In view of the wide variety of factors considered by the Board, and the complexity of those matters, in connection with its evaluation of the Purchase Agreement, our Board of Directors did not find it practical and did not quantify or otherwise attempt to assign relative weight to the specific factors considered in reaching its conclusions. In considering the factors described above, individual members of our Board of Directors may have given different weight to different factors. The Board of Directors approved the Purchase Agreement, the Support Agreement, and the Sale and recommended the approval of the Sale based upon the totality of the information presented to and considered by it.

TrueCut Motion

Following the closing of the Sale, Pixelworks will focus on its remaining business: TrueCut Motion.

TrueCut Motion is our platform solution for the Cinema segment of our business. The Cinema segment is composed of applications and services for content creation, remastering and video streaming for cinematic video. Our solutions expand the creative palette for filmmakers and ensure the correct presentation of creative intent across screens. In recent years, the trend towards brighter, high dynamic range (“HDR”)-capable screens, larger screen sizes and higher resolutions, has amplified artifacts such as judder and strobing and caused the filmed shutter speed to appear faster and more choppy than intended. Furthermore, the mismatch between the 24 frame per second rate that is the standard for cinema and the higher screen refresh rates used on home entertainment screens creates additional artifacts, that all together degrade the viewing experience and are no longer faithful to creative intent.

Our TrueCut Motion platform is the industry’s first solution to give filmmakers the ability to cinematically fine-tune motion blur, judder, and frame-rate appearance and can be used as part of the creative process to empower filmmakers to shoot at any frame rate and then deliver a cinematically tuned, broader set of motion and frame rate appearances. TrueCut technology preserves artistic intent across screens, from theaters to TVs to VR devices. Our TrueCut Motion content creation tools provide filmmakers with the ability to dial in a motion look on a shot-by-shot basis. We provide motion grading services that use these tools as a service, and the tools are also available for license. For content finishing, specific to certain displays, TrueCut Motion will pre-process the content in order to ensure playback according to the original creative intent. For display makers and brands, we provide the certification services, support, and IP licensing necessary to play back TrueCut Motion processed content, and the right to use the TrueCut Motion brand.

Fairness of the Total Equity Value of Pixelworks Shanghai: Opinion of Morgan Stanley

Morgan Stanley was retained by the Company to act as its financial advisor and to render a fairness opinion in connection with the potential sale of Pixelworks Shanghai. The Company selected Morgan Stanley to act as its financial advisor based on Morgan Stanley’s qualifications, expertise and reputation and its knowledge of the business and affairs of the Company and the industry in which it operates. On October 15, 2025, Morgan Stanley delivered its written opinion to the Board of Directors that, as of that date and based upon and subject to the factors and assumptions set forth therein, an equity value of 100% of Pixelworks Shanghai equal to the RMB 950 million in cash (the “Total Equity Valu

e”) was fair, from a financial point of view, to the holders of all of the issued and outstanding share capital of Pixelworks Shanghai taken as a whole.

The full text of Morgan Stanley’s written opinion to the Board of Directors, dated October 15, 2025, is attached to this Proxy Statement as Annex B, and is incorporated by reference herein in its entirety. Holders of shares of the Company’s common stock should read the opinion carefully and in its entirety. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley in rendering its opinion. Morgan Stanley’s opinion was directed to the Board of Directors and addressed only the fairness, from a financial point of view, as of the date of the opinion, of the Total Equity Value for 100% of Pixelworks Shanghai, and does not address the relative merits of the Sale as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available. Morgan Stanley’s opinion was not intended to, and does not constitute advice or a recommendation as to how holders of shares of the Company’s common stock should act or vote in connection with the Sale. The summary of Morgan Stanley’s opinion set forth in this document is qualified in its entirety by reference to the full text of such opinion.

For purposes of rendering its opinion, Morgan Stanley has:

•	reviewed certain publicly available financial statements and other business and financial information of Pixelworks Shanghai;

•	reviewed certain internal financial statements and other financial and operating data concerning Pixelworks Shanghai, provided by the Company;

•	reviewed certain financial projections of Pixelworks Shanghai prepared by the management of the Company and Pixelworks Shanghai;

•	discussed Pixelworks Shanghai’s past and current operations and financial condition and the prospects of Pixelworks Shanghai with senior executives of the Company and Pixelworks Shanghai;

•	compared the financial performance of Pixelworks Shanghai to those of other publicly traded companies and their securities that are considered comparable to Pixelworks Shanghai;

•	reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

•	participated in certain discussions and negotiations among representatives of the Company, the Buyer and certain other parties and their advisors;

•	reviewed, for information purposes only, the Purchase Agreement and certain related documents; and

•	reviewed such other information and considered such other factors as Morgan Stanley has deemed appropriate.

In arriving at its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to Morgan Stanley by Pixelworks Shanghai and the Company, and formed a substantial basis for the opinion. With respect to the financial projections, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best then currently available estimates and judgments of the management of Pixelworks Shanghai of the future financial performance of Pixelworks Shanghai. In addition, Morgan Stanley assumed that the Sale will be consummated in accordance with the terms set forth in the Purchase Agreement without any waiver, amendment or delay of any terms or conditions. Morgan Stanley assumed that in connection with the receipt of all necessary governmental, regulatory or other approvals and consents required for the proposed Sale, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Sale. Morgan Stanley assumed that there will not be any Leakage (as defined in the Purchase Agreement). Morgan Stanley assumed that the Company has taken its own legal, tax, regulatory or actuarial advice. Morgan Stanley is a financial advisor only and relied upon, without independent verification, the assessment of the Company and its legal, tax, regulatory or actuarial advisors with respect to legal, tax, regulatory or actuarial matters. Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company’s or Pixelworks Shanghai’s officers, directors or employees, or any class of such persons, relative to the consideration to be received by the Selling Shareholders. Morgan Stanley expressed no opinion with respect to the fairness of the allocation of the amount of consideration among the Company and the Selling Shareholders, or the amount of consideration to be received by any specific Selling Shareholder or Pixelworks LLC relative to that to be received by any other Selling Shareholder in the Sale. Morgan Stanley expressed no opinion on the impact of the RMB/USD exchange rate on the USD equivalent amount of the consideration to be received by Pixelworks LLC in the Sale. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Pixelworks Shanghai, nor was Morgan Stanley furnished with any such valuations or appraisals. Morgan Stanley’s opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of Morgan Stanley’s written opinion. Events occurring after such date may affect the opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise or reaffirm the opinion. The opinion did not address the relative merits of the Sale as compared to other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available.

Summary of Financial Analyses

The following is a summary of the material financial analyses performed by Morgan Stanley in connection with the preparation of its written opinion dated October 15, 2025 to the Board of Directors. The following summary is not a complete description of Morgan Stanley’s opinion or the financial analyses performed and factors considered by Morgan Stanley in connection with its opinion, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses. Unless stated otherwise, the following quantitative information, to the extent that it is based on market data as of October 10, 2025, is not necessarily indicative of current market conditions. In performing its financial analyses summarized below and in arriving at its opinion, with the consent of the Board of Directors, Morgan Stanley used and relied upon certain financial projections provided by Pixelworks Shanghai’s management, which are referred to below as the “Management Case”.

Some of the financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. The analyses listed in the tables and described below must be considered as a whole. Assessing any portion of such analyses and of the factors reviewed, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Morgan Stanley’s opinion.

The financial records of Pixelworks Shanghai are maintained in RMB, which is their functional currency under PRC GAAP. The forecasted financial information of Pixelworks Shanghai (including revenue, EBITDA and unlevered cash flows), as well as the implied equity values referred to below, were prepared in U.S. dollars. Morgan Stanley made no representation that any Renminbi amounts could have been, or could be in the future, converted into U.S. dollars at any particular rate.

Certain of the following terms are used throughout this summary of financial analyses:

•

“AV” refers to aggregate enterprise value, calculated as equity value, plus principal value of total debt (inclusive of lease liabilities if applicable for the company being analyzed), plus non-controlling interest (as applicable for the company being analyzed), less cash, cash equivalents and marketable securities;

•	“EBITDA” refers to earnings before interest, taxes, depreciation and amortization for the company being analyzed.

The following tables reflect selected metrics reflected in, or generated from, the Forecasted Financial Information, which do not take into account any circumstances or events occurring after the date that they were prepared, do not take into account any potential cost synergies or revenue opportunities arising out of the Sale, and do not give effect to the Sale:

Forecasted Financial Information(1):

	Fiscal Year Ending December 31,
(in thousands)	2025E	2026E	2027E	2028E	2029E
Revenue	$43,797	$73,116	$73,421	$92,671	$121,984
EBITDA	$(2,267)	$14,505	$14,253	$20,847	$28,810
Unlevered Free Cash Flow(2)(3)	$(1,646)	$5,281	$10,262	$13,670	$15,817

(1)	The forecasted financial information prepared by Pixelworks and Pixelworks Shanghai is based in China Accounting Principles.
(2)

For purposes of the Forecasted Financial Information, Unlevered Free Cash Flow is defined as tax-affected earnings before interest and taxes and after stock-based compensation expense, plus depreciation and amortization, less capital expenditures and adjusted for changes in net working capital.

(3)

Unlevered Free Cash Flow are not alternative measures of financial performance or liquidity under GAAP. Non-GAAP financial measures do not have definitions under GAAP and may be defined differently by, and not be comparable to, similarly titled measures used by other companies. As a result, we consider and evaluate non-GAAP financial measures in connection with a review of the most directly comparable measure calculated in accordance with GAAP. Do not place undue reliance on such non-GAAP financial measures and consider them with the most directly comparable GAAP measures. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analyzing results as reported under GAAP. We believe investors commonly use Unlevered Free Cash Flow and other non-GAAP financial measures as key financial metrics for valuing companies.

Except as required by applicable securities laws, the Company does not intend to, and disclaims any obligation to, make publicly available any update or other revision to the Forecasted Financial Information to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even if any or all of the underlying assumptions are shown to in error or are no longer appropriate or to reflect changes in general economic or industry conditions.

Discounted Cash Flow Analysis

Morgan Stanley performed a discounted cash flow analysis, which is designed to provide an implied value of a company by calculating the present value of the estimated future cash flows and terminal value of that company. Morgan Stanley calculated a range of implied equity values based on estimates of future cash flows for the second half of calendar year 2025 through end of calendar year 2029. Morgan Stanley performed this analysis on the estimated future cash flows contained in the forecasts representing the Management Case.

Morgan Stanley based its analysis on the estimated unlevered free cash flows expected to be generated by Pixelworks Shanghai. Morgan Stanley calculated terminal values based on a range of perpetual growth rate of 2.0%~4.0% based on the terminal year’s (calendar year 2029) unlevered free cash flow. The unlevered free cash flows from the second half of calendar year 2025 through end of calendar year 2029 and the terminal value were then discounted to present values as of June 30, 2025 using a range of discount rates of 14.5% to 16.5% (which Morgan Stanley derived based on Morgan Stanley’s estimate of Pixelworks Shanghai’s weighted average cost of capital) to calculate an implied aggregate value range for Pixelworks Shanghai. Morgan Stanley estimated the weighted average cost of capital for Pixelworks Shanghai using the capital asset pricing model and based on its professional judgment and experience. Morgan Stanley then adjusted the total implied aggregate value ranges by Pixelworks Shanghai’s net debt (comprising debt including long-term debt and lease liabilities, less cash and cash equivalents) as of June 30, 2025, as provided by the Company’s management and derived the resulting total implied equity value ranges.

Based on the above-described analysis, Morgan Stanley derived the following ranges of total implied equity value ranges, each rounded to the nearest $1 million:

(in millions)	Implied Equity Value of Pixelworks Shanghai
Management Case	$97 – $129

Comparable Companies Analysis

Morgan Stanley performed a comparable companies analysis, which attempts to provide an implied value of a company by comparing it to similar companies that are publicly traded. Morgan Stanley reviewed publicly available consensus equity analyst research estimates for comparable selected companies, selected based on Morgan Stanley’s professional judgement and experience, that share similar business characteristics and have certain comparable operating characteristics (these companies are referred to as the “comparable companies”).

For purposes of this analysis, Morgan Stanley analyzed the ratio of AV / Revenue estimated for calendar year 2025E of each of the comparable companies based on publicly available financial information for comparison purposes. Morgan Stanley utilized publicly available estimates of AV / Revenue prepared by equity research analysts and compiled by Capital IQ, available as of October 10, 2025. The AV / Revenue for the comparable companies was calculated as of October 10, 2025.

These comparable companies were the following:

Players in Mobile Display Chips	Players in Projector Control Chips	Global CPU / GPU Players

• Novatek • New Vision • Raydium • Fitipower	• Amlogic • Himax	• QUALCOMM • MediaTek

Based on its analysis of the relevant metrics for each of the comparable companies and upon the application of its professional judgment and experience, Morgan Stanley selected representative ranges of AV / Revenue multiples, and applied these ranges of multiples to the estimated Revenue for Pixelworks Shanghai from the management projection in order to calculate an aggregate value, from which Morgan Stanley then adjusted Pixelworks Shanghai’s net Cash as of June 30, 2025 as provided by Pixelworks Shanghai’s management, to reach an implied equity value. Morgan Stanley derived the following ranges of implied equity value, rounded to the nearest $1 million:

Calendar Year Financial Statistic	Selected Multiple Ranges	Implied Equity Value
(in millions)
Street Case
AV / 2025E Revenue	2.2x – 3.2x	$104 – $148

No company utilized in the comparable companies analysis is identical to Pixelworks Shanghai. In evaluating the comparable companies, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond the Company and Pixelworks Shanghai’s control. These include, among other things, the impact of competition on Pixelworks Shanghai’s business and its industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of Pixelworks Shanghai and its industry, and in the financial markets in general.

Precedent Transactions

Morgan Stanley performed a precedent transactions analysis, which is designed to imply a value of a company based on publicly available financial terms of selected transactions that share some characteristics with the potential Sale. No company or transaction reviewed in the precedent transactions analysis was similar enough on business or financial profile, market and financial conditions at the time of the Sale, and industry growth and cycle at the time of the Sale. Morgan Stanley compared publicly available statistics for selected transactions selected based on Morgan Stanley’s professional judgement and experience, that were publicly announced between January 2015 and September 2025 and had an aggregate value implied by the related transaction size between $50 million - $500 million. Morgan Stanley reviewed the transactions below for, among other things, the ratio of the AV implied by the consideration paid in each transaction to each target company’s revenue for the 12-month period prior to the transaction announcement date based on publicly available data as of the date of such announcement (“LTM Revenue”).

Announcement Date	Target	Acquiror
Global Transactions
January 2015 - September 2025	Various	Various
China Transactions
January 2015 - September 2025	Various	Various

These transactions varied significantly based upon company scale, financial metrics, product mix and geography, etc. Based on its analysis of the relevant metrics and time frame for each of the transactions listed above and upon the application of its professional judgment and experience, Morgan Stanley selected the median level of implied AV / Revenue multiple for both Group-Global Transactions and Group-China Transactions, respectively, with range of +/- 0.5x applying to each median level for generating the metric range. Therefore, Morgan Stanley applied metric range of implied AV / Revenue multiples of 1.4x to 2.4x (median level of 1.9x), 2.7x to 3.7x (median level of 3.2x) for Group-Global Transactions and Group-China Transactions, respectively to the 2025E Revenue for Pixelworks Shanghai, with the estimated implied equity value of $69 million – $113 million, $126 million – $170 million, respectively.

No company or transaction utilized in the precedent transactions analysis is identical to Pixelworks Shanghai or VeriSilicon. In evaluating the precedent transactions, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond the Company and Pixelworks Shanghai’s control. These include, among other things, the impact of competition on Pixelworks Shanghai’s business and its industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of Pixelworks Shanghai and its industry, and in the financial markets in general, which could affect the public trading value of the companies and the aggregate value and equity value of the transactions to which they are being compared. Morgan Stanley considered a number of factors in analyzing the consideration. The fact that points in the range of implied values of Pixelworks Shanghai derived from the valuation of precedent transactions were less than or greater than the consideration to be received in transaction was not necessarily dispositive in connection with Morgan Stanley’s analysis of the consideration but was one of many factors Morgan Stanley considered.

General

In connection with the review of the Sale by the Board of Directors, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley’s view of the actual value of Pixelworks Shanghai.

In performing its analyses, Morgan Stanley made numerous assumptions with regard to industry performance, general business, regulatory, economic, market and financial conditions and other matters, all of which generally are beyond the control of the Company and Pixelworks Shanghai. These include, among other things, the impact of competition on the business of Pixelworks Shanghai and its industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of Pixelworks Shanghai and its industry, and in the financial markets in general. Any estimates contained in Morgan Stanley’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness from a financial point of view of the Total Equity Value for 100% of Pixelworks Shanghai, and in connection with the delivery of its opinion to the Board of Directors. These analyses do not purport to be appraisals or to reflect the prices at which shares of the Company’s common stock might actually trade.

The Total Equity Value for 100% of Pixelworks Shanghai was determined through arm’s-length negotiations between the Company and the Buyer and was approved by the Board of Directors. Morgan Stanley acted as financial advisor to the Board of Directors during these negotiations but did not, however, recommend any specific consideration to the Company or the Board of Directors, nor opine that any specific consideration constituted the only appropriate consideration for the Sale. Morgan Stanley’s opinion did not address the relative merits of the Sale as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available.

Morgan Stanley’s opinion was not intended to, and does not, constitute advice or a recommendation as to whether the holders of shares of the Company’s common stock should act or vote in connection with any of the transactions contemplated by the Purchase Agreement. Morgan Stanley’s opinion to the Board of Directors was one of many factors taken into consideration by the Board of Directors in deciding to recommend the transactions contemplated by the Purchase Agreement, including the Sale. Consequently, the analyses as described above should not be viewed as determinative of the opinion of the Board of Directors with respect to the Total Equity Value for 100% of Pixelworks Shanghai pursuant to the Purchase Agreement or of whether the Board of Directors would have been willing to recommend a transaction with different consideration. Morgan Stanley’s opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with Morgan Stanley’s customary practice.

Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of VeriSilicon, the Company, or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument. As of the date of Morgan Stanley’s written opinion, to our knowledge, Morgan Stanley held an aggregate interest in the common stock of both the Company and VeriSilicon that, in each case, represented less than 1% of the issued and outstanding common stock of the Company and VeriSilicon. These interests were held in connection with Morgan Stanley’s (i) investment management business, (ii) wealth management business, including client discretionary accounts or (iii) ordinary course trading activities, including hedging activities.

Under the terms of its engagement, Morgan Stanley has acted as financial advisor to the Board of Directors, including providing the Board of Directors with a written financial opinion described in this section and attached to this Proxy Statement as Annex B, in connection with the Sale, which is required by the terms of our engagement, and the Company has agreed to pay Morgan Stanley a fee of approximately $[●] million for its services, which is payable contingent upon closing of the Sale. The Company has also agreed to reimburse Morgan Stanley for its expenses, including fees of outside counsel, in an amount not to exceed $100,000 without the Company’s consent. In addition, the Company has agreed to indemnify Morgan Stanley and its affiliates, and its and their respective officers, directors, supervisors, employees and agents and each other person, if any, controlling Morgan Stanley or any of them, against certain liabilities and expenses related to, arising out of or in connection with Morgan Stanley’s engagement. In the two years prior to the date of Morgan Stanley’s written opinion, Morgan Stanley has not received from the Company, Pixelworks LLC, Pixelworks Shanghai, any of the Selling Shareholders, or VeriSilicon any fees for financial advisory or financing services. Morgan Stanley and its affiliates may seek to provide financial advisory and financing services to the Company, Pixelworks LLC, Pixelworks Shanghai, the Selling Shareholders, VeriSilicon and their respective affiliates in the future and would expect to receive fees for rendering of these services.

Principal Terms and Conditions of the Purchase Agreement

The summary of the material terms of the Purchase Agreement below and elsewhere in this Proxy Statement is qualified in its entirety by reference to the Purchase Agreement and Amendment, a copy of which are attached as Annex A to this Proxy Statement. We encourage you to carefully read the Purchase Agreement and Amendment in their entirety because this summary may not contain all the information about the Sale that is important to you. The rights and obligations of the parties are governed by the express terms of the Purchase Agreement and not by this summary or any other information contained in this Proxy Statement.

The representations, warranties and covenants described below and contained in the Purchase Agreement were made only for purposes of the Purchase Agreement as of specific dates and may be subject to more recent developments. Such representations, warranties and covenants were made solely for the benefit of the parties to the Purchase Agreement, may be subject to qualifications, limitations and supplemental information agreed upon by the contracting parties in connection with negotiating the Purchase Agreement, including in some cases being qualified by confidential disclosures in connection with the Purchase Agreement, and may apply standards of materiality in a way that is different from those generally applicable to reports and documents Pixelworks files with the SEC. In addition, the representations and warranties may have been included in the Purchase Agreement for the purpose of allocating contractual risk between Pixelworks and the Buyer rather than to establish matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those that may be viewed as material by you or other investors. Further, the representations and warranties were negotiated with the principal purpose of establishing the circumstances in which a party to the Purchase Agreement may have the right not to consummate the Sale if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise. Pixelworks stockholders are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of Pixelworks or Buyer or any of their respective affiliates or businesses. The Purchase Agreement has been described below, and included as Annex A, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding Pixelworks or Buyer or their respective businesses. Accordingly, the representations, warranties, covenants and other agreements in the Purchase Agreement should not be read alone, and you should read the information provided elsewhere in this Proxy Statement and in our filings with the SEC regarding Pixelworks and our business.

General

Under the terms and conditions of the Purchase Agreement, the Buyer will buy all of the shares of Pixelworks Shanghai owned by Pixelworks LLC and the other Seller Shareholders and assume certain obligations associated with Pixelworks Shanghai at the Closing.

Purchase Price

The total Purchase Price for all of the outstanding shares of Pixelworks Shanghai other than those held by Verisilicon at the Closing is RMB 930 million, net of unpaid transaction expenses (paid in accordance with the Purchase Agreement and the Amendment).

Under the terms set forth in the Purchase Agreement, the Buyer will purchase all of the shares of Pixelworks Shanghai held by Pixelworks LLC as of the Closing, as well as the shares of the other shareholders of Pixelworks Shanghai other than VeriSilicon (the “Selling Shareholders” and, together with VeriSilicon, the “Minority Shareholders”). Pixelworks LLC currently owns approximately 78.1% of the outstanding shares of Pixelworks Shanghai. As discussed in more detail under “Repurchase Rights of the Minority Shareholders of Pixelworks Shareholders and Support Agreements”, Pixelworks LLC is expected to hold 49.5% of the outstanding shares of Pixelworks Shanghai immediately prior to completion of the Sale. Following the transfer of shares of Pixelworks Shanghai to the Minority Shareholders under the Support Agreements and net of transaction costs and withholding taxes in China, the Company estimates that the cash proceeds from the Sale to be received by Pixelworks LLC from the Sale will range from approximately $50 million to approximately $60 million. The Amendment amends the Purchase Agreement by allocating the financial responsibility for all transaction expenses between Pixelworks and the Buyer such that the Buyer will pay for transaction expenses up to the lesser of 20% or $1.1 million in U.S. dollars, and Pixelworks will be responsible for paying all remaining transaction expenses.

Closing

The Closing will take place electronically on the tenth Business Day after the satisfaction or waiver of all of the conditions to the Closing set forth in the Purchase Agreement, other than those conditions precedent that are to be satisfied at the Closing (but subject to the satisfaction or waiver of such conditions at the Closing), or such other day as the Buyer and Pixelworks LLC mutually agree in writing.

Representations and Warranties

The Purchase Agreement contains representations and warranties of Pixelworks LLC and the Selling Shareholders relating to, among other things, corporate organization, authority, consents, title to the Pixelworks LLC shares to be purchased under the Purchase Agreement, litigation and non-reliance (except with respect to Pixelworks LLC’s and the Selling Shareholders’ representations and warranties).

The Purchase Agreement contains representations and warranties of Pixelworks LLC with regard to Pixelworks Shanghai relating to, among other things, corporate organization, authority, third party consents and breach of other agreements, capitalization of Pixelworks Shanghai and its subsidiaries, financial statements, liabilities, title to properties, real property and construction projects, material contracts, intellectual property, litigation, tax matters, regulatory matters, compliance with laws, environmental matters, employees and employee benefit matters, brokers, customers and suppliers, insurance, related party transactions, IT systems, solvency, anti-bribery, absence of changes, effect of the disclosure schedules, full disclosure, seller acknowledgements, and non-reliance (except with respect to Pixelworks LLC’s representations and warranties).

The Purchase Agreement contains representations and warranties of Buyer relating to, among other things, corporate organization, authority, absence of conflicts, brokers, consents, litigation, financial solvency after giving effect to the Sale, and non-reliance (except with respect to Buyer’s representations and warranties).

Many of the representations and warranties contained in the Purchase Agreement are qualified by a general materiality standard, reference to our disclosure schedules or a material adverse effect standard (that is, they will not be deemed to be untrue or incorrect without such qualification or reference included in our disclosure schedules). Except for the representations and warranties contained in the Purchase Agreement (including the disclosure schedules), none of Pixelworks, Pixelworks LLC or any other person has made or makes any representation or warranty, on behalf of Pixelworks, as to Pixelworks Shanghai or the shares to be sold by Pixelworks.

Survival of Representations and Warranties

The representations and warranties of Pixelworks LLC on behalf of Pixelworks Shanghai in the Purchase Agreement will survive the Closing for a period of two years after the Closing Date; except that the representations and warranties of (i) Pixelworks LLC on behalf of Pixelworks Shanghai with respect to corporate organization, authority, third party consents and breach of other agreements, capitalization of Pixelworks Shanghai and subsidiaries, material contracts, employees and employee benefit matters, and brokers, and (ii) the Selling Shareholders with respect to corporate organization, authority, third party consents and breach of other agreements, and title to the shares to be sold by the Selling Shareholders, shall survive for a period of three years after the Closing Date.

Conduct of the Business Prior to Closing

From the date of the Purchase Agreement until the Closing, or earlier termination of the Purchase Agreement, without the prior written consent of the Buyer, Pixelworks Shanghai shall, and shall use commercially reasonable efforts to cause the Acquired Companies (as defined in the Purchase Agreement) other than Pixelworks Shanghai to, conduct their businesses in the ordinary course of business and maintain the books and records of Pixelworks Shanghai and its subsidiaries consistent with past practices.

Restrictive Covenants

For a period of five years after the Closing Date, (i) Pixelworks and Pixelworks LLC shall not and shall cause its Affiliates not to, directly or indirectly engage or participate in any business that is substantially similar to the Business as conducted as of the Closing Date; and (ii) the Buyer shall not, and shall cause its Affiliates note to, directly or indirectly engage or participate in any business that involves or provides software and services for digital video creation, remastering, and streaming.

Cross License

Each of Pixelworks Shanghai (including all affiliates) and the Company (including all affiliates) will grant to the other party a fully paid, royalty-free license under all of their patents to practice their respective businesses, and will agree not to use their patents to participate in any substantially similar business.

Conditions to Closing

Each party’s obligations to effectuate the Sale is subject to the satisfaction or waiver of the following conditions:

•	No order or law is enacted by a governmental authority that makes the Sale illegal or otherwise prohibits the Sale;

•	The stockholders and board of directors of Pixelworks Shanghai shall have approved the Sale.

•	The stockholders and Board of Pixelworks shall have approved the Sale as set forth in Proposal 1.

•	All waivers and consents required to consummate the Sale shall have been received.

Buyer’s obligations to effectuate the Sale is subject to the satisfaction or waiver of the following additional conditions:

•

The representations and warranties of each Selling Shareholder and Pixelworks LLC on behalf of Pixelworks Shanghai shall be true and correct in all respects or in all material respects (if so qualified), as of the Closing as though then made (unless such matters are only as of a particular date or only with respect to a particular period of time);

•

Each Selling Shareholder shall have performed in all material respects all agreements, covenants and obligations required by the Purchase Agreement required to be performed by it on or before the Closing Date;

•

Pixelworks Shanghai shall have performed in all material respects all agreements, covenants and obligations required by the Purchase Agreement required to be performed by it on or before the Closing Date;

•	No event or development shall have occurred and remain occurring that has a Material Adverse Effect;

•

Pixelworks Shanghai or its subsidiaries, as applicable, shall have entered into an employment agreement, a confidentiality agreement, non-compete, non-solicitation and invention assignment agreement with each of the Key Employees, with copies delivered to the Buyer;

•	Pixelworks shall have entered into an Intellectual Property Transfer and License Agreement transferring or licensing certain of Pixelworks’ patents to Pixelworks Shanghai;

•

Pixelworks and Pixelworks LLC shall have taken all necessary actions such that Pixelworks Shanghai or one of its subsidiaries will acquire or have acquired all rights, and assume all of the obligations under specified contracts; and

•	Filings with certain Chinese governmental agencies shall have been completed, and the licenses, filings, etc., thereto shall have been received by the Buyer.

Termination of the Purchase Agreement

The Purchase Agreement may be terminated at any time prior to the Closing as follows:

•	By mutual written agreement of the Buyer and Pixelworks LLC;

•	By the Buyer or Pixelworks LLC if:

•

the Closing has not occurred on or before December 15, 2025, which date may be extended by mutual agreement; provided, however, that a party may not terminate the Purchase Agreement if the party is in breach of any of its respective covenants or obligations and such breach causes or results in the failure of the Closing to occur by December 15, 2025; or

•

any court of competent jurisdiction or other governmental authority has issued a final and non-appealable order restraining, enjoining or otherwise prohibiting the transactions contemplated in the Purchase Agreement.

•	By the Buyer if:

•	any of the representations and warranties of Pixelworks LLC are untrue or inaccurate;

•

either of Pixelworks or Pixelworks Shanghai breaches or fails to perform any of its covenants or obligations under the Purchase Agreement and such breach or failure has not been cured within thirty days after the written notice is given by Buyer to Pixelworks LLC of such breach or failure; and

•

the conditions precedent to Closing have been satisfied or waived and after notice from Buyer of its willingness to consummate the transactions contemplated by the Purchase Agreement, Pixelworks LLC fails to consummate the transactions contemplated by the Purchase Agreement within five business days following Buyer’s delivery of such notice.

•	By Pixelworks LLC if (the “Pixelworks Conditions”):

•	any of the representations and warranties of Buyer are untrue or inaccurate;

•

Buyer breaches or fails to perform any of its covenants or obligations under the Purchase Agreement and such breach or failure has not been cured within thirty days after the written notice is given by Pixelworks LLC to Buyer of such breach or failure; and

•

the conditions precedent to Closing have been satisfied or waived and after notice from Buyer of its willingness to consummate the transactions contemplated by the Purchase Agreement, Pixelworks LLC fails to consummate the transactions contemplated by the Purchase Agreement within five business days following Buyer’s delivery of such notice.

Termination Fees

If the Buyer terminates the Purchase Agreement, Pixelworks LLC will be required to pay a termination fee of $5,000,000 in U.S. dollars to the Buyer if Pixelworks LLC is in breach of any of its covenants or other obligations thereunder, which breach causes, or results in, the failure of the Closing to occur by December 15, 2025, or certain representations and warranties of Pixelworks LLC are not true immediately prior to the Closing.

If Pixelworks LLC terminates the Purchase Agreement, the Buyer must pay a termination fee of $5,000,000 in U.S. dollars to Pixelworks LLC in the following circumstances:

•	if the Buyer is in breach of any of its covenants or other obligations thereunder, which breach causes, or results in, the failure of the Closing to occur by December 15, 2025; or

•	pursuant to the Pixelworks Conditions.

Confidentiality

The Buyer and Pixelworks Shanghai are parties to a confidentiality agreement dated February 25, 2025, pursuant to which each of them has agreed to keep confidential the information provided to such party in connection with the Purchase Agreement or the Sale, with the confidentiality agreement continuing in full force and effect if the Purchase Agreement is terminated for any reason prior to the Closing.

Indemnification

After the Closing, (i) Pixelworks LLC and the Selling Shareholders will indemnify the Buyer (and Buyer Indemnified Persons) for any losses (as defined in the Purchase Agreement) arising out of any breach or inaccuracy of its representations and warranties in Article 2 of the Purchase Agreement, or any failure to perform any of its covenants or obligations; and (ii) Pixelworks LLC will indemnify the Buyer (and Buyer Indemnified Persons) for any losses (as defined in the Purchase Agreement) arising out of any breach or inaccuracy of its representations and warranties in Article 3 of the Purchase Agreement, or any failure by the Company to perform any of its covenants or obligations. Additionally, Pixelworks LLC will indemnify the Buyer Indemnified Persons for any losses arising out of specified events; provided Pixelworks LLC is only required to pay amounts exceeding RMB 2,000,000.00 for any pending investigations, proceedings or claims by any Tax Authority against any Acquired Company disclosed in the Disclosure Schedules. After the Closing, the Buyer will indemnify Pixelworks, Pixelworks LLC, and each Selling Shareholder (and Seller Indemnified Persons) for any losses arising out of (i) any breach or inaccuracy of any representation and warranty or any failure to perform any of its covenants or obligations, or (ii) any failure of Pixelworks Shanghai to perform any of its covenants or obligations under the Purchase Agreement.

The indemnification obligations include the following limitations:

•

Buyer Indemnified Persons will not be entitled to indemnification until the aggregate amount of all losses exceeds 0.5% of the Purchase Price (as adjusted to account for any Joining Sellers (as defined in the Purchase Agreement), in which event the Buyer Indemnified Persons will be entitled to make a claim for recovery of all losses from the first dollar;

•	The aggregate liability of Pixelworks LLC to Buyer Indemnified Persons shall not exceed a total of US $50,000,000, except for indemnification claims for fraud; and

•	The amounts for which Selling Shareholders and Pixelworks LLC shall be liable shall be net of any insurance proceeds received by the Buyer Indemnified Persons in respect of any such losses.

Governing Law and Dispute Resolution

The Purchase Agreement is governed by the laws of the People’s Republic of China, and for the sole purpose of the Purchase Agreement, excluding Hong Kong Special Administrative Region, Macau Special Administrative Region and the Taiwan islands. The parties have agreed that any legal dispute will be settled by arbitration at the Shanghai International Arbitration Center (“SHIAC”) in Shanghai in accordance with the Rules of Arbitration of the SHIAC.

Repurchase Rights of the Minority Shareholders of Pixelworks Shanghai and Support Agreements

As discussed under “Background of the Sale”, part of this transaction includes the release of the Company and its affiliates from certain repurchase rights held by the Minority Shareholders of Pixelworks Shanghai. During 2021 and 2022 we entered into several financing transactions with the Minority Shareholders, which are certain private equity and strategic investors based in China (collectively, the “Investors”) and certain entities which collectively are owned by approximately 75% of the employees of Pixelworks Shanghai and its subsidiaries (collectively, the “ESOPs”). As a result of these financing transactions, the Minority Shareholders hold approximately 21.9% of the outstanding shares of Pixelworks Shanghai. As part of the financing transactions, the Investors and the ESOPs received certain rights to cause Pixelworks LLC to repurchase their shares if certain events occurred (i) following the failure of Pixelworks Shanghai to achieve the Listing on or before specified dates, at the original purchase price, or (ii) upon a change in control of Pixelworks Shanghai, at the original purchase price, plus, with respect to the Investors, a premium of 10% or 20%t, depending on the Investor. In addition, the ESOPs received rights to be paid annual interest upon such repayment at specified annual rates of interest from the date of purchase of their Pixelworks Shanghai shares. Because the Listing did not occur by December 31, 2024, and the Sale will constitute a change in control of Pixelworks Shanghai, the repurchase rights and rights to receive interest w would have taken effect upon the Sale. Since all of the Minority Shareholders invested at a significantly higher valuation of Pixelworks Shanghai than reflected in the Sale, the cost to fulfill the repurchase rights would have been difficult for the Company to sustain. Thus, the Company negotiated for the release of such rights as part of the Sale at a discount from the full amounts that would have been owed, using shares of Pixelworks Shanghai instead of cash. For additional details about the repurchase rights, see Notes 13 and 14 to the financial statements included in the 2025 Second Quarter Form 10-Q Report.

The number of shares of Pixelworks Shanghai to be transferred to the Minority Shareholders pursuant to the Support Agreements was determined by negotiations between the Company and the Minority Shareholders. In exchange for receiving such shares, the Minority Shareholders agreed to terminate, waive, and release the repurchase rights and guaranteed returns described above that otherwise would have been payable to the Minority Shareholders. The Company negotiated this exchange in order to maximize the amount of cash to be returned to the Company in the Sale. As a result of the exchange, the Minority Shareholders will receive a return of their original investment in Pixelworks Shanghai plus, for certain Minority Shareholders, 5% annual interest through December 31, 2024.

The purpose of the Support Agreements is to evidence and effectuate the agreement of the Minority Shareholders to support the Sale and to release their repurchase rights, the agreement of Pixelworks LLC to transfer some of its shares of Pixelworks Shanghai to the Minority Shareholders immediately prior to the Closing, and the Selling Shareholders to sell their shares in Pixelworks Shanghai in accordance with the terms of the Purchase Agreement. All of the Minority Shareholders have signed the Support Agreements. As a result, at the Closing, the Minority Shareholders will hold approximately 50.5% of the outstanding shares of Pixelworks Shanghai. All of the Selling Shareholders have signed the Purchase Agreement and will sell those shares to the Buyer; VeriSilicon will remain as a shareholder of Pixelworks Shanghai, but will be bound by the release.

No Dissenters’ Rights in Respect of the Sale

Oregon law does not provide our shareholders with appraisal or dissenters’ rights in connection with the Sale.

Certain U.S. Federal Income Tax Consequences of the Sale

The sale of our shares of Pixelworks Shanghai will be a taxable event for U.S. federal income tax purposes. We do not anticipate that we will incur U.S. federal income tax liabilities as a result of the transaction due to the availability of net operating loss carryforwards. We will, however, incur withholding tax in China on the gain.

Shareholder Approval of the Sale

The affirmative vote of the holders of 67% of the total shares of common stock of Pixelworks outstanding and entitled to vote at the Special Meeting on Proposal 1 is required for approval. Unless otherwise instructed in the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” this proposal. Abstentions and broker non-votes on Proposal 1 will have the effect of a negative vote.

Unanimous Recommendation of the Board of Directors

The Board of Directors recommends unanimously that you cast your vote “FOR” the approval of Proposal 1.

INTERESTS OF PIXELWORKS DIRECTORS AND EXECUTIVE OFFICERS IN THE SALE

Certain of our directors and executive officers may be deemed to have interests in the Sale that are in addition to their interests as shareholders of Pixelworks generally. The Board was aware of these interests and considered them, among other things, in approving the Sale and recommending that it be approved by shareholders. The Company has two executive officers, Todd A. DeBonis, our Chief Executive Officer, and Haley F. Aman, our Chief Financial Officer, who are referred to as our named executive officers in the discussion that follows.

Compensation that May Be Paid to our Named Executive Officers Based on the Sale

Cash Bonuses. The Company entered into Transaction Bonus Agreements with each of our named executive officers that provide the opportunity for each of them to earn a cash bonus based on the closing of the Sale before December 31, 2025. A bonus will be payable if the Sale results in the receipt of net cash proceeds by the Company of between $40 million (the “Minimum”) and $70 million (the “Maximum”) and otherwise qualifies. The Sale will qualify if the Company, directly or indirectly, will hold no more than 20% of the total outstanding shares of Pixelworks Shanghai following the Closing. The amount of the bonuses will be calculated based on the net cash proceeds received by the Company from the Sale. The bonus amount payable for net cash proceeds below the Maximum would be reduced by $1,000 for every $100,000 reduction in net cash proceeds received. Payment of a bonus and the amount thereof will be in the sole discretion of our Board with respect to net cash proceeds in an amount below the Minimum or above the Maximum. The bonuses, if any, will be payable within 60 days following the closing of the Sale.

PRSUs. The Company granted awards of PRSUs to our named executive officers in each of 2023, 2024 and 2025, with one-third of the shares covered by each award eligible to vest based on services performed during each of the years in the three-year period beginning with the grant year. The Board’s compensation committee approves performance goals each fiscal year for the three tranches eligible to vest with respect to that fiscal year. For fiscal year 2025, the compensation committee approved a performance goal pursuant to which 80% of the shares covered by the three eligible tranches combined will vest if the Company receives net cash proceeds of at least $37.5 million in the Sale. The number of PRSUs that would vest is subject to adjustment based on the Company’s total shareholder return (“TSR”) as follows:

•	If the Company’s TSR during fiscal year 2025 is ≥ the 55th percentile of the TSR of the Company’s peer group, the number of PRSUs that would otherwise vest would be increased by 10%;

•	If the Company’s TSR during fiscal year 2025 is between the 45th and 55th percentiles of the TSR of the peer group, no modification to the vesting of the PRSUs would be made; and

•	If the Company’s TSR during fiscal year 2025 is < the 45th percentile of the TSR of the peer group, the number of ORSUs that would otherwise vest would be decreased by 10%.

Golden Parachute Compensation Table. The following table sets forth the cash and value of shares that the Company’s named executive officers would receive in connection with the Sale on a pre-tax basis.

Named Executive Officer	Cash ($) (1)	Equity ($)(2)			Total ($)
Todd A. DeBonis	$600,000	$	[	●] (3)	$	[	●]
Haley F. Aman	$325,000	$	[	●] (4)	$	[	●]

(1)	Assumes that the Sale yields net cash proceeds at the Maximum.
(2)	Based on the average closing market price of the Company’s common stock over the first five business days following the first public announcement of the potential Sale transaction, $[●] per share.
(3)	Based on the vesting of 16,111 shares of the Company’s common stock under the terms of the PRSUs described above. Assumes that no adjustment will be made for the Company’s TSR for fiscal year 2025.

(4)	Based on the vesting of 7,889 shares of the Company’s common stock under the terms of the PRSUs described above. Assumes that no adjustment will be made for the Company’s TSR for fiscal year 2025.

Equity Ownership

As of the Record Date, our directors held awards of RSUs covering a total of 58,964 shares of our common stock and our executive officers held RSUs covering a total of shares of our common stock. In addition, two of our directors held stock options to purchase a total of 9,074 shares of our common stock at a weighted average exercise price of $23.69 per share.

PROPOSAL 2: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

Pursuant to Section 14A of the Exchange Act, Pixelworks is providing its shareholders with the opportunity to cast an advisory (non-binding) vote to approve the compensation that may be paid or become payable to its named executive officers that is based on or otherwise relates to the Sale, as disclosed in the section entitled “Interests of Pixelworks Directors and Executive Officers in the Sale—Transaction Bonuses Payable to Our Named Executive Officers.” As required by Section 14A of the Exchange Act, Pixelworks is asking its shareholders to vote to adopt the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Sale as disclosed pursuant to Item 402(t) of Regulation S-K in the section of the proxy statement entitled “Compensation that May Be Paid to Our Named Executive Officers Based on the Sale”, are hereby APPROVED.”

The vote to approve the Sale-related named executive officer compensation proposal is separate and apart from the vote to approve the Sale. Accordingly, a shareholder may vote to Proposal 2 and vote not to approve the Sale pursuant to the Purchase Agreement or vice versa. Because the vote on Proposal 2 is advisory only, it will not be binding on the parties to the Sale. If the Sale is completed, the Sale-related named executive officer compensation subject to the Sale-related named executive officer compensation proposal will be paid to Pixelworks’ named executive officers to the extent payable in accordance with the terms of the related agreements between the Company and our named executive officers, even if our shareholders do not approve Proposal 2.

The approval of the Sale-related named executive officer compensation proposal is not a condition to the completion of the Sale.

Shareholder Approval of Proposal 2

The affirmative vote of the holders of a majority of the total votes cast either affirmatively or negatively at the Special Meeting on Proposal 2 is required for approval. Unless otherwise instructed in the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” this proposal. Abstentions and broker non-votes, if any, with respect to this Proposal 2 will have no effect.

Unanimous Recommendation of the Board of Directors

The Board of Directors recommends unanimously that you cast your vote “FOR” the approval of Proposal 2.

PROPOSAL 3: THE ADJOURNMENT PROPOSAL

Overview

A proposal will be submitted to the shareholders at the Special Meeting to grant discretionary authority to our Board of Directors to adjourn the Special Meeting from time to time, if necessary or appropriate, to establish a quorum or, even if a quorum is present, to permit further solicitation of proxies if there are not sufficient votes cast at the time of the Special Meeting in favor of Proposal 1. Any adjournment of the Special Meeting may be made by an announcement made at the Special Meeting. Any adjournment of the Special Meeting for the purpose of soliciting additional proxies will allow shareholders who have already sent in their proxies to revoke them at any time prior to the time that the proxies are used.

For the avoidance of doubt, any proxy authorizing the adjournment of the Special Meeting shall also authorize successive adjournments thereof, at any meeting so adjourned, to the extent necessary for us to solicit additional proxies in favor of the adoption of any such proposal.

Shareholder Approval of Proposal 3

The affirmative vote of the holders of a majority of the total votes cast either affirmatively or negatively at the Special Meeting on Proposal 3 is required for approval. Unless otherwise instructed in the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” this proposal. Abstentions and broker non-votes, if any, with respect to this Proposal 3 will have no effect.

Unanimous Recommendation of the Board of Directors

The Board of Directors recommends unanimously that you cast your vote “FOR” the approval of Proposal 3.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership as of October 17, 2025 of our common stock by:

(i)	Each person known by the Company to be the beneficial owner of more than five percent of the Company’s common stock;

(ii)	Each Director and each Director nominee of the Company;

(iii)	Each Named Executive Officer (as defined below) of the Company; and

(iv)	All current executive officers and Directors as a group.

Applicable percentage ownership is based on [●] shares of common stock outstanding at October 17, 2025. For purposes of computing the amounts reported under “Number of Shares Beneficially Owned” and “Percentage Beneficially Owned” for each person or group of persons named below, the number of shares subject to stock options and RSUs that will become exercisable or vest within 60 days after October 17, 2025 (which are shown in the columns to the right) are deemed to be outstanding, but are not deemed to be outstanding for purposes of computing the beneficial ownership of any other person or group of persons.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned		Percentage Beneficially Owned	Number of Shares Subject to Options Exercisable Within 60 Days of October 17, 2025	Number of RSUs That Vest Within 60 Days of October 17, 2025
Greater than 5% Shareholders:
Alex Cushner (2)	497,288		7.9%	—	—
Robert W. Baird & Co. Incorporated and related entities (3)	355,173		5.9%	—	—
The Vanguard Group (4)	270,598		4.3%	—	—
Directors, Nominees and Named Executive Officers:
Dean W. Butler	15,302	*		4,094	—
C. Scott Gibson	30,476	*		—	—
Daniel J. Heneghan	36,217	*		—	—
John L. Liu	12,187	*		3,479	—
Todd A. DeBonis	134,375		2.1%	—	6,875
Haley F. Aman	20,019	*		—	3,749
All current directors and executive officers as a group (6 persons)	248,576		3.9%	7,573	10,624

*	Less than 1%.
(1)

Unless otherwise indicated in these footnotes, each of the beneficial owners listed has, to our knowledge, sole investment and voting power with respect to the indicated shares of common stock, subject to community property laws, where applicable. Unless otherwise indicated, the address for each individual listed above is c/o Pixelworks, Inc., 16760 SW Upper Boones Ferry Rd. Ste. 101, Portland, OR 97224.

(2)

Based on a Schedule 13G/A filed on February 14, 2025, by Alex Cushner, Mr. Cushner may be deemed to beneficially own 497,288 shares, with sole voting and dispositive power with respect to 14,358 shares, and shared voting and dispositive power with respect to 482,930 shares. Mr. Cushner is deemed to beneficially own 482,930 shares held in client accounts over which he holds discretionary authority. These shares are also reported as beneficially owned by Robert W. Baird & Co. Incorporated (“RWB”), Mr. Cushner’s employer, as set forth in a Schedule 13G filed with the SEC on February 11, 2025. The respective clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, such securities. Mr. Cushner declared that his discretionary authority in respect of these shares shall not be construed as an admission that he is the beneficial owner thereof. The address of the reporting person is 30 Sarah Drive, Mill Valley, CA 94941.
(3)

Based on a Schedule 13G/A filed jointly on February 11, 2025, by RWB, Baird Financial Corporation (“BFC”), and Baird Financial Group, Inc. (“BFG”) (collectively, “Baird Reporting Units”), each of RWB, BFC and BFG may be deemed to beneficially own 355,173 shares with respect to which they have shared voting and dispositive power. The Schedule 13G/A includes those securities beneficially owned or deemed beneficially owned by the Baird Reporting Units that have been aggregated together in accordance with SEC Release No. 34-39538 (January 12, 1998) (the “Release”) for purposes of filing the schedule. The schedule does not include securities, if any, beneficially owned or deemed beneficially owned by the Baird Reporting Units or their respective subsidiaries or affiliates that has been disaggregated from that of the Baird Reporting Units in accordance with the Release. In accordance with Rule 13d-4 of the Securities Act, the reporting persons expressly declare that the filing of the schedule shall not be construed as an admission that a reporting person is, for purposes of Section 13(d) or 13(g) of the Securities Act, the beneficial owner of any securities covered by the schedule. RWB is owned directly by BFC and BFC is, in turn, owned by BFG, which is the ultimate parent company of RWB. The address of the reporting persons is 777 East Wisconsin Avenue, Milwaukee, WI 53202.

(4)

Based on a Schedule 13G/A filed on July 29, 2025, by The Vanguard Group (“Vanguard”), Vanguard may be deemed to beneficially own 270,598 shares, with sole dispositive power with respect to 269,298 shares, and shared dispositive power with respect to 1,300 shares. The address of the reporting person is 100 Vanguard Blvd, Malvern, PA 19355.

ADDITIONAL INFORMATION

Expenses and Solicitation

The Company will bear the cost of this solicitation. Our Directors, officers, and other employees, without additional compensation, may also solicit proxies personally or in writing, by telephone, email, or otherwise. We are required to request that brokers and nominees who hold stock in their names furnish our proxy materials to the beneficial owners of the stock, and we must reimburse these brokers and nominees for the expenses of doing so in accordance with statutory fee schedules.

The Company has retained Alliance Advisors, LLC (“Alliance Advisors”) to assist it in the solicitation of proxies. Alliance Advisors will solicit proxies on behalf of the Company from individuals, brokers, bank nominees and other institutional holders in the same manner described above. Alliance Advisors will receive a base fee of $15,000, plus approved and reasonable out-of-pocket expenses, for its services to the Company for the solicitation of the proxies. The Company has also agreed to indemnify Alliance Advisors against certain claims.

Shareholders with any questions regarding the Special Meeting can contact Alliance Advisers at 1-855-206-1342, or via email at PXLW@allianceadvisors.com

Householding of Proxy Materials

We are “householding” our proxy materials pursuant to Securities and Exchange Commission (“SEC”) rules. This procedure allows the Company to reduce its printing costs, mailing costs and fees by delivering one copy of our proxy materials to multiple shareholders who share the same mailing address, unless the Company received contrary instructions from an affected shareholder.

We will promptly deliver upon written or oral request a separate copy of this Proxy Statement to any shareholder at a shared address to which a single copy was delivered. To request a separate copy, shareholders may write or call the Company at our principal executive offices:

Pixelworks, Inc.

Attn: Secretary

16760 SW Upper Boones Ferry Rd, Suite 101

Portland, Oregon 97224

(503) 601-4545

Shareholders of record who would like to revoke householding consent and receive a separate copy of proxy materials, and shareholders sharing an address and receiving multiple copies of proxy materials who would like to give householding consent and request delivery of a single copy of these documents, should contact Broadridge Financial Solutions, Inc., either by calling toll free at (800) 579-1639 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Within 30 days of receipt of revocation of a shareholder’s consent, the shareholder will be removed from the householding program. If you hold your shares in street name, please contact your bank, broker or other holder of record to request information about householding.

Deadlines for Submission of Shareholder Proposals and Nominations for Our 2026 Annual Meeting

If a shareholder wishes to present a proposal to be included in the Company’s 2026 proxy statement, the proponent and the proposal must comply with the proxy proposal submission rules of the SEC. Pursuant to Rule 14a-8 under the Exchange Act, any such proposal must be received by the Company no later than December 22, 2025. If the Company changes the date of its 2026 Annual Meeting by more than 30 days from the date of the Special Meeting, under the Company’s Third Amended and Restated Bylaws, notice by the shareholder must be received by the Secretary of the Company not later than the close of business on the later of (a) the 90th day prior to such Special Meeting and (b) the 10th day following the day on which public announcement of the date of such meeting is first made. Shareholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of the applicable securities laws. The submission of a shareholder proposal does not guarantee that it will be included in the Company’s proxy statement.

Under the Company’s Third Amended and Restated Bylaws, a proposal or nomination of a Director that a shareholder submits must be delivered to or mailed and received at the Company’s principal executive offices by the Secretary of the Company not less than 90 days nor more than 120 days in advance of the anniversary of the date of the Company’s proxy statement provided in connection with the previous year’s Special Meeting of shareholders. A shareholder’s submission must include certain specific information concerning the proposal or nominee, as the case may be, in accordance with the Third Amended and Restated Bylaws. The presiding officer of the meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure.

In addition to satisfying the applicable advance notice procedures in the Company’s Third Amended and Restated Bylaws, shareholders who intend to solicit proxies in support of director nominees other than our nominees for the 2026 Annual Meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act. Notice must be delivered to or mailed and received at the Company’s principal executive offices by the Secretary of the Company no later than March 24, 2026. If the Company changes the date of its 2026 Annual Meeting by more than 30 days from the date of the Annual Meeting, notice by the shareholder must be received by the Secretary of the Company not later than the close of business on the later of (a) 60 calendar days prior to the date of the 2026 Annual Meeting or (b) the 10th calendar day following the day on which public announcement of the date of such meeting is first made.

Where You Can Find More Information; Incorporation by Reference

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. These filings are deemed to be incorporated by reference into this Proxy Statement. We make these filings available on our Internet website at www.pixelworks.com, free of charge, as soon as practicable after we electronically file such reports with the SEC. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Proxy Statement will be deemed modified, superseded or replaced for purposes of this Proxy Statement to the extent that a statement contained in this Proxy Statement modifies, supersedes or replaces such statement.

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this proxy statement. Information that is incorporated by reference is considered to be part of this proxy statement and you should read it with the same care that you read this proxy statement. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this proxy statement, and will be considered to be a part of this proxy statement from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this proxy statement:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 13, 2025, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on March 19, 2025;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, and June 30, 2025, and filed on May 14, 2025, and August 13, 2025, respectively;

•	our Current Reports on Form 8-K filed with the SEC on February 12, 2025, March 3, 2025, March 10, 2025, March 25, 2025, May 6, 2025, May 30, 2025, October 6, 2025, and October 16, 2025, ; and

•

The description of our common stock contained in  Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on March 11, 2020, together with any amendments or reports filed for the purpose of updating such description.

In addition, all documents (other than Current Reports furnished under Items 2.02 or 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement shall be deemed to be incorporated by reference into this Proxy Statement. Written requests should be mailed to Pixelworks, Inc., Attn: Secretary, 16760 SW Upper Boones Ferry Rd. Ste. 101 Portland, OR 97224.

Other Business

As of the date of this Proxy Statement, the Board does not know of any other matters to be presented for action by the shareholders at the Special Meeting. If, however, any other matters not now known are properly brought before the Special Meeting, proxies held by the Board will be voted on such other matters as determined by a majority of the Board.

BY ORDER OF THE BOARD OF DIRECTORS

Todd A. DeBonis
President and Chief Executive Officer (Principal Executive Officer)

Portland, Oregon

[●], 2025

Annex A

SHARE PURCHASE AGREEMENT

BY AND AMONG

TIANSUI XINYUAN TECHNOLOGY (SHANGHAI) CO., LTD. (天遂芯愿科技（上海）

有限公司),

PIXELWORKS SEMICONDUCTOR TECHNOLOGY COMPANY, LLC,

PIXELWORKS, INC.,

OTHER SELLERS

AND

PIXELWORKS SEMICONDUCTOR TECHNOLOGY (SHANGHAI) CO., LTD.

dated as of October 15, 2025

A-i

A-ii

EXHIBITS

Exhibit A – Definitions

Exhibit B – Consideration Allocation Schedule

Exhibit C – Form of Share Transfer Agreement

Exhibit D – Locked Box Accounts

Exhibit E – Intercompany Agreements

Exhibit F – List of Corporate Instruments

Exhibit G – Key Employee List

Exhibit H – Contracts to be Novated and Transferred

Exhibit I – Form of Amendment Agreement

A-iii

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (this “Agreement”), dated as of October 15, 2025, is by and among:

1. Tiansui Xinyuan Technology (Shanghai) Co., Ltd. (天遂芯愿科技（上海）有限公司), a PRC limited liability company (the “Buyer”);

2. Pixelworks Semiconductor Technology Company, LLC, an Oregon limited liability company (“PX Seller”, or the “Seller Representative”);

3. Pixelworks, Inc., an Oregon corporation (“PX Parent”, together with PX Seller, the “PX Seller Group”);

4. Shanghai MTM Equity Investment Fund Partnership (Limited Partnership) (上海超越摩尔股权投资基金合伙企业（有限合伙）), a PRC limited partnership;

5. Qingdao MTM Venture Capital Partnership (Limited Partnership) (青岛超越智芯创业投资合伙企业（有限合伙）), a PRC limited partnership;

6. Beijing E-town Changhou Display Chip Venture Capital Center (Limited Partnership) (北京屹唐长厚显示芯片创业投资中心（有限合伙）), a PRC limited partnership ;

7. Hangzhou Canaan Intelligence Information Technology Co., Ltd. (杭州嘉楠耘智信息科技有限公司), a PRC limited liability company;

8. Hainan Qixin Investment Partnership (Limited Partnership) (海南启芯投资合伙企业（有限合伙）), a PRC limited partnership;

9. Suzhou Saixiang Equity Investment Partnership (Limited Partnership) (苏州赛橡股权投资合伙企业（有限合伙）), a PRC limited partnership;

10. Yangzhou Qizheng Equity Investment Partnership (Limited Partnership) (扬州启正股权投资合伙企业（有限合伙）), a PRC limited partnership;

11. Xuan Xin Miao (Shanghai) Management Consulting Partnership (Limited Partnership) (轩芯邈（上海）管理咨询合伙企业（有限合伙）), a PRC limited partnership;

12. Yi Xin Ran (Shanghai) Management Consulting Partnership (Limited Partnership) (翼芯然（上海）管理咨询合伙企业（有限合伙）), a PRC limited partnership;

13. Chunhe Hong Kong Limited (春和香港有限公司), a Hong Kong limited liability company;

14. Ting Xin Lan (Shanghai) Management Consulting Partnership (Limited Partnership) (汀芯兰（上海）管理咨询合伙企业（有限合伙）), a PRC limited partnership;

15. Jing Xin Ying (Shanghai) Management Consulting Partnership (Limited Partnership) (静芯影（上海）管理咨询合伙企业（有限合伙）), a PRC limited partnership (Parties listed under items 2, 4 through 15 each, a “Seller” and, collectively, “Sellers”; Parties listed under items 11 through 15, “ESOP Platforms”); and

16. Pixelworks Semiconductor Technology (Shanghai) Co., Ltd. (逐点半导体（上海）股份有限公司), a PRC company limited by shares (the “Company”).

The Buyer, the Sellers, and the Company are sometimes each individually referred to herein as a “Party” and collectively referred to herein as the “Parties.” Capitalized terms used but not otherwise defined herein shall have the meanings set forth in Exhibit A attached hereto.

RECITALS

A. The Sellers collectively own a total of 364,463,985 shares of the Company, corresponding to 97.89% of its issued and outstanding equity interest (the “Purchased Shares”).

B. The Sellers desire to sell to the Buyer, and the Buyer desires to purchase from the Sellers, the Purchased Shares, subject to the terms and conditions of this Agreement.

AGREEMENT

In consideration of the Recitals and the mutual promises made herein, and in consideration of the representations, warranties and covenants contained herein, the Parties, intending to be legally bound, agree as follows:

ARTICLE 1

THE TRANSACTION

1.1 Purchase and Sale. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Buyer shall purchase from the Sellers, and the Sellers shall sell to the Buyer, all of their rights, title and interests in and to the Purchased Shares, free and clear of all Liens (other than Liens created by the Buyer). The aggregate Purchase Price (the “Purchase Price”) for all the Shares shall be RMB 930,000,000.00 (subject to adjustment under Section 9.12).

1.2 Leakage Undertakings.

(a) Each Seller warrants and undertakes to the Buyer that, during the period since (and excluding) the Locked Box Date up to (and including) the Closing Date, neither it nor any of its Affiliates (excluding any Acquired Company) has received or will receive any Leakage other than Permitted Leakage, and undertakes that from the Locked Box Date, no Leakage has happened.

(b) Subject always to Sections 1.2(c), and 1.2(d), each Seller agrees to severally pay to the Buyer on demand a sum equal to the Leakage received or waived by such Seller or its Affiliate in breach of the undertakings in Section 1.2(a).

(c) A Seller shall have no Liability for a Leakage Claim unless it has received written notice of such Leakage Claim from the Buyer (including reasonable details (in so far as they are known to the Buyer) of the matter or event giving rise to the Leakage Claim and, as far as is reasonably practicable, the amount payable by such Sellers in respect of the Leakage Claim) on or before the date falling twelve (12) months after the Closing Date. Each of the Sellers undertake to notify the Buyer promptly in writing and in any event within five (5) Business Days after becoming aware of any breach of Section 1.2(a) and give reasonable details of such breach.

(d) The aggregate maximum Liability of each Seller for all breaches by it of the undertaking given by it in Section 1.2(a) shall not in any circumstances exceed the amount received by such Seller at the Closing under Section 1.3, provide that solely for purpose of this Section 1.2, the Seller Representative shall be severally and jointly liable for the other Sellers’ breach of the undertaking made in Section 1.2(a), subject to the aggregate maximum Liability of US$50,000,000. For the avoidance of doubt, the Sellers shall have no Liability to the Buyer in respect of any Leakage Claim if Closing does not occur.

(e) The Buyer’s sole remedy in respect of any Leakage Claim is a claim for reimbursement under Section 1.2(b).

1.3 Payment of the Purchase Price. In consideration for the purchase of the Purchased Shares, at the Closing:

(a) the Buyer shall pay to each Seller, the Purchase Price (net of the Transaction Expenses), which is denominated in RMB, in accordance with the Consideration Allocation Schedule, by wire transfer of immediately available funds (A) in RMB to an offshore account specified by each of PX Seller and Chunhe Hong Kong Limited; and (B) in RMB, to an account specified by each of the other Sellers, provided that in any case each Seller shall provide written wire instructions specifying its bank account information at least ten Business Days prior to the Closing; and

(b) the Buyer shall pay or caused to be paid, any unpaid Transaction Expenses on behalf of the Sellers and the Company in accordance with the wire instructions provided by the Seller Representative specifying the amount of the Transaction Expenses at least ten Business Days prior to the Closing.

1.4 The Closing. The closing of the Transactions (the “Closing”) shall take place electronically on the tenth (10th) Business Day after the satisfaction or waiver of all of the conditions precedent to Closing set forth in Sections 6.1 through 6.3, other than those conditions precedent that are to be satisfied at the Closing (but subject to the satisfaction or waiver of such conditions at the Closing), or such other date as may be mutually agreed in writing by the Buyer and the Seller Representative (the “Closing Date”). At the Closing, (a) the Sellers shall deliver to the Buyer the various certificates and documents referred to in Section 1.5(a), (b) the Buyer shall deliver to the Sellers the various certificates and documents referred to in Section 1.5(b), and (c) the Buyer shall deliver or cause to be satisfied the payments required to be made on the Closing Date as set forth in Section 1.3.

1.5 Deliveries.

(a) At the Closing, the Sellers shall deliver or cause to be delivered to the Buyer the following agreements and documents:

(i) a certificate duly executed by the Seller Representative on behalf of the Company and the Sellers, stating that the conditions set forth in Sections 6.1 and the conditions set forth in Sections 6.3 on the part of the Company and the Sellers, have been duly satisfied;

(ii) a copy of the entry recorded in the registry of members of the Company and a copy of the stock certificate of the Company, both duly signed by the legal representative of the Company and affixed with the corporate seal thereof, recording the transfer of the Purchased Shares pursuant to this Agreement;

(iii) a copy of the resolutions of the board of directors and the shareholders of the Company set forth in Section 6.3(b);

(iv) written resignation letters of the directors, supervisors, legal representatives and officers of each of the Acquired Companies in their capacity as such, with effective date commencing from the Closing Date;

(v) the items as set out in Exhibit F, the delivery of which shall be deemed completed if such documents are retained by relevant Acquired Companies at the Closing and Seller Representative has informed the Buyer of their locations, provided that the Seller Representative shall, and shall cause the Acquired Companies to, cooperate with and facilitate the Buyer to examine and take over such documents in the manner as indicated in Exhibit F;

(vi) an original executed inventory list inventorying all of the inventory of the Acquired Companies as dated as of November 30, 2025;

(vii) the originals of the Specified Contracts (to the extent such original copies are available), the list of which is as set out in Section 3.10(a) of the Disclosure Schedule, and copies of all consents, acknowledgments and waivers required thereunder for the transactions contemplated hereunder set forth in Section 6.3(e) hereunder.

(b) At the Closing, the Buyer shall deliver or cause to be delivered to the Seller Representative the following agreements and documents:

(i) a certificate executed by the Buyer stating that the conditions set forth in Section 6.2 and the conditions set forth in Section 6.3 on the part of the Buyer (except for Section 6.3(b) and 6.3(c)) have been duly satisfied.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Except as set forth in the Disclosure Schedules attached to this Agreement with respect to this ARTICLE 2, each Seller, severally and not jointly, represents and warrants in respect of itself only as of the date hereof and as of the Closing date to the Buyer that:

2.1 Organization. Such Seller is a corporation, a limited liability company, a company limited by shares, or a limited liability partnership (as applicable) validly existing and in good standing under the laws of its jurisdiction of organization.

2.2 Authorization; Valid and Binding Agreement. Such Seller has the requisite capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by such Seller and the consummation by such Seller of the Transactions have been duly authorized by all requisite action in accordance with applicable Law and with the Organizational Documents of such Seller, as applicable. This Agreement constitutes the valid and legally binding obligation of such Seller (assuming the due authorization, execution and delivery of this Agreement by the other Parties hereto), enforceable against such Seller in accordance with its terms and conditions, subject to the Enforceability Exceptions.

2.3 No Breach; Consents. All consents from or with any Governmental Authority or any other Person required in connection with the valid execution, delivery and performance of the Transaction Documents, and the consummation of the transactions contemplated by the Transaction Documents, in any case on the part of such Seller have been duly obtained or will be obtained as of the Closing Date. Except as set forth in Section 2.3 of the Disclosure Schedules, the execution, delivery and performance of this Agreement by such Seller and the consummation of the Transactions by such Seller will not (a) result in any breach of, constitute a default under, result in a violation of, require any consent under, be in conflict with, or give any Person rights of termination, amendment, acceleration or cancellation under the provisions of, with or without notice or lapse of time or both, (i) the Organizational Documents of such Seller or (ii) any Contract to which such Seller is bound, except in either case, any breach, default or violation that would not have a material adverse effect on the ability of such Seller to consummate the Transactions, (b) violate any Law or Order to which such Seller is subject to that would have a material adverse effect on the ability of such Seller to consummate the Transactions, or (c) require such Seller to obtain any Permit or require such Seller to provide any prior notice to or make any prior filing with any Governmental Authority under the provisions of any applicable Law to which such Seller is subject, where the failure to obtain such Permit, provide such notice, or make such filing would have a material adverse effect on the ability of such Seller to consummate the Transactions.

2.4 Title to Purchased Shares. Each Seller owns beneficially and of record all of its applicable Purchased Shares, free and clear of all Liens. Each Seller has the power to sell, transfer, assign and deliver its applicable Purchased Shares and at the Closing, such Seller will sell, transfer and convey to the Buyer good, valid and marketable title to its applicable Purchased Shares, free and clear of all Liens. Except as set forth in Section 2.4 of the Disclosure Schedules, such Seller is not a party to any options, warrants, purchase rights, voting trusts, proxies, shareholder agreements or other Contracts with respect to the Purchased Shares.

2.5 Litigation. There is no Proceeding pending against such Seller, nor is such Seller subject to any Order, in each case, questioning, challenging or seeking to prevent, hinder or delay the Transactions.

2.6 No Other Representations or Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES MADE BY THE SELLERS IN THIS ARTICLE 2 AND THE REPRESENTATIONS AND WARRANTIES MADE BY THE SELLER REPRESENTATIVE IN ARTICLE 3 (COLLECTIVELY, THE “SELLER WARRANTIES”, IN EACH CASE, AS MODIFIED BY THE DISCLOSURE SCHEDULES), NONE OF THE SELLERS NOR ANY OTHER PERSON MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY REGARDING THE TRANSACTIONS, THE PURCHASED SHARES, THE SELLERS, THE ACQUIRED COMPANIES OR THEIR BUSINESSES, CONDITION (FINANCIAL OR OTHERWISE), ASSETS OR LIABILITIES, INCLUDING WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR WITH RESPECT TO ANY PROJECTIONS OR THE FUTURE OR PROBABLE REVENUE, PROFITABILITY OR SUCCESS OF THE ACQUIRED COMPANIES, AND ANY SUCH REPRESENTATIONS AND WARRANTIES ARE HEREBY SPECIFICALLY DISCLAIMED.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE SELLER REPRESENTATIVE

Except as set forth in the Disclosure Schedules attached to this Agreement with respect to this ARTICLE 3, the Seller Representative represents and warrants as of the date hereof and as of the Closing Date to the Buyer that:

3.1 Organization and Power. The Company is a company limited by shares validly existing and in good standing under the Laws of the PRC. Each Subsidiary of the Company is validly existing and is in good standing under the Laws of the jurisdiction of organization all as set forth opposite such Subsidiary’s name in Section 3.1 of the Disclosure Schedules. Each Acquired Company (a) has the requisite entity power to own its properties and to carry on its businesses as now conducted and (b) is, where applicable, duly qualified to do business and is, where applicable, in good standing in every jurisdiction in which its ownership of property or the conduct of its business as now conducted requires it to qualify. No insolvency proceedings concerning the Acquired Company have been applied for by Acquired Company or, to the Knowledge of the Seller Representative, any third party or are pending and no circumstances exist which would be reasonably expected to require the application for any such insolvency proceedings concerning the Acquired Company.

3.2 Authorization; Valid and Binding Agreement. The Company has the requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been or will be before the Closing Date duly authorized by all necessary corporate or limited liability company action, as applicable, and no other corporate or limited liability company proceedings, as applicable, on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions. This Agreement constitutes the valid and legally binding obligation of the Company (assuming the due authorization, execution and delivery of this Agreement by the other Parties hereto), enforceable against the Company in accordance with its terms and conditions, subject to the Enforceability Exceptions.

3.3 No Breach; Consents. All consents from or with any Governmental Authority or any other Person required in connection with the valid execution, delivery and performance of the Transaction Documents, and the consummation of the transactions contemplated by the Transaction Documents, in any case on the part of the

Company have been duly obtained or will be obtained as of the Closing Date, and are or will be in full force and effect as of Closing. The execution, delivery and performance of this Agreement by the Company and the consummation of the Transactions by the Company will not result in any breach of, constitute (with or without notice or lapse of time or both) a default under or result in a violation of the provisions of the Organizational Documents of the Company. Except as set forth in Section 3.3 of the Disclosure Schedules, the execution, delivery and performance of this Agreement by the Company and the consummation of the Transactions by it will not (a) result in any breach of, constitute a default under, result in a violation of, require any consent under, be in conflict with, or give any Person rights of termination, amendment, acceleration or cancellation under the provisions of, with or without notice or lapse of time or both, the provisions of any Specified Contract to which the Company is bound, (b) violate in any material respect any Law or Order to which the Company is subject, (c) require the Company to obtain any prior Permit or require the Company to provide any prior notice to or make any prior filing with any Governmental Authority under the provisions of any applicable Law to which the Company is subject; (d) result in any termination, modification, cancellation, or suspension of any material right of, or any augmentation or acceleration of any material obligation of, any Acquired Company (including without limitation, any indebtedness of such Acquired Company), or (e)  result in the creation of any Lien upon any material properties or material assets of any Acquired Company.

3.4 Capitalization; Subsidiaries.

(a) The entire authorized and outstanding equity interest of the Company, the record holder of such equity interest and the number and type of such equity interests is set forth on Section 3.4(a)(i) of the Disclosure Schedules. Except as set forth in Section 3.4(a)(ii) of the Disclosure Schedules, there are no outstanding options, warrants, phantom equity rights, purchase rights, subscription rights, preemptive rights, rights of first refusal, registration rights, conversion rights, voting rights, exchange rights, redemption rights, share appreciation rights, repurchase rights or other rights, agreements, arrangements, commitments of any character relating to the issued or unissued share capital or other Contracts that require the Company to issue, sell, or otherwise cause to become outstanding any of its equity. Except as set forth in Section 3.4(a)(iii) of the Disclosure Schedules, the Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its equity.

(b) Except as set forth on Section 3.4(b) of the Disclosure Schedules, the Company do not have any other Subsidiaries and do not own or hold or have an obligation to own or hold any equity securities in any Person. The entire authorized and outstanding equity interests of each Subsidiary of the Company, the record holder of such equity interests and the number and type of such equity interests is set forth in Section 3.4(b) of the Disclosure Schedules. All outstanding equity interests of each such Subsidiary of the Company were duly authorized and are validly issued. There are no outstanding options, warrants, phantom equity rights, purchase rights, subscription rights, preemptive rights, rights of first refusal, registration rights, conversion rights, voting rights, exchange rights, redemption rights, share appreciation rights, repurchase rights or other rights, agreements, arrangements, commitments of any character relating to the issued or unissued share capital or other Contracts that require any Subsidiary of the Company to issue, sell or otherwise cause to become outstanding any of such Subsidiary’s equity interests.

(c) None of the Acquired Companies (i) owns, or has the right or obligation to acquire, any equity securities of any Person; and (ii) is required to contribute capital, loan money or otherwise provide funds or make additional investments in any other Person.

3.5 Financial Statements and Related Matters.

(a) Section 3.5(a) of the Disclosure Schedules sets forth correct and complete copies of (i) the unaudited consolidated balance sheet of the Company as of June 30, 2025 (the “Latest Balance Sheet”), and the related unaudited statements of income and cash flow for the six (6) months then-ended (the “Interim Financial Statements”) and (ii) the audited consolidated balance sheet of the Company for the fiscal years ended December 31, 2022 and 2023, the audited standalone balance sheet of the Company for the fiscal year ended December 31, 2024, and the related audited statements of income and cash flow for such fiscal years then-ended

(together with the Interim Financial Statements, the “Financial Statements”). Except as disclosed in any of the Financial Statements, the Financial Statements present fairly in all material respects the financial position and results of operations and cash flow of the Company on a consolidated basis and the Business at the dates specified thereof, or for the period related thereto, as applicable, in accordance with the PRC GAAP (subject to the absence of footnote disclosures and, in the case of the Interim Financial Statements, to any year-end or interim adjustments (audit or otherwise)).

(b) The Interim Financial Statements have been prepared with reasonable care and attention from the accounting records of the Acquired Companies and have been prepared on a basis consistent with past practice having regard to the purpose for which they were created and are accurate in all material respects and are not misleading in any material respect, provided that the Interim Financial Statements will, before the Closing, recognize a full impairment loss on goodwill associated with the acquisition of ViXS System, Inc., provided further that, the Company will, before the Closing, carry out a goodwill impairment testing to assess and record such impairment charges.

(c) All of the accounts receivable owing to any of the Acquired Companies, including without limitation all accounts receivable set forth on the Financial Statements, constitute valid and enforceable claims and are current and collectible in the Ordinary Course of Business, net of any reserves shown on the Financial Statements (which reserves are adequate and were calculated on a basis consistent with the PRC GAAP), and no further goods or services are required to be provided in order to complete the sales and to entitle the applicable Acquired Company to collect in full in respect of any such receivables. There are no material contingent or asserted claims, refusals to pay, or other rights of set-off with respect to any accounts receivable of any Acquired Company. None of the receivables owing to any Acquired Company (i) has been due for more than one hundred and eighty (180) days, (ii) is payable by an account debtor that is insolvent or bankrupt or (iii) has been pledged to any third party by any Acquired Company.

(d) None of the Acquired Companies has any material Liability of a nature that would be required by the PRC GAAP to be reflected on a balance sheet of such Acquired Company, except for Liabilities (i) reflected in, reserved or accrued against or otherwise disclosed in or on the Interim Financial Statements, (ii) incurred since the date of the Latest Balance Sheet in the Ordinary Course of Business, (iii) incurred in connection with this Agreement and the Transactions, (iv) Permitted Liens; or (v) set forth in Section 3.5(d) of the Disclosure Schedules.

(e) The books of account and other financial records of each of the Acquired Companies are true, complete and correct in all material respects, have been prepared and maintained in reasonable detail and accurately and fairly reflect in all material respects the transactions and dispositions of the assets of that Acquired Company.

(f) The Acquired Companies maintain a system of internal accounting controls sufficient in all material respects to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary (x) to permit preparation of financial statements in conformity with PRC GAAP consistently applied and (y) to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general and specific authorization; and (iv) the recorded accountability for assets is reconciled at reasonable intervals and appropriate action is taken with respect to any differences.

(g) There are no off balance sheet transactions, arrangements, obligations, or relationships attributable to the Business or to which any of the Acquired Companies is a party.

(h) Since the date of the Latest Balance Sheet, the Business has been conducted in all material respects in the ordinary course consistent with past practice and there has not been any material change in any method of financial accounting or financial accounting practice or internal controls (including internal controls over financial reporting) by any Acquired Company.

(i) Other than for Liabilities that have been reflected, reserved or otherwise provided for in the Financial Statements, there are no Liabilities that have been incurred by any Acquired Company other than in the Ordinary Course of Business consistent with past practice.

3.6 Absences of Certain Developments. Except (a) as set forth in Section 3.6 of the Disclosure Schedules, (b) as contemplated by this Agreement and/or (c) for matters or events in connection with, and/or related to the preparation for, this Agreement and/or any of the Transactions, during the period from the date of the Latest Balance Sheet to the date of this Agreement, the Business of the Acquired Companies has been operated in all material respects in the Ordinary Course of Business.

3.7 Title to Properties. Except as set forth in Section 3.7 of the Disclosure Schedules:

(a) The Acquired Companies have valid and marketable title to or a valid leasehold interest in all of the properties and assets (whether real, personal, or mixed and whether tangible or intangible) reflected as owned or leased by the Acquired Companies on the Latest Balance Sheet (except for such personal property sold or disposed of subsequent to the date thereof in the Ordinary Course of Business), free and clear of all Liens, except for Permitted Liens, Liens to be terminated or released in connection with the Transactions, and those Liens set forth in Section 3.7 of the Disclosure Schedules.

(b) The assets owned by the Acquired Companies comprise all the assets necessary to enable the Acquired Companies to carry on the Business fully and effectively in the Ordinary Course of Business as carried on up to and as at the date of this Agreement, and the Acquired Companies have the right to use each asset for such purpose.

(c) All assets owned or used by each Acquired Company which are subject to a requirement of licensing or registration of ownership, possession or use are duly licensed or registered in its sole name.

(d) All assets owned, possessed or used by the Acquired Companies are in good and safe repair and condition having regard to their respective ages, have been regularly and properly maintained, are suitable for the purposes for which they are used and intended and are in working order, and none is in a dangerous or in need of renewal or replacement (fair wear and tear excepted).

3.8 Real Property and Construction Projects. The Acquired Companies do not own any real property. Section 3.8 of the Disclosure Schedules sets forth the address of each Leased Real Property, and a true and complete list of all Real Property Leases and the full particulars thereof as of the date hereof. All of the Real Property Leases are in full force and effect and are not subject to any notice of termination, constitutes legal, valid and binding obligations of the relevant lessor which are enforceable in accordance with the terms of the Real Property Leases and contains no unusual or onerous provisions. All agreements, consents, approvals, permissions, registrations, and authorisation necessary for each Real Property Lease to take legal effect and to be enforceable in accordance with its terms and for the occupation and use thereof in the Ordinary Course of Business or in the manner or for the purposes contemplated in each Real Property Lease, including without limitation any consent of the lessor or other third parties required under or in relation to each Real Property Lease, have been obtained and are valid, subsisting and in full force and effect. The rent and all other sums payable under the Lease have been paid to date, all covenants and conditions contained in each Real Property Lease or in any licence, consent or other document entered into supplemental to each Real Property Lease have been observed and performed to date in all material respects. With respect to each Real Property Lease, except as set forth in Section 3.8 of the Disclosure Schedules, (i) neither (A) the Acquired Companies listed in Section 3.8 of the Disclosure Schedules as a party to such Real Property Lease nor (B) to the Knowledge of the Seller Representative, any of the other counterparties thereto, is in breach or default under such Real Property Lease, and (ii) the leasehold estate created by such Real Property Lease is held by an Acquired Company, free and clear of all Liens, except for Permitted Liens. Each Acquired Company has obtained necessary governmental approvals, registrations, filings and permits in respect of the construction and operation of construction projects relating to its operation of the Business in accordance with applicable Law, including, without limitation, in respect of project application, environmental protection, fire control, safety and prevention. Each Acquired Company has strictly complied with all such governmental approvals, registrations, filings and permits in the construction and operation of such construction projects.

3.9 Taxes. Except as set forth in Section 3.9 of the Disclosure Schedules:

(a) Each of the Acquired Companies has timely filed all material Tax Returns required by applicable Law to be filed by it (taking into account all applicable extensions of time to file), and all amounts of Taxes payable by the Acquired Companies with respect to such Tax Returns have been paid;

(b) As of the date hereof, no investigations, proceedings, dispute, audit, claim or other examination relating to any Tax Return of any of the Acquired Companies or claimed or raised by any Tax Authority against any Acquired Company is pending or in progress or, to the Knowledge of the Seller Representative, threatened;

(c) During the seven (7)-year period prior to the date of this Agreement, no Acquired Company has received a written claim from a Governmental Authority to (i) pay Taxes or (ii) file Tax Returns in a jurisdiction where such Acquired Company has not filed Tax Returns, in either case that has not been resolved; and

(d) Except for the withholding tax assessment contemplated under Section 5.9 hereunder, no transaction contemplated by this Agreement is subject to any withholding, and no claim has ever been made by a Tax Authority asserting that any of the Sellers or any of the Acquired Companies is or may be subject to Taxes assessed by such jurisdiction other than in its resident jurisdiction.

3.10 Contracts.

(a) Except as set forth in Section 3.10(a) of the Disclosure Schedules, as of the date hereof, no Acquired Company is a party to or bound by any Contract of a type described below (such Contracts that are listed or required to be listed in Section 3.10(a) of the Disclosure Schedules are herein referred to as the “Specified Contracts”):

(i) any Contract for the purchase, maintenance or acquisition of materials, supplies, merchandise, equipment, parts or other property or services requiring payments by the Acquired Companies (not including any payments that might be due after renewal of any such Contract) in excess of RMB 10,000,000 per year;

(ii) any Contract for the sale or furnishing of materials, supplies, merchandise, equipment, parts or other property or services that entitle the Acquired Companies to receive aggregate future payments (not including any payments that might be due after renewal of any such Contract) in excess of RMB 10,000,000 per year;

(iii) any Contract that restricts the right of any Acquired Company to engage in any line of business or compete with any Person;

(iv) any Contract relating to the acquisition or disposition of any assets or business other than in the Ordinary Course of Business and as to which any Acquired Company has any material obligation outstanding;

(v) any Contract to acquire, or make an investment in, any business or enterprise, including the establishment, contribution to, or operation of a partnership, joint venture, alliance or similar entity, or involving a sharing of profits or losses (including joint development and joint marketing Contracts), or any investment in, loan to or acquisition or sale of the securities, equity interests or assets of any Person (including investments in joint ventures and minority equity investments);

(vi) any Contract relating to the borrowing of money, or the guaranty of another Person’s borrowing of money or similar obligation, in either case in excess of RMB 10,000,000;

(vii) any Contract that licenses, transfers, assigns, sales, incurs any Company Intellectual Property that is material to an Acquired Company (other than generally-available “off-the-shelf” shrink-wrap software licenses obtained by the Acquired Companies on non-exclusive and non-negotiated terms);

(viii) any Contract relating to the sale, issuance, grant, exercise, award, purchase, repurchase or redemption of any equity securities of any Acquired Company;

(ix) any Contract that involves any provisions providing for exclusivity, “change in control”, “most favored nation”, rights of first refusal or first negotiation or similar rights, or grants a power of attorney, agency or similar authorities that is not in the Ordinary Course of Business and inconsistent with any Acquired Company’s past practice;

(x) any Contract that is with a Related Party;

(xi) any Contract involves Indebtedness, an extension of credit, a guaranty, surety or assumption of any obligation or any secondary or contingent Liabilities, deed of trust, or the grant of a Lien;

(xii) any Contract involves the waiver, compromise, or settlement of any dispute, claim, litigation or arbitration;

(xiii) any Contract involves the ownership or lease of, title to, use of, or any leasehold or other interest in, any real or personal property, including the Real Property Leases;

(xiv) any Contract that is between an Acquired Company and the Sellers or any of their respective Affiliates;

(xv) any Contract that is with a Governmental Authority, state-owned enterprise, or sole-source supplier of material product or service (other than utilities);

(xvi) any Contract that is a Benefits Plan (other than the employment Contracts), or a collective bargaining agreement or is with any labor union or other representatives of the employees;

(xvii) any Contract that is a brokerage or finder’s agreement, or sales agency, marketing or distributorship Contract that is not in the Ordinary Course of Business; or

(xviii) any Contract that is otherwise material to an Acquired Company, or is one on which an Acquired Company is substantially dependent.

(b) The Company have made available to the Buyer a correct and complete copy of each Specified Contract as in effect on the date hereof. Except as set forth in Section 3.10(b) of the Disclosure Schedules: (i) all Specified Contracts are in full force and effect and are enforceable against each party thereto in accordance with the express terms thereof, (ii) no Acquired Company is in material default under or in material breach of, or in receipt of any written (or to the Knowledge of the Seller Representative, oral) notice of any default or breach under, any Specified Contract, (iii) no event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Specified Contract or result in termination thereof or would cause or permit the acceleration or other changes of any right or obligation or loss of any benefit thereunder, and (iv) there are no disputes ongoing, pending or to the Knowledge of the Seller Representative, threatened under any Specified Contract. To the Knowledge of the Seller Representative, none of the other parties to any Specified Contract are in material default under or in material breach of the terms of such Specified Contract.

(c) For any Contract that involves the distribution of the Company’s products or services, is with a distributor or is a distribution agreement, the applicable Acquired Company is entitled to terminate such Contract at will, save as any termination notice requirement thereunder, and any termination of such Contract on the part of the Acquired Company will not constitute a breach under such Contract and will not subject such Acquired Company to any penalty, default payment, break-up fees, obligation to indemnify, or any other payment of such nature whatsoever.

3.11 Intellectual Property.

(a) Section 3.11(a) of the Disclosure Schedules sets forth a true and complete list of all (i) patents and pending patent applications, (ii) trademark and service mark registrations and pending registration applications, (iii) internet domain names, social media account registrations, and trade names, (iv) copyright registrations and pending registration applications and other intellectual property rights (collectively, “Company Owned Intellectual Property”), in each case, which are owned by any Acquired Company as of the date hereof, including, to the extent applicable, the date of registration or application, the jurisdiction, the registration or application number, title, and owner(s). All Company Owned Intellectual Property is owned by and registered or applied for solely in the name of an Acquired Company, is valid and subsisting and has not been abandoned. No funding or facilities of a Governmental Authority or a university, college, other educational institution or research center was used in the development of any Company Owned Intellectual Property.

(b) All registration, renewal, maintenance and other fees have been timely paid to validly maintain the Company Owned Intellectual Property with the competent authorities. The Acquired Companies own, or are licensed or otherwise have valid, enforceable, and sufficient rights to all Intellectual Property used in or necessary for the operation of the Business as currently conducted (collectively, and together with the Company Owned Intellectual Property, the “Company Intellectual Property”), free and clear of any Liens. During the three-year period immediately prior to the date hereof, none of the Acquired Companies have received a written notice from any other Person (including any employee or consultant) pursuant to which such Person claims to own, or have any right to receive any royalty or other payment for the use or exploitation of, any of the Company Intellectual Property.

(c) Section 3.11(c) of the Disclosure Schedules sets forth a list of all material written license agreements with respect to any Company Intellectual Property to which any Acquired Company is a party as of the date hereof (other than Commercial Software Licenses), and pursuant to which such Acquired Company is authorized or otherwise has the right to use, distribute, sell, resell, license or sublicense any of the Company Intellectual Property. To the Knowledge of the Seller Representative, all such licenses are in full force and effect and there is no default or breach thereunder by any third party.

(d) Section 3.11(d) of the Disclosure Schedules sets forth a list of all material written license agreements with respect to any Company Intellectual Property to which any Acquired Company is a party as of the date hereof and pursuant to which any third party is authorized or otherwise has the rights to use, distribute, sell, resell, license, sublicense, support or maintain any of the Company Owned Intellectual Property (other than any non-exclusive licenses for any Company Owned Intellectual Property or of the Acquired Companies’ products and/or services entered into in the Ordinary Course of Business). All such licenses are in full force and effect and, to the Knowledge of the Seller Representative, there is no default or breach thereunder by any third party.

(e) To the Knowledge of the Seller Representative, (i) no Acquired Company is infringing, misappropriating or violating the Intellectual Property of any third party; and (ii) no third party is infringing, misappropriating or otherwise violating any Company Owned Intellectual Property, and no Proceeding against a third party with respect to the alleged infringement, misappropriation or other violation of any Company Owned Intellectual Property is pending or threatened as of the date hereof.

(f) The Acquired Companies have complied with all Laws in all material respects pertaining to inventions made by employees and have paid adequate remunerations set forth in these Laws to their employees. Each current or former employee, consultant and independent contractor employed by any of the Acquired Companies or providing services related to the Business has executed a valid and binding written agreement (i) expressly assigning to Acquired Companies all right, title and interest in any Company Intellectual Property invented, created, developed, conceived or reduced to practice during the term of such employee’s employment or such consultant’s or independent contractor’s work related to the Business and the Company Intellectual Property; and (ii) requiring each such employee, consultant or independent contractor to protect and preserve all confidential Company Intellectual Property. Such assignments have either been directly assigned to the Acquired Companies or indirectly assigned to the Acquired Companies. All material inventions and know-how conceived by employees of an Acquired Company related to the Business are currently owned exclusively by an Acquired Company. It will not be necessary to utilize any Intellectual Property of any such Persons made prior to their employment by an Acquired Company, and none of such Intellectual Property has been utilized by any Acquired Company

(g) The Acquired Companies have taken all commercially reasonable and customary measures and precautions to maintain the confidentiality of all of their confidential and proprietary information, including trade secrets and know-how. The Acquired Companies have not violated and is not violating any non-disclosure agreements concluded with third parties.

(h) The Acquired Companies have not violated and have conducted business in compliance with all applicable Laws in all material respects concerning data protection and privacy.

3.12 Litigation. Except as set forth in Section 3.12 of the Disclosure Schedules, (a) there are no Proceedings pending against any Acquired Company, before or by any Governmental Authority; (b) no Acquired Company is subject to any outstanding Order of any Governmental Authority with respect to which an Acquired Company is a named party and has any future obligations; and (c) there is no Proceedings pending or, to the Knowledge of the Seller Representative, threatened against or affecting. Except as set forth in Section 3.12 of the Disclosure Schedules, there is no judgment or award ruling or order including any Order unsatisfied against any Acquired Company, any Key Employee or office or director of any Acquired Company in connection with such Person’s respective relationship with any Acquired Company which would impact any Acquired Company nor is there any Order in effect and binding on any Acquired Company or their respective assets or properties. There is no Proceedings pending by any Acquired Company against any third party nor does any Acquired Company intend to commence any such Proceedings. No Governmental Authority has at any time challenged or questioned in writing the legal right of any Acquired Company to conduct its business as presently being conducted.

3.13 Compliance with Laws; Permits. Except as set forth in Section 3.13 of the Disclosure Schedules:

(a) The Acquired Companies are, and have been, in compliance in all material respects with all Laws applicable to the Acquired Companies. No event has occurred and no circumstance exists that (with or without notice or lapse of time) (i) constitute or may constitute or result in a violation by any Acquired Company of, or a failure on the part of such Acquired Company to comply with, any applicable Laws, or (b) may give rise to any obligation on the part of any Acquired Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature, which is reasonably expected to have a material adverse effect on the Acquired Companies. Neither the Sellers nor any Acquired Company has received any notice from any Governmental Authority regarding any of the foregoing. No Acquired Company is under investigation, has received any Government Order, or is subject to any Proceeding with respect to a violation of any Law.

(b) The Acquired Companies collectively hold all Permits necessary for the conduct of the Business of the Acquired Companies as currently conducted (the “Specified Permits”). All fees and charges with respect to such Specified Permits as of the date hereof have been paid in full. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any such Specified Permits.

(c) No Specified Permit contains any burdensome restrictions or conditions, and each Specified Permit is in full force and effect and will remain in full force and effect upon the consummation of the transactions contemplated hereby. As of the date hereof, each of the Acquired Companies, as applicable, are in compliance in all material respects with the requirements of the Specified Permits. During the three-year period prior to the date of this Agreement, no Acquired Company has received any written notice from a Governmental Authority that a material violation of, or non-compliance with the terms and conditions of, any Specified Permit has occurred, may have occurred or is being investigated. To the Knowledge of the Seller Representative, there is no reason to believe that any Specified Permit which is subject to periodic renewal will not be granted or renewed.

3.14 Environmental Matters. Except as set forth in Section 3.14 of the Disclosure Schedules:

(a) The Acquired Companies are, and during the three-year period prior to the date of this Agreement, have been, in compliance in all material respects with all applicable Environmental Laws.

(b) During the three-year period prior to the date of this Agreement, no Company has received any written notice from any Governmental Authority that alleges that any Acquired Company (i) is in violation of any Environmental Law or (ii) has any Liability arising under applicable Environmental Laws, in each case the subject of which is pending or unresolved.

(c) No Acquired Company is subject to any outstanding material Order of any Governmental Authority under Environmental Laws with respect to which any Acquired Company has any current or future obligations.

(d) Each of the Acquired Companies has obtained and is in material compliance with all Environment-related Specified Permits necessary for the Business, which are in full force and effect and shall be maintained in full force and effect by the Acquired Companies through the Closing Date in accordance with Environmental Laws, and none of the Acquired Companies is aware of any condition, event or circumstance that might prevent or impede, after the Closing Date, the ownership, lease, operation or use of assets comprising the Business.

(e) No Acquired Company has retained or assumed, by contract or operation of Law, any Liabilities or obligations of third parties under Environmental Laws.

3.15 Employees; Employee Benefit Matters.

(a) The Acquired Companies are and, during the three-year period prior to the date of this Agreement have been, in compliance in all material respects with all Laws governing the employment of labor. There is not pending or to the Knowledge of the Seller Representative threatened, and there has not been during the three-year period prior to the date of this Agreement, any Proceeding relating to any violation or alleged violation of any applicable Laws by any Acquired Company related to labor or employment, including any charge or complaint filed by an employee with any Governmental Authority or against any Acquired Company.

(b) No Key Employee has provided notice of or explicitly expressed an intention to the Company to terminate such employment and no Acquired Company is contemplating the termination of employment of any Key Employee, neither Seller or any other Affiliates has offered to any Key Employee to return to Seller or any other Affiliates as employee or director or has otherwise bindingly committed to offer employment to any Key Employee at any time. Each Key Employee, along is currently devoting all of his or her business time to the conduct of the business of the applicable Acquired Company. No such individual is subject to any covenant restricting him/her from working for any Acquired Company. No such individual is obligated under, or in violation of any term of, any Contract or any Order relating to the right of any such individual to be employed by, or to contract with, such Acquired Company. No Acquired Company has received any notice alleging that any such violation has occurred. No such individual is currently working or, to the Knowledge of the Seller Representative, plans to work for any other Person that competes with any Acquired Company, whether or not such individual is or will be compensated by such Person. To the Knowledge of the Seller Representative, no Key Employee directly or indirectly competes with or has any interest in any Person that directly or indirectly competes with any Acquired Company. None of the Key Employee has directly or indirectly engaged or participated, as an owner, partner, shareholder in any business that is substantially similar to the Business.

(c) None of the Acquired Companies have adopted any Benefit Plan or are liable to make any contributions towards any such Benefit Plans or bear any cost allocation or recharge in respect thereof. None of the Acquired Companies has any commitment or obligation or has made any representations to any director, officer, employee, independent contractor or consultant, whether or not legally binding, to cause or procure any Acquired Company to adopt, amend, modify or terminate any Benefit Plan. None of the Acquired Companies are bound to provide any post-termination or retiree health benefits to any individual or any other pension benefits otherwise than as required under applicable Laws in the PRC.

(d) There has not been, and there is not now pending or, to the Knowledge of the Seller Representative, threatened, any strike, union organization activity, lockout, slowdown, picketing, or work stoppage or any unfair labor practice charge against any Acquired Company. No Acquired Companies is bound by or subject to (and none of their assets or properties is bound by or subject to) any written or oral Contract, commitment or arrangement with any labor union or any collective bargaining agreements

(e) Neither the execution of this Agreement nor any of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional or subsequent events): (i) entitle any current or former director, officer, employee, independent contractor or consultant of any Acquired Company to severance pay or any other payment, (ii) accelerate the time of payment, funding or vesting, or increase the amount of compensation (including stock-based compensation) due to any such individual, or (iii) result in any Liability arising or accruing to any Acquired Company or otherwise assumed by it in connection therewith.

3.16 Brokerage. None of the Acquired Companies have any Liability or obligation to pay any brokerage commissions, finders’ fees or similar compensation, or reimbursement of any expenses in connection with the Transactions based on any Contract made by any of the Acquired Companies prior to the Closing Date.

3.17 Customers and Suppliers. Section 3.17(a) of the Disclosure Schedules sets forth a true and complete list of the ten (10) largest customers of the Acquired Companies (the “Top Customers”), by dollar volume of sales for the fiscal year ended December 31, 2024 and for the six (6) months ended June 30, 2025. Except as set forth in Section 3.17(a) of the Disclosure Schedules, no Top Customer has terminated its relationship with the Acquired Companies in the past twelve (12) months and none of the Acquired Companies have received any written notice from any Top Customer to the effect that such Top Customer will cease purchasing products or services from the Acquired Companies. Section 3.17(b) of the Disclosure Schedules sets forth a true and complete list of the ten (10) largest suppliers of the Acquired Companies (the “Top Suppliers”), by dollar volume of sales for the fiscal year ended December 31, 2024 and for the six (6) months ended June 30, 2025. Except as set forth in Section 3.17(b) of the Disclosure Schedules, no Top Supplier has terminated its relationship with the Acquired Companies in the past twelve (12) months and none of the Acquired Companies have received any written notice from any Top Supplier to the effect that such Top Supplier will cease selling products or services to the Acquired Companies.

3.18 Insurance. Section 3.18 of the Disclosure Schedules set forth a true and complete list of all insurance policies to which an Acquired Company is a party, a named insured, or otherwise the beneficiary of coverage, or otherwise related to the Business, and true and complete copies of such insurance policies have been made available to the Buyer and such copies are correct and complete as of the date hereof. With respect to each such insurance policy, except as set forth in Section 3.18 of the Disclosure Schedules, (a) such policies provide insurance coverage adequate to comply with all Laws and Specified Contracts, except where the failure to comply would not have a material adverse effect, (b) no written notice of cancellation, premium increase, or alteration of coverage has been received by the Acquired Companies with respect to such policies, (c) such policies are in full force and effect and shall remain in full force and effect following the consummation of the transactions contemplated by this Agreement, (d) such policies do not provide for any retrospective premium adjustment or other experience-based Liability, (e) there are no claims related to the Business pending under any such policies as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights, (f) no Acquired Company is in default under, or has otherwise failed to comply with, in any material respect, any provision contained in any such policies, and (g) such policies are of the type and in the amounts customarily carried by Persons conducting a business similar to the Business and are sufficient for compliance with all applicable Laws and Contracts to which any Acquired Company is party or by which they are bound.

3.19 Related Party Transactions; Non-Compete. Other than as set forth in Section 3.19 of the Disclosure Schedule, no Related Party has any Contract, understanding, or proposed transaction with, or is indebted to, any Acquired Company or has any direct or indirect interest in any Acquired Company, nor is any Acquired Company indebted (or committed to make loans or extend or guarantee credit) to any Related Party, provided that any transaction set forth in Section 3.19 of the Disclosure Schedule is made on arm’s length third party terms and such transaction is necessary in the Ordinary Course of Business. To the Knowledge of the Seller Representative, no Related Party has any direct or indirect interest in any Person with which an Acquired Company is affiliated or with which an Acquired Company has a material business relationship (including any Person which purchases from or sells, licenses or furnishes to an Acquired Company any goods, intellectual or other property rights or services). To the Knowledge of the Seller Representative, no Related Party directly or indirectly competes with or has any interest in any Person that directly or indirectly competes with any Acquired Company (other than ownership of less than one percent (1%) of the stock of publicly traded companies). None of the PX Seller Group and any of its Affiliates has directly or indirectly engaged or participated, as an owner, partner, shareholder in any business that is substantially similar to the Business.

3.20 IT System.

(a) Each of the IT Systems is owned by or licensed to the Acquired Companies. The Acquired Companies have obtained all necessary rights from third parties to enable it to use the IT Systems for the purposes of the business of each Acquired Company.

(b) All IT Systems owned by or used by each Acquired Company: (i) are in operating order and are fulfilling the purposes for which they were acquired or are established in an efficient manner without material downtime or errors; (ii) have adequate capacity to meet the current requirements of the business of each Acquired Company; (iii) have adequate security, back-ups, duplication, hardware and software support and maintenance, business continuity and disaster recovery plan(s) and trained personnel to reasonably ensure that: (A) breaches of security, unauthorized access, errors and breakdowns are kept to a minimum; and (B) no disruption will be caused to any part of its business in the event of a breach of security, error or breakdown;

(c) No Person has, by virtue of his rights in, knowledge of or access to any of the IT System used by each Acquired Company or any part of them, demanded any payment in excess of any current license fee or in excess of reasonable remuneration for services rendered, or imposed any onerous condition, in order to preserve the proper and efficient functioning of the computer systems in the future.

(d) Each Acquired Company has: (i) made reasonable security arrangements in respect of all IT Systems to protect and prevent: (A) unauthorized access, collection, use, disclosure, copying, modification, disposal or similar risks to personal data in the possession of or under the control of such Acquired Company; and (B) potential for future exploitation of any Vulnerability in any of the IT Systems; (ii) in place adequate trained personnel and procedures, processes and software to ensure the security, stability, confidentiality and integrity of the IT Systems, and the IT Systems Data in the ordinary course of business; and (iii) no knowledge of, and has no reasonable basis to reasonably suspect, any security (including cybersecurity) incidents or compromise or unauthorized access which has affected any of the IT Systems, IT Systems Data, and/or personal data.

3.21 Solvency.

(a) Immediately after giving effect to the transactions contemplated under this Agreement and the Transaction Documents: (i) each Acquired Company will be able to pay its Liabilities as they become due in the usual course of its business; (ii) each Acquired Company will have sufficient capital to conduct its business as presently conducted for the next 12 months; and (iii) the Acquired Companies will have assets (calculated at fair market value) that exceed their Liabilities.

(b) Each Acquired Company is not now insolvent and will not be rendered insolvent by the transactions effected pursuant to this Agreement and the Transaction Documents. As used in this section, “insolvent” means that the sum of the debts and other probable Liabilities of a Person exceeds the present fair saleable value of such Person’s assets.

3.22 Anti-Bribery, Anti-Corruption and Anti-Money Laundering. Each Acquired Company and their respective directors, officers, employees, agents and other persons acting on their behalf are familiar with and are and have been in compliance with all applicable Laws relating to anti-bribery, anti-corruption, anti-money laundering, record keeping and internal control laws including the laws and regulations relating to anti-corruption and anti-commercial bribery in the PRC, the UK Bribery Act of 2010, and FCPA (being the Foreign Corrupt Practices Act of the United States of America, as amended from time to time), to the extent applicable.

3.23 Absence of Changes. Since the date of execution of this Agreement, except as expressly provided by this Agreement or except to the extent set forth in Section 3.23 of the Disclosure Schedules, (a) the Acquired Companies have been conducting their Business in the Ordinary Course of Business and maintaining the Books and Records of the Acquired Companies consistent with past practice, and (b) no Acquire Company has taken any action as listed out in Section 5.2 hereunder.

3.24 Effect of the Disclosure Schedule. The Seller Warranties are made by the Sellers subject to the matters set forth in the Disclosure Schedule. Each matter set forth in the Disclosure Schedule, the disclosure of the relevant facts or circumstances set forth therein and the possible consequences thereof, shall qualify the relevant referenced individual Seller Warranty expressed to be so qualified, provided that comprehensive, clear and accurate details of the matter disclosed are set out in the Disclosure Schedule, and such details are sufficient to enable the Buyer to identify and understand the nature and scope of the matter disclosed and to assess its potential impact, and provided further that the Disclosure Schedule does not affect the construction or interpretation of this Agreement and does not vary the terms of this Agreement except in respect of its express qualification of referenced Seller Warranties expressed to be so qualified.

3.25 Full Disclosure. No Seller Warranty in this Agreement and no statement contained in the Disclosure Schedule or any certificate or other document furnished or to be furnished to the Buyer pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading. Except as set forth in this Agreement or the Disclosure Schedule, to the Knowledge of the Seller Representative, there is no material fact or document or matter that the Seller Representative has not disclosed to the Buyer in writing and of which any of its officers, directors or executive employees has Knowledge or which would reasonably be expected by the Seller Representative, to materially adversely influence the decision of the Buyer to enter into the transactions contemplated hereby.

3.26 Seller Acknowledgment. Seller Representative acknowledges and agrees that:

(a) The Seller Warranties are given with the intention of inducing the Buyer to enter into this Agreement and that the Buyer is entering into this Agreement in reliance thereupon;

(b) in reliance on the Seller Warranties, the Buyer will be making a substantial investment in, and financial commitment to, the Target Business; and

(c) each of the Seller Warranties shall be construed as a separate and independent warranty and, save as expressly provided for in this Agreement, shall not be limited by reference to or inference from the terms of any other representation and warranty or any other provision of this Agreement.

3.27 No Other Representations or Warranties. EXCEPT FOR THE SELLER WARRANTIES (IN EACH CASE, AS MODIFIED BY THE DISCLOSURE SCHEDULES), NONE OF THE COMPANY NOR ANY OTHER PERSON MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY REGARDING THE TRANSACTIONS, THE ACQUIRED EQUITY INTERESTS, ANY SELLER, THE ACQUIRED COMPANIES OR THEIR BUSINESSES, CONDITION (FINANCIAL OR OTHERWISE), ASSETS OR LIABILITIES, INCLUDING WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR WITH RESPECT TO ANY PROJECTIONS OR THE FUTURE OR PROBABLE REVENUE, PROFITABILITY OR SUCCESS OF THE ACQUIRED COMPANIES, AND ANY SUCH REPRESENTATIONS OR WARRANTIES ARE HEREBY SPECIFICALLY DISCLAIMED.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer represents and warrants as of the date hereof and as of the Closing Date to the Sellers that:

4.1 Organization. The Buyer is a limited liability company validly existing and in good standing under the Laws of the PRC.

4.2 Authorization; Valid and Binding Agreement. The Buyer has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by the Buyer and the consummation by the Buyer of the Transactions have been duly authorized by all necessary limited liability company actions and no other limited liability company proceedings on the part of the Buyer are necessary to authorize this Agreement or to consummate the Transactions. This Agreement constitutes the valid and legally binding obligation of the Buyer (assuming the due authorization, execution and delivery of this Agreement by the other Parties hereto), enforceable against the Buyer in accordance with its terms and conditions, subject to the Enforceability Exceptions.

4.3 No Breach; Consents. All consents from or with any Governmental Authority or any other Person required in connection with the valid execution, delivery and performance of the Transaction Documents, and the consummation of the transactions contemplated by the Transaction Documents, in any case on the part of the Buyer have been duly obtained or completed (as applicable) and are in full force and effect. The execution, delivery and performance of this Agreement by the Buyer and the consummation of the Transactions by the Buyer will not (a) result in any breach of, constitute a default under, result in a violation of, require any consent under, be in conflict with, or give any Person rights of termination, amendment, acceleration or cancellation under the provisions of, with or without notice or lapse of time or both (i) the Organizational Documents of the Buyer or (ii) any Contract to which the Buyer is bound, except, in the case of clause (ii), any breach, default or violation that would not have a material adverse effect on the ability of the Buyer to consummate the Transactions, (b) violate any Law or Order to which the Buyer is subject that would have a material adverse effect on the ability of the Buyer to consummate the Transactions, or (c) require the Buyer to obtain any Permit or require the Buyer to provide any notice to or make any filing with any Governmental Authority under the provisions of any applicable Law to which the Buyer is subject, where the failure to obtain such Permit, provide such notice, or make such filing would have a material adverse effect on the ability of the Buyer to consummate the Transactions.

4.4 Litigation. There are no Proceedings pending or, to the Buyer’s knowledge, threatened against or affecting the Buyer, nor is the Buyer subject to any Order, in each case, questioning, challenging or seeking to prevent, hinder or delay the Transactions or that could otherwise adversely affect the ability of the Buyer to perform its obligations under this Agreement.

4.5 Solvency. Immediately after giving effect to the Transactions, the Buyer shall be solvent and shall: (a) be able to pay its debts as they become due; (b) own property that has a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities); and (c) have adequate capital to carry on its business. No transfer of property is being made and no obligation is being incurred in connection with the Transactions with the intent to hinder, delay or defraud either present or future creditors of the Buyer, the Sellers or the Acquired Companies. In connection with the Transactions, the Buyer has not incurred, nor plans to incur, debts beyond its ability to pay as they become absolute and matured.

4.6 Non-Reliance. THE BUYER ACKNOWLEDGES, AGREES, REPRESENTS AND WARRANTS THAT NONE OF THE SELLERS, THE ACQUIRED COMPANIES OR ANY OF THEIR RESPECTIVE AFFILIATES, AGENTS OR REPRESENTATIVES, OR ANY OTHER PERSON ACTING ON BEHALF OF OR IN CONCERT WITH THE SELLERS OR THE ACQUIRED COMPANIES, HAS MADE OR PROVIDED ANY REPRESENTATIONS, WARRANTIES, FACTS OR INFORMATION OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, ORAL OR WRITTEN, RELATING TO THE SELLERS, THE ACQUIRED COMPANIES OR TO THEIR FUTURE OR HISTORICAL FINANCIAL CONDITION, PERFORMANCE, RESULTS, OPERATIONS, ASSETS, LIABILITIES OR PROSPECTS, OR OTHERWISE RELATING IN ANY WAY TO THE SUBJECT MATTER OF THIS AGREEMENT, EXCEPT AS SPECIFICALLY SET FORTH IN ARTICLE 2 AND ARTICLE 3 HEREOF. THE BUYER HAS NOT RELIED ON ANY REPRESENTATIONS AND WARRANTIES, FACTS OR INFORMATION EXCEPT AS SPECIFICALLY SET FORTH IN ARTICLE 2 AND ARTICLE 3 HEREOF.

4.7 No Other Representations or Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES MADE BY THE BUYER IN THIS ARTICLE 4, NEITHER THE BUYER NOR ANY OTHER PERSON MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY REGARDING THE BUYER, AND ANY SUCH REPRESENTATIONS AND WARRANTIES ARE HEREBY SPECIFICALLY DISCLAIMED.

ARTICLE 5

COVENANTS OF THE PARTIES

5.1 Operation of the Business. From the date of this Agreement until the Closing, or the earlier termination of this Agreement in accordance with ARTICLE 7 (the “Interim Period”), without the prior written consent of the Buyer (such consent not to be unreasonably withheld, conditioned or delayed), except as expressly provided by this Agreement or except to the extent set forth in Section 5.1 of the Disclosure Schedules, the Company shall, and shall use commercially reasonable efforts to cause the Acquired Companies other than the Company to, (a) conduct their Business in the Ordinary Course of Business and (b) maintain the Books and Records of the Acquired Companies consistent with past practice.

5.2 Negative Covenants. Without limiting the generality of the foregoing, except (i) to the extent compelled or required by applicable Law, (ii) as otherwise expressly permitted or expressly contemplated by this Agreement, or (iii) as consented to in writing by Buyer, during the Interim Period, each of the Sellers shall not, and shall cause the Acquired Companies not to, take any of the following actions:

(a) modify or amend any of the Organizational Documents of any Acquired Company;

(b) issue, or authorize the issuance of, any equity securities of any Acquired Company;

(c) (A) split, combine, redeem or reclassify, or purchase or otherwise acquire any equity securities of any Acquired Company or (B) issue, grant, deliver, sell, repurchase, purchase, acquire, encumber, pledge, dispose of or otherwise transfer, directly or indirectly, any equity securities of any Acquired Company or offer to do the same, both except for the transfer contemplated under Section 3.4(a) of the Disclosure Schedule;

(d) declare or pay any non-cash dividend or make any non-cash distribution in respect of any equity securities of any Acquired Company;

(e) (A) incur any Indebtedness by the Acquired Companies except for working capital borrowings incurred in the Ordinary Course of Business, (B) change the terms or extend the maturity of or forgive any Indebtedness by the Acquired Companies, or (C) make any loans, advances or capital contributions to, or investments in, any other Person by any Acquired Company;

(f) enter into, amend in any respect or terminate any Contract of the Acquired Companies with respect to the Business (other than in the Ordinary Course of Business consistent with past practice or upon the natural expiry thereof in accordance with the terms of such Contract, or otherwise contemplated under this Agreement);

(g) acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, any corporation, limited liability company, partnership, joint venture, association or other business organization or division thereof, in each case if the assets of such entity would become assets of the Acquired Companies;

(h) withdraw any authorizations related to the Business, or divest, sell, assign, transfer, abandon, cancel, license or otherwise dispose of, or encumber any assets of any Acquired Company, other than in the Ordinary Course of Business;

(i) (A) license, sublicense or encumber any Company Intellectual Property other than in the Ordinary Course of Business, or (B) divest, sell, knowingly abandon, cancel, knowingly waive, modify, intentionally let lapse or otherwise dispose of, or fail to make any registration, renewal, maintenance or other payment that is or becomes due with respect to, any Company Intellectual Property;

(j) adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of any of the Acquired Companies;

(k) enter into, adopt, amend or terminate any employment or severance agreement with any employee of the Acquired Companies whose annual remuneration package is over RMB 1,000,000;

(l) make any change by over five percent (5%) in the rate of compensation, commission, bonus, or other direct or indirect remuneration payable, any bonus, incentive, retention, change in control payment or other compensation, retirement, termination, welfare, fringe or severance benefit or vacation pay, to or in respect of any employee of the Acquired Companies;

(m) the Acquired Companies shall not (A) make or change any Tax election, (B) change any annual Tax accounting period, (C) adopt or change any method of Tax accounting, (D) compromise or settle any Tax Liability, (E) surrender any right to claim a Tax refund, (F) amend any Tax Return, or (G) enter into any closing agreement, except, in each case, in the Ordinary Course of Business or if such action would not be reasonably expected to have a effect on the Tax Liability of any Acquired Company for any Tax period post Closing;

(n) change the accounting policies or procedures of the Business or any Acquired Company except to the extent required to conform with PRC GAAP;

(o) change the fiscal year of any Acquired Company;

(p) except in the Ordinary Course of Business and consistent with past practice, the Acquired Companies shall not (A) make payments earlier than would otherwise reasonably be expected to be made, (B) agree to payment terms or conditions with suppliers with respect to the Business that are less favorable to the Acquired Companies, (C) with respect to Acquired Companies’ products, reduce or otherwise fail to maintain inventory consistent with past practice and in line with expected supply requirements;

(q) incur, create or assume any Lien on any assets of the Acquired Companies;

(r) commence or settle any Proceeding of the Acquired Companies;

(s) permit any of the Acquired Companies to conduct any operations aside from the Business or enter into any new line of Business; or

(t) authorize, agree, resolve or consent to any of the foregoing.

5.3 Notices of Certain Events. During the Interim Period, the Seller Representative shall promptly notify the Buyer of:

(a) any written notice from any Person alleging that the consent of such Person is or may be required in connection with the Transactions; and

(b) any written notice from any Governmental Authority delivered in connection with the Transactions.

(c) any fact, circumstance, event or action or omission the existence, occurrence or taking of which (A) has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect,

(B) has resulted in, or could reasonably be expected to cause, any representations and warranties made by the Sellers in Article 2 and any representations and warranties made by the Seller Representative in Article 3 to be untrue or inaccurate in any material respect (without giving effect to any materiality or Material Adverse Effect qualification in such representation or warranty), or (C) has resulted in, or could reasonably be expected to result in, the failure of any of the conditions set forth in Article 6 to be satisfied;

(d) any fact, circumstance, event, action or omission that has caused, or would reasonably be expected to cause, any covenant or agreement of any of the Sellers or any of their respective Affiliates hereunder not to be complied with in any material respect; or

(e) any Proceeding commenced or, to the Knowledge of the Seller Representative, threatened against, relating to or involving or otherwise affecting the Business, the Acquired Companies or that relates to the consummation of the Transactions, in each case, provided that no such notification shall affect the representations and warranties made by the Sellers in Article 2 or representations and warranties made by the Seller Representative in Article 3, or the Buyer’s right to rely thereon, or the conditions to the obligations of the Buyer. The Buyer’s receipt of information pursuant to this Section 5.3 shall not operate as a waiver or otherwise affect any representation, warranty or agreement given or made by each of the Sellers in this Agreement and shall not be deemed to amend or supplement the Disclosure Schedule, unless set forth in a written supplement to the Disclosure Schedule agreed with and delivered to the Buyer.

5.4 Access. During the Interim Period, the Company shall, and shall cause each of the Acquired Companies to, permit the Buyer to have reasonable access (at reasonable business hours and upon reasonable prior written notice) to officers of the Acquired Companies and to the properties, Books and Records and Contracts of the Acquired Companies, except materials that relate to the proposed sale of the Purchased Shares to the Buyer or any other Person or the negotiation, execution and delivery of this Agreement or any of the Transaction Documents; provided, however, that the Company shall not be obligated to provide such access or information (a) if the Company determine that doing so would violate applicable Law or a Contract of any of the Acquired Companies or an obligation of confidentiality owing to a third-party, jeopardize the protection of the attorney-client privilege or expose such party to risk of liability for disclosure of sensitive information or (b) that constitute non-financial trade secrets. Prior to the Closing, without the prior written consent of the Seller Representative, the Buyer (i) shall have no right to perform invasive or subsurface investigations of the Leased Real Property, and (ii) shall not discuss the Transactions with any person when actually aware that such person is among the Acquired Companies’ lenders, directors, managers, officers, employees, Contract counterparties, customers or suppliers. Any information (if any) provided pursuant to this Section 5.3 shall not constitute any representation or warranty made by any Seller or the Company.

5.5 Governmental Consents; Other Consents.

(a) The Parties agree to use their commercially reasonable efforts to take, or cause to be taken, all actions, to file, or cause to be filed, all documents and to do, or cause to be done, all things necessary or appropriate under applicable Laws or required by competent Governmental Authorities to consummate the Transactions, including preparing and filing as promptly as practicable all documentation to effect all necessary filings, consents, waivers, approvals, authorizations, permits and Orders from all Governmental Authorities, including the foreign exchange registrations and tax filings.

(b) In furtherance and not in limitation of the foregoing, the Buyer shall (i) make, or cause to be made, an appropriate filing or notification with the applicable stock exchange with respect to the Transactions, (ii) responding to any inquiry and feedback the applicable stock exchange may have on the Transactions, (iii) keep the Sellers regularly informed of the progress of any such notification, and (iv) provide the Seller Representative with an opportunity to comment on any notification prior to submission, provided that the Sellers and the Company shall cooperate with the Buyer in addressing any inquiry or feedback from the applicable stock exchange may have on the Transactions, including (i) providing any documents, information or other assistance reasonably requested by the Buyer; and (ii) discussing and providing relevant supporting information the applicable stock exchange may request from time to time.

(c) Without limiting the generality of the other terms of this Section 5.5, the Parties will reasonably cooperate with each other in connection with any notification, filing or submission and in connection with any investigation or other inquiry and will promptly (i) furnish to the other Parties such necessary information and reasonable assistance as the other Parties may request in connection with the foregoing, (ii) inform the other Parties of any material communication from any Governmental Authority regarding any of the Transactions, and (iii) provide the other Parties with copies of all notifications, filings or submissions made by such Party, and all correspondence between such Party (and its advisors) with any Governmental Authority and any other information supplied by such Party and such Party’s Affiliates to a Governmental Authority or received from such a Governmental Authority in connection with the Transactions; provided, however, that materials may be redacted as necessary to comply with applicable Law or protect confidential information. Each Party shall, subject to restrictions imposed by applicable Law, permit the other Parties to review in advance, and consider in good faith the views of the other Parties in connection with, any proposed written communication to any Governmental Authority in connection with the Transactions. Each Party agrees not to participate, or to permit their respective Affiliates to participate, in any substantive meeting or discussion, either in person or by telephone, with any Governmental Authority in connection with the Transactions unless it or he consults with the other Parties in advance and, to the extent not prohibited by such Governmental Authority, gives the other Parties the opportunity to attend and participate.

5.6 Public Announcements; Confidentiality.

(a) No public announcement or disclosure may be made by the Buyer or any of its Affiliates (including the Acquired Companies after the Closing) at any time with respect to the subject matter of this Agreement or the Transactions without the prior written consent of the Sellers, and no public announcement or disclosure may be made by any Seller or any of such Seller’s Affiliates (including the Acquired Companies prior to the Closing) at any time with respect to the subject matter of this Agreement or the Transactions without the prior written consent of the Buyer; provided, that the provisions of this Section 5.6(a) will not prohibit (i) any disclosure required by any applicable Law or from applicable stock exchanges (in which case the disclosing Party will, to the extent legally permissible, provide the other Party with the opportunity to review and comment in advance of such disclosure) or (ii) any disclosure made in connection with the enforcement of any right or remedy relating to this Agreement or the Transactions. Notwithstanding the foregoing, nothing herein shall restrict any institutional private equity or debt fund or other investment vehicle founded by the respective principals of the foregoing, from disclosing the Transactions and key financial information relating thereto on a confidential basis to (1) existing and prospective investors and lenders, (2) auditors, directors, managers, officers, employees, professional consultants, attorneys or other agents of such Persons in the course of performing their duties, or (3) any regulatory authority having jurisdiction over such Persons.

(b) The Buyer and the Company acknowledge and agree that the Confidentiality Agreement remains in full force and effect, and the each Party covenants and agrees to keep confidential, in accordance with the provisions of the Confidentiality Agreement, information provided to such Party pursuant to or in connection with this Agreement or the Transactions, provided that the provisions of the Confidentiality Agreement shall apply, mutatis mutandis, to the Parties hereto. If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement and the provisions of this Section 5.6 shall nonetheless continue in full force and effect.

5.7 Access to Books and Records. From and after the Closing, for the purposes of facilitating the Seller Representative to address and respond to the investigations, proceedings, audit, or other examination raised by any competent Tax Authority or required under the rules of the stock exchange on which the stocks of the Seller

Representative are listed, the Buyer shall, and shall cause the Acquired Companies to, provide the Seller Representative and their respective representatives with reasonable access, during normal business hours, to the Books and Records of the Acquired Companies with respect to the seven (7)- year period prior to the Closing Date and/or in connection with any matter relating to or arising out of this Agreement and/or the Transactions (whether or not relating to periods prior to the Closing Date), provided that at least twenty (20) days (or any shorter period necessary to meet requirements of the Governmental Authorities) prior to the access, the Seller Representative shall notify the Buyer of the request for access in writing, describing in reasonable details of (i) the ground of the applicable investigations, proceedings, audit, or other examination carried out by competent Tax Authority or stock exchange, including copies of all demand letters, written claims or investigations or Orders related therewith, and (ii) the specific scope of Books and Records required to be examined in order to address such regulatory event, provided further, that the Buyer is only obligated to cause the Acquired Companies to grant access to the Seller Representative to such scope of Books and Records that is absolutely necessary to address such regulatory event. The right of the Seller Representative to access the Books and Records of the Acquired Companies pursuant to this Section 5.7 shall only be exercised as required or caused necessary by Governmental Authorities. None of the Acquired Companies may unreasonably refuse to provide or withhold the documents required by the Seller Representative under this Section 5.7, provided, however, that no Acquired Company shall be obligated to provide such access or information (a) if the Buyer determines that doing so would violate applicable Law or a Contract of any of the Acquired Companies or an obligation of confidentiality owing to a third-party, jeopardize the protection of the attorney-client privilege or expose such party to risk of liability for disclosure of sensitive information or (b) that constitute non-financial trade secrets. Notwithstanding the foregoing, the Buyer shall provide the Seller Representative and its agents with necessary access to the financial and accounting records of the Acquired Companies for the period starting from January 1, 2025 and ending on the Closing Date, to facilitate the audit of the PX Seller Group for the filing required by the U.S. Securities and Exchange Commission for the relevant period in year 2025. The Seller Representative covenants and agrees to keep confidential, in accordance with the provisions of the Confidentiality Agreement, any information disclosed to or obtained by the Seller Representative pursuant to this Section 5.7 and any further disclosure of such information required by any Government Authority pursuant to applicable Laws or applicable stock exchange pursuant to the rules of the stock exchange shall be limited to the absolutely necessary extent and subject to any practicable arrangements to protect the confidentiality of such information, in order for the Seller Representative to comply with applicable Laws and stock exchange rules. Unless otherwise consented to in writing by the Seller Representative, the Buyer shall not permit the Acquired Companies, for a period of seven (7) years following the Closing Date, to destroy, alter or otherwise dispose of any of its Books and Records, or any portions thereof, relating to the seven (7)- year period prior to the Closing Date and/or matters relating to this Agreement and the Transactions without first giving at least thirty (30)  days’ prior written notice to the Seller Representative.

5.8 Transfer Taxes; SAMR Amendment Registration and Foreign Exchange Registrations. Subject to Section 5.9 hereinafter, each Seller shall pay all Taxes, if any, arising from the sale and transfer of the Purchased Shares held by it (“Transfer Taxes”). Subject to Section 5.9 hereinafter, each of the Parties shall promptly take any and all actions desirable under applicable Laws and local practices of competent Governmental Authorities to facilitate the Closing, and prepare and file, or shall cause to be prepared and filed, and shall fully cooperate with other Parties with respect to the preparation and filing of, any Tax Returns, foreign exchange registrations and other filings and registrations relating to any such Transfer Taxes and payment of the Purchase Price as may be required. Notwithstanding the generality of the foregoing, as soon as possible after execution of this Agreement and in no event later than the Closing Date,

(a) the Company shall make the SAMR Amendment Registration in respect of the Transactions, and provide the Buyer with copies of the New Business License with respect to the Company;

(b) the Company shall make the SAFE Change Registration Filing, and provide the Buyer with the SAFE Registration Voucher;

(c) the Buyer shall complete PRC Tax withholding, obtain the Tax Payment Certificate in accordance with Section 5.9 and obtain the Tax Record-filing for Service Trade and Other Items under Outbound Payment (服务贸易等项目对外支付税务备案表) (“Outbound Payment Tax Filing Form”); and

(d) after receipt of the New Business License specified under Section 5.8(a) and the SAFE Registration Voucher under Section 5.8(b) and completion of the actions listed in Section 5.8(c), the Buyer shall complete the SAFE Payment Registration Filing.

5.9 Withholding Tax Assessment.

(a) The Buyer shall be responsible for preparing and submitting the tax returns and filings to be submitted to the competent PRC Tax Authority in connection with the sale and transfer of the Purchased Shares by the Offshore Sellers to the Buyer pursuant to this Agreement and the calculation of PRC Withholding Taxes thereon.

(b) To the extent legally permissible, the Buyer shall notify the Seller Representative within two (2) Business Days of receiving any inquiry from any PRC Tax Authority relating to the assessment of PRC Withholding Taxes and shall not respond to such inquiry unless it has discussed with the Seller Representative in respect of its proposed response and such proposed response has been agreed by the Buyer and the Seller Representative; provided that, if the Buyer has provided such notice and the Buyer and the Seller Representative fail to reach an agreement on the proposed response to such inquiry by the time that a response is requested, the Buyer may respond to such PRC Tax Authority as it reasonably deems necessary, copying the Seller Representative on any such written response.

(c) The Buyer shall provide a copy of the tax assessment of the PRC Tax Authority to the Seller Representative within two (2) Business Days of receipt thereof and the Seller Representative shall confirm within three (3) Business Days of receipt as to whether or not it accepts or objects to the PRC Withholding Tax, provided that the Seller Representative shall only be entitled to object to such PRC Withholding Tax if it is RMB 5,700,000 or more in total, provided further, that any objection raised by the Seller Representative shall be accompanied with reasonable supporting documents to demonstrate its ground for objection, including detailed calculation of sales proceeds, cost basis, disposal gains and the associated Tax payable assessed. The Seller Representative’s acceptance shall not be unreasonably withheld and shall be deemed given if the Seller Representative fails to object to or confirm on the PRC Withholding Tax within such three (3) Business Day or if the Seller Representative fails to present a reasonable ground for objection accompanied with the reasonable supporting documents in accordance with this Section 5.9(c).

(d) Subject to the Seller Representative’s confirmation of the assessed amount of the PRC Withholding Tax, the Buyer shall pay the PRC Withholding Tax assessed to the PRC Tax Authority in respect of the transfer of Purchased Shares by the Offshore Sellers, as promptly as practicable, but in no event later than five (5) Business Days after receiving such tax assessment. Upon such payment having been made, the Buyer shall provide the Offshore Sellers with a certified true copy of the People’s Republic of China Tax Payment Certificate (《中华人民共和国税收完税证明》) (the “Tax Payment Certificate”).

(e) The Offshore Sellers, the Company and the Buyer shall cooperate in good faith in the determination of any PRC Withholding Tax to be paid in respect of the transfer of Purchased Shares by the Offshore Sellers pursuant to this Agreement, including (i) providing any documents, information or other assistance reasonably requested by the Buyer and the PRC Tax Authority; (ii) discussing and providing relevant supporting information on the taxation basis for the corresponding Purchased Shares to the PRC Tax Authority and ; and (iii) timely responding to any questions raised by the PRC Tax Authority regarding the calculation of the PRC Withholding Tax.

(f) Except as otherwise explicitly permitted under this Section 5.9, the Buyer shall not deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement.

5.10 Restrictive Covenants.

(a) From and for five (5) years after the Closing Date (the “Restricted Period”), (i) none of the PX Seller Group may and PX Seller Group shall cause its Affiliates not to, directly or indirectly engage or participate, as an owner, partner, or shareholder in any business that is substantially similar to the Business as conducted on the Closing Date; and (ii) the Buyer shall not, and shall cause its Affiliates not to, directly or indirectly engage or participate, as an owner, partner, or shareholder in any business that involves or provides software and services for digital video creation, remastering, and streaming (the “TrueCut Business”).

(b) During the Restricted Period, (i) none of the PX Seller Group shall and PX Seller Group shall cause its Affiliates not to, directly or indirectly, solicit, hire or offer to hire, divert or entice away from employment or engagement by any Acquired Company, any Employee who is then employed by any Acquired Company; and (ii) the Buyer shall not, and shall cause its Affiliates not to directly or indirectly, solicit, hire or offer to hire, divert or entice away from employment or engagement by any Acquired Company, any employee who is then employed by the PX Seller or any of its Affiliate.

5.11 Cross License.

(a) The Acquired Companies hereby grant to Pixelworks, Inc., effective as of the Closing Date, a non-exclusive, perpetual, non-sublicensable, fully-paid, royalty-free license under all patents proprietarily owned by the Acquired Companies as of the Closing Date to use, make, have made, offer to sell, sell, distribute (through multiple distribution tiers), reproduce, copy, perform, display, modify, make derivative works of, import or otherwise dispose of any product, service, or technology of Pixelworks, Inc. Pixelworks, Inc. hereby undertakes that it shall not, and it shall procure its Affiliates not to, use the patents of the Acquired Companies licensed under this 5.11(a) to directly or indirectly engage or participate, as an owner, partner, or shareholder in any business that is substantially similar to the Business as conducted on the Closing Date.

(b) Pixelworks, Inc., hereby grants to the Acquired Companies, effective as of the Closing, a non-exclusive, perpetual, non-sublicensable, fully-paid, royalty-free license under all patents proprietarily owned by Pixelworks, Inc., as of the Closing to use, make, have made, offer to sell, sell, distribute (through multiple distribution tiers), reproduce, copy, perform, display, modify, make derivative works of, import or otherwise dispose of any product, service, or technology of the Acquired Companies. Each Acquired Company hereby undertakes that it shall not, and it shall procure its Affiliates not to, use the patents of Pixelworks, Inc. licensed under this 5.11(b) to directly or indirectly engage or participate, as an owner, partner, or shareholder in any business that is substantially similar to the TrueCut Business.

(c) In each case under paragraphs (a) and (b), if requested by the licensee, the licensor shall reasonably assist the licensee, at the licensee’s cost, in any litigation to assert such patent rights against a third party.

(d) For the avoidance of doubts, the license contemplated in Sections 5.11(a) and 5.11(b) above shall remain effective upon the occurrence of any event of change in control in respect of the parties thereunder.

5.12 Other Pre-Closing Covenants. Notwithstanding the generality of the foregoing, as soon as possible after execution of this Agreement and in no event later than the Closing Date, the Seller Representative shall, and shall cause the Acquired Companies to, take necessary actions such that:

(a) TrueCut Technology Development (Shanghai) Co., Ltd. shall have issued a written confirmation, stating that it has no options, purchase rights, subscription rights, rights of first refusal, exchange rights, redemption rights, repurchase rights or other rights, agreements, arrangements, commitments, claims of any kind or nature whatsoever, against the equity securities held by any partner, member or shareholder of any of the ESOP Platforms, or any Purchased Share held by any of the ESOP Platforms and a copy of such written confirmation shall have been provided to the Buyer to its reasonable satisfaction;

(b) The 2023 ESOP of the Company shall be terminated with no further force and effect;

(c) The service agreements entered into the Company and 上海科之锐人才咨询有限公司 and 上海中智项目外包咨询服务有限公司September 28, 2021 and August 1, 2010 respectively shall be terminated with no further force and effect.

ARTICLE 6

CONDITIONS PRECEDENT TO CLOSING

6.1 Conditions Precedent to Obligation of the Buyer. The obligation of the Buyer to purchase the Purchased Shares from a Seller and consummate the Transactions is subject to the satisfaction, as of the Closing Date, of the following conditions (any of which may be waived by the Buyer in writing in whole or in part):

(a) The representations and warranties of such Seller contained in ARTICLE 2, shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or material adverse effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or material adverse effect) as of the Closing as though then made (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need only be accurate as of such date or with respect to such period);

(b) The representations and warranties of the Seller Representative contained in ARTICLE 3, taken as a whole, shall be true and correct in all respects (in the case of any Fundamental Representation or any representation or warranty qualified by materiality, material adverse effect or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality, material adverse effect or Material Adverse Effect, other than the Fundamental Representations) as of the Closing as though then made (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need only be accurate as of such date or with respect to such period);

(c) Such Seller shall have performed in all material respects all agreements, covenants and obligations required by this Agreement to be performed by it on or before the Closing Date;

(d) The Company shall have performed in all material respects all agreements, covenants and obligations required by this Agreement to be performed by the Company on or before the Closing Date;

(e) No event, development or changes shall have occurred and remain occurring that has a Material Adverse Effect;

(f) All Intercompany Agreements between the Acquired Companies and the Sellers or any of their respective Affiliates shall have been terminated and all Intercompany Balances shall have been settled between the Acquired Companies and the Sellers and each of their respective Affiliates in the manner and in the amounts as mutually agreed with the Buyer unless otherwise agreed, and the Seller Representative shall have provided evidence of such settlement and release confirmations reasonably satisfactory to the Buyer;

(g) The applicable Acquired Companies shall have entered into an employment agreement, a confidentiality, non-compete, non-solicitation and invention assignment agreement with each of the Key Employees as selected by the Buyer in the form and substance reasonably satisfactory to the Buyer, and copies thereof shall have been delivered to the Buyer

(h) PX Parent shall have entered in to an Intellectual Property Transfer and License Agreement with the Company in the form and substance satisfactory to the Buyer (the “IP License and Transfer Agreement”),

under which (a) PX Parent shall grant to the Acquired Companies, effective as of the Closing, a non-exclusive, perpetual, sublicensable, fully-paid, royalty-free license to the patents with US patent no. 9094561, 9106926, 9602763, and 9786034, to use, make, have made, offer to sell, sell, distribute (through multiple distribution tiers), reproduce, copy, perform, display, modify, make derivative works of, import or otherwise dispose of any product, service, or technology used in the Business for the purpose of the Business, such agreement to include a commitment by the PX Parent to reasonably assist Company, at the Company’s request and liability, in any litigation to assert such patent rights against a third party, (b) PX Parent shall transfer to the Acquired Companies, at nil consideration, and effective as of the Closing the patent with US patent no. 9786034, and (c) the cross license arrangement contained in Section 5.11 hereunder will also be incorporated.

(i) With respect to the contracts as set forth in Exhibit H attached hereto (the “Contracts to be Novated”), the PX Seller Group shall have taken all necessary actions (including without limitation by transfer, assignment or novation) such that the applicable Acquired Companies will acquire or have acquired all of the rights, and assume all of the obligations under the Contracts to be Novated;

(j) The SAMR Amendment Registration shall have been completed, and the New Business License shall have been obtained by the Company, a copy of which shall have been provided to the Buyer;

(k) The PRC Tax withholding shall have been completed in accordance with Section 5.9 and the Tax Payment Certificate and the corresponding Outbound Payment Tax Filing Form shall have been obtained;

(l) The SAFE Change Registration Filing shall have been completed, and the SAFE Registration Voucher shall have been obtained and a copy thereof shall have been provided to the Buyer, and the SAFE Payment Registration Filing shall have been completed; and

(m) The Seller shall delivered or caused to be delivered the updated registry of members of the Company and the stock certificate of the Company representing the Purchased Shares in accordance with Section 1.5(a)(ii).

6.2 Conditions Precedent to Obligation of the Sellers. The obligation of the Sellers to sell the Purchased Shares to the Buyer and otherwise for the Sellers and the Company to consummate the Transactions is subject to the satisfaction, as of the Closing Date, of the following conditions (any of which may be waived by the Sellers in writing in whole or in part):

(a) The representations and warranties of the Buyer contained in ARTICLE 4, taken as a whole, shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or material adverse effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or material adverse effect) as of the Closing with the same force and effect as though made on and as of the Closing (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need only be accurate as of such date or with respect to such period), except where the failure of such representations and warranties to be so true and correct would not have a material adverse effect on the ability of the Buyer to consummate the Transactions;

(b) The Buyer shall have performed in all material respects all agreements, covenants and obligations required by this Agreement to be performed by the Buyer on or before the Closing Date; and

(c) The Buyer shall have paid or caused to be paid the payments set forth in and in accordance with Section 1.3.

6.3 Conditions Precedent to Obligation of the Parties. The obligation of each of the Parties to consummate the Transactions is subject to the satisfaction, as of the Closing Date, of the following condition (which may be waived by the Buyer and the Sellers in writing in whole or in part):

(a) No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Order or Law which is in effect and has the effect of making the Transactions illegal or otherwise restraining or prohibiting the consummation of the Transactions (in whole or in part);

(b) the shareholders and board of directors of the Company shall have duly approved the execution and delivery of the Transaction Documents, the performance of the Transactions contemplated hereunder, the resignation of the directors, supervisors, legal representatives and officers of the Company in their capacity as such, and the appointment of the directors, supervisors, legal representatives and officers of the Company nominated by the Buyer;

(c) The shareholders and board of directors of Pixelworks, Inc. shall have duly approved the execution and delivery of the Transaction Documents and the performance of the Transactions contemplated hereunder;

(d) There shall not have been any Proceeding instituted relating to, or seeking to prohibit or otherwise challenge this Agreement or the Transactions to be effected hereunder or thereunder; and

(e) All waivers and consents required in respect of the Transactions as set forth in Section 3.3 of the Disclosure Schedule shall have been obtained and such waivers and consents shall be in full force and effect.

6.4 Frustration of Conditions. Neither the Buyer nor the Sellers may rely on the failure of any condition set forth in Sections 6.1 to 6.3, as applicable, to be satisfied if such failure was caused by such Party’s bad faith or failure to use the level of efforts required by this Agreement to consummate the Transactions contemplated hereby as expeditiously as practicable.

6.5 Independent Closing. Notwithstanding anything to the contrary hereunder, the satisfaction or waiver of all conditions precedent to obligation of the Buyer to purchase the Purchased Shares from any Seller other than PX Seller shall not be deemed as a condition to the Buyer’s obligation to close with any of the other Sellers. In the event that any Seller other than PX Seller fails to perform its obligations to consummate the Transaction or otherwise fail to close the purchase and sale of the Purchased Shares held by it pursuant to this Agreement, the Buyer shall proceed with the Closing with all of the other Sellers, provided, however, that if PX Seller fails to perform its obligations to consummate the Transaction or otherwise elects not to close the purchase and sale of the Purchased Shares held by it pursuant to this Agreement, the Closing shall not occur, and this Agreement shall be terminated pursuant to Section 7.1.

6.6 Satisfaction of Conditions. The Parties shall use their respective best efforts to satisfy (or cause the satisfaction of) the conditions under Sections 6.1 to 6.3 as soon as practicable, and to consummate the Transactions contemplated hereby as soon as practicable.

ARTICLE 7

TERMINATION

7.1 Termination. This Agreement may be terminated and the Transactions may be abandoned as set forth below at any time prior to the Closing:

(a) by mutual written consent of the Buyer and the Seller Representative;

(b) by either the Buyer or the Seller Representative if the Closing has not occurred on or before December 15, 2025, which date may be extended from time to time by mutual written consent of the Buyer and the Seller Representative (such date, as so extended from time to time, the “End Date”); provided, however, that neither the Buyer nor the Seller Representative may terminate this Agreement pursuant to this Section 7.1(b) if (x) in the case of the Buyer, the Buyer, or (y) in the case of the Seller Representative, PX Seller, is in breach of any of its respective covenants or other obligations hereunder and such breach causes, or results in, the failure of the Closing to occur by the End Date;

(c) by either the Buyer or the Seller Representative if any court of competent jurisdiction or other Governmental Authority shall have issued a final and non-appealable Order restraining, enjoining or otherwise prohibiting the Transactions;

(d) by the Buyer if (i) any of the representations and warranties of PX Seller contained in ARTICLE 2 or the PX Seller in ARTICLE 3 fail to be true and correct such that the conditions set forth in Section 6.1(a) with respect to PX Seller only or Section 6.1(b) would not be satisfied, (ii) PX Seller or the Company have breached or failed to comply with any of its covenants or obligations under this Agreement (including without limitation, the covenants or obligations of the PX Seller or the Company under Sections 5.8 and 5.9) such that the conditions set forth in Section 6.1(c) with respect to PX Seller only or Section 6.1(d) would not be satisfied and such breach or failure with respect to any such representation, warranty, covenant or obligation cannot be cured or has not been cured within thirty (30) days after the giving of written notice to the Seller Representative of such breach or failure; or (iii) all of the conditions set forth in Section 6.2 and Section 6.3 have been satisfied or waived (other than those conditions that by their terms or nature are to be satisfied at the Closing, but subject to such conditions being able to be satisfied at the Closing) and the Buyer has notified the Seller Representative in writing that the Buyer is ready and willing to consummate the transactions contemplated by this Agreement, the Seller Representative fails to consummate the transactions contemplated by this Agreement within five (5) Business Days following the Buyer’s delivery of such notice; or

(e) by the Seller Representative if (i) any of the representations and warranties of the Buyer contained in ARTICLE 4 fail to be true and correct such that the condition set forth in Section 6.2(a) would not be satisfied, (ii) the Buyer has breached or failed to comply with any of its covenants or obligations under this Agreement (including without limitation, the covenants or obligations of the Buyer under Sections 5.8 and 5.9) such that the condition set forth in Sections 6.2(b) or 6.2(c) would not be satisfied and such failure or breach with respect to any such representation, warranty, covenant or obligation cannot be cured or has not been cured within thirty (30) days after the giving of written notice to the Buyer of such failure or breach (provided, however, that the failure of the Buyer to pay or made to be paid the Purchase Price and other payments to be made at the Closing by the Buyer pursuant to ARTICLE 1 shall not be subject to cure) or (iii) all of the conditions set forth in Section 6.1 and Section 6.3 have been satisfied or waived (other than those conditions that by their terms or nature are to be satisfied at the Closing, but subject to such conditions being able to be satisfied at the Closing) and the Seller Representative has notified the Buyer in writing that the Sellers are ready and willing to consummate the transactions contemplated by this Agreement, the Buyer fails to consummate the transactions contemplated by this Agreement within five (5) Business Days following the Seller Representative’s delivery of such notice.

(f) The Buyer and the Seller Representative shall disclose promptly to each other in writing any breach, event or omission of which that may reasonably be expected to give rise to a right of termination by such other Party.

7.2 Effect of Termination. Subject to Section 7.3, in the event this Agreement is terminated, it shall forthwith become void, and there shall be no further obligation on the part of any Party, except that in the case of any such termination, the provisions of this ARTICLE 7 (Termination), Section 5.6 (Public Announcements; Confidentiality) and ARTICLE 9 (Miscellaneous), as well as any defined terms used in such Sections, shall survive such termination, provided that, subject to the other terms hereof, no Party shall be relieved of any

Liability under this Agreement for any willful breach by any such Party of any covenant, representation, warranty or agreement set forth in this Agreement. For purposes of this Agreement, a “willful breach” means a breach or failure to perform any of the covenants or other agreements that is a consequence of an act undertaken or failure to act by the breaching party with the actual knowledge that the taking of such act or failure to act would, or would reasonably be expected to, result in or cause a material breach of this Agreement. Notwithstanding any provision herein to the contrary, if the transactions contemplated by this Agreement shall be terminated for any reason, the Buyer shall return all documents and other materials received from the Sellers, the Acquired Companies and/or any of their respective representatives relating to the Sellers, the Acquired Companies, any of their respective businesses and/or the Transactions, whether so obtained before or after the execution of this Agreement.

7.3 Termination Fees.

(a) In the event that the Seller Representative terminates this Agreement (A) pursuant to Section 7.1(b) and the Buyer is in breach of any of its covenants or other obligations hereunder, which breach causes, or results in, the failure of the Closing to occur by the End Date, or (B) pursuant to Section 7.1(e), then the Buyer shall pay to PX Seller a termination fee in the amount of US$5,000,000.

(b) In the event that the Buyer terminates this Agreement (A) pursuant to Section 7.1(b) and PX Seller is in breach of any of its covenants or other obligations hereunder, which breach causes, or results in, the failure of the Closing to occur by the End Date, or (B) pursuant to Section 7.1(d), then PX Seller shall pay to the Buyer a termination fee in the amount of US$5,000,000.

(c) The Parties agree that the Termination Fee shall not be deemed to be the sole or exclusive remedy of the Sellers with respect to this Agreement or the transactions contemplated hereby, the termination or breach hereof or any matter forming the basis for such termination, it being agreed that the Sellers shall be entitled to all remedies available at law in addition to such Termination Fee. In no event will the Sellers’ pursuit or recovery of any damages affect PX Seller’s right to retain the Termination Fee in its entirety. In no event will the Buyer’s pursuit or recovery of any damages affect Buyer’s right to retain the Termination Fee in its entirety.

ARTICLE 8

INDEMNIFICATION

8.1 Survival. Subject to the terms and conditions herein, the representations and warranties contained herein shall survive the Closing and continue in full force and effect (a) in the case of representations and warranties under ARTICLE 2 and ARTICLE 3 other than the Seller Fundamental Representations, for two (2) years after the Closing Date; and (b) in the case of each of the Seller Fundamental Representations, for three (3) years after the Closing Date.

8.2 Indemnification.

(a) Subject to the terms, conditions and limitations set forth in this Agreement (including the provisions of this ARTICLE 8), each Seller shall indemnify and hold harmless the Buyer and its Affiliates and their respective officers, directors, managers, equityholders, successors and assigns (collectively, the “Buyer Indemnified Persons”) from and against any and all Liabilities, obligations, demands, claims, actions, causes of action, assessments, losses, costs, damages, deficiencies, judgments, Taxes, fines or expenses, including interest, penalties, reasonable fees and expenses of attorneys, accountants and other consultants and experts and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing (hereinafter referred to collectively as “Losses”) incurred or sustained by, or imposed upon, the Buyer Indemnified Persons based upon or arising out of:

(i) any breach or inaccuracy of any of the representations and warranties made by such Seller in ARTICLE 2; and

(ii) any failure of such Seller to perform any of its covenants or obligations under this Agreement.

(b) Subject to the terms, conditions and limitations set forth in this Agreement (including the provisions of this ARTICLE 8), the Seller Representative shall indemnify and hold harmless the Buyer Indemnified Persons from and against any and all Losses incurred or sustained by, or imposed upon, the Buyer Indemnified Persons based upon or arising out of:

(i) any breach or inaccuracy of any of the representations and warranties made by the Seller Representative in ARTICLE 3; and

(ii) any failure of the Company to perform any of its covenants or obligations under this Agreement prior to the Closing.

(c) Subject to the terms, conditions and limitations set forth in this Agreement (including the provisions of this ARTICLE 8), the Buyer shall indemnify each Seller, its Affiliates and their respective officers, directors, managers, equityholders, successors and assigns (collectively, the “Seller Indemnified Persons”) against, and shall hold the Seller Indemnified Persons harmless from and against, any and all Losses incurred or sustained by, or imposed upon, the Seller Indemnified Persons based upon or arising out of:

(i) any breach of any of the representations and warranties made by the Buyer in ARTICLE 4;

(ii) any failure by the Buyer to perform any of its covenants or obligations under this Agreement; and

(iii) any failure of the Company to perform any of its covenants or obligations under this Agreement after the Closing.

(d) Notwithstanding anything contained in the Disclosure Schedule (as amended, if applicable), the Seller Representative shall indemnify at all times and hold harmless each Buyer Indemnified Person from and against any and all Losses incurred or sustained by, or imposed upon, the Buyer Indemnified Persons based upon or arising out of:

(i) any Liability incurred by any Acquired Company arising in respect of, by reference to or in consequence of any breach or default of any Acquired Company under any Real Property Lease prior to the Closing;

(ii) any Liability incurred by any Acquired Company arising in respect of, by reference to or in consequence of any other non-compliance with any applicable Law or Specified Contracts due to any event occurred or existed prior to Closing;

(iii) any Proceeding against any Acquired Company due to any event occurred or existed prior to Closing, provided, however, that in respect of any pending investigations, proceedings, dispute, audit, claim or other examination claimed or raised by any Tax Authority against any Acquired Company disclosed in the Disclosure Schedule, the Seller Representative shall indemnify the Buyer for any amount paid by the relevant Acquired Company exceeding RMB 2,000,000;

(iv) any Liability attributable to the infringement, violation or misappropriation of any trade secret, Intellectual Property or other proprietary rights of any third party by any Acquired Company due to any event occurred or existed prior to Closing.

8.3 Indemnification Limits and Qualifications.

(a) With respect to the Buyer Indemnified Persons’ claims for Losses pursuant to Sections 8.2(a) and 8.2(b):

(i) the Buyer Indemnified Persons shall not be entitled to indemnification under Sections 8.2(a), 8.2(b) and 8.2(d) until the aggregate amount of all Losses in respect of indemnification under Sections 8.2(a), 8.2(b) and 8.2(d) exceeds 0.5% of the Purchase Price (as adjusted pursuant to Section 9.12) (the “Basket”), in which event the Buyer Indemnified Persons shall be entitled to make a claim for recovery of all the Losses from the first dollar ;

(ii) subject to Section 8.3(b), the aggregate amount of all Losses for which the Buyer Indemnified Persons shall be entitled to indemnification pursuant to Sections 8.2(a), 8.2(b) and 8.2(d) against the Seller Representative shall not exceed US$50,000,000; provided, however, that the limitations under the foregoing shall not apply to claims for indemnification in respect of Fraud; and

(iii) no Losses may be claimed under Sections 8.2(a), 8.2(b) and 8.2(d) by any Buyer Indemnified Person to the extent such Losses are included in the calculation of any Leakage pursuant to Section 1.2.

(b) The amounts for which the Sellers shall be liable under this ARTICLE 8 shall be net of any insurance proceeds received by the Buyer Indemnified Person in respect of any such Losses. The Buyer Indemnified Person shall use commercially reasonable efforts to recover under insurance policies for any Losses but any failure or delay in receiving any insurance proceeds shall not preclude or delay a Buyer Indemnified Person from seeking and obtaining indemnification from the applicable Party obligated to provide indemnification hereunder. In order to avoid duplicate recoveries, if a Buyer Indemnified Person receives indemnification payments hereunder and subsequently receives net insurance proceeds for the same claim, the Buyer Indemnified Person shall remit any such duplicate payment to the Sellers up to the amount of the indemnification payment made by the Sellers hereunder for such claim.

8.4 Claims Not Involving Third Parties. The Buyer Indemnified Persons or the Seller Indemnified Persons shall assert a claim for indemnification under Section 8.2 against the Sellers or the Buyer (as the case may be) for any matter not involving a third party by giving notice to the Sellers or the Buyer (as the case may be) that describes the claim in reasonable detail and indicates the estimated amount, if reasonably practicable, of the Losses that have been or may be sustained by the Indemnified Person.

8.5 Third Party Claims.

(a) If any Buyer Indemnified Person or Seller Indemnified Person (any such Person being an “Indemnified Person”) desires to make a claim for indemnification under Section 8.2 arising from a claim by a third party, such Indemnified Person shall notify the Buyer (in the case of a claim by any Seller Indemnified Person) or the Seller Representative (in the case of a claim by any Buyer Indemnified Person) (in either case, the “Indemnifying Party”)) of the claim (the “Third Party Claim”) in writing promptly after receiving notice of any third party Proceeding, describing in reasonable detail the Third Party Claim, including copies of all complaints, summons, petitions, and demand letters and indicating the estimated amount, if reasonably practicable, of the Losses that have been or may be sustained by the Indemnified Person (the “Third Party Claim Notice”); provided, that the failure to so notify shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent that the Indemnifying Party is actually and materially prejudiced thereby. The Buyer (in the case of a claim by a Seller Indemnified Person) or the Seller Representative (in the case of a claim by a Buyer

Indemnified Person), shall have the right at such Person’s own expense to assume the control of the defense of any Third Party Claims (including, at its own expense, employment of counsel who must be reasonably satisfactory to the Indemnified Person (the “Indemnifying Party Defense Notice”)), provided, however, that in order for the any Indemnifying Party to assume control of the defense of a Third Party Claim: (i) the Indemnifying Party must have sufficient financial resources, in the judgment of the Indemnified Person, to defend the Third Party Claim and satisfy the amount of any adverse monetary judgment that is reasonably likely to result from such Third Party Claim; (ii) the Third Party Claim must involve (and continue to involve) solely monetary damages and no other type of relief or remedy; (iii) the Third Party Claim must not relate to or arise in connection with any criminal or quasi-criminal Proceeding; (iv) the Third Party Claim must not involve a customer, client or supplier of, or other Person having a business relationship with, any of the Buyer and Acquired Companies; (v) the Third Party Claim must not relate to or arise in connection with a violation of any Environmental Law; and (vi) the Indemnifying Party expressly agrees in writing that it will be liable for any Loss incurred by the Indemnified Person subject to any limitations contained herein (the conditions set forth in clauses (i) through (vi) are, collectively, the “Litigation Conditions”).

(b) If the Indemnifying Party shall have exercised its right to assume such control, the Indemnified Person will use commercially reasonable efforts to cooperate with and make available to the Indemnifying Party such assistance, documents and other materials as the Indemnifying Party may reasonably request. In addition, the Indemnified Person may, in such Person’s sole discretion and at such Person’s own expense, employ counsel to represent such Person (in addition to counsel employed by the Indemnifying Party) in any such matter, and in such event counsel selected by the Indemnifying Party shall cooperate with such counsel of the Indemnified Person in such defense, compromise or settlement, provided, however, that if (i) any of the Litigation Conditions cease to be met or (ii) the Indemnifying Party fails to take reasonable steps necessary to diligently defend such Third Party Claim, then the Indemnified Person may assume control of the defense, and all reasonable costs or expenses paid or incurred by such Person in connection with such defense shall constitute Losses to be indemnified by the Indemnifying Party.

(c) In the event that the Indemnifying Party delivers an Indemnifying Party Defense Notice and the Litigation Conditions are, and continue to be, satisfied, the Indemnifying Party will have the right to conduct such defense, provided that the Indemnifying Party shall not, in any case, consent to the entry of any judgment or enter into any settlement or compromise with respect to such Third Party Claim without the prior written consent of the Indemnified Person.

(d) In the event that the Indemnifying Party fails to give the Indemnifying Party Defense Notice within ten (10) days after receiving notice of the Third Party Claim pursuant to Section 8.5(a), the Indemnifying Party will be deemed to have elected not to conduct the defense of the Third Party Claim and all reasonable costs or expenses paid or incurred by the Indemnified Person in connection with such defense shall constitute Losses. In such event, the Indemnified Person will have the right to conduct such defense and to compromise and settle such claim with the consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed.

(e) Notwithstanding who is controlling the defense or settlement of any Third Party Claim, and without regard to who might be ultimately responsible for the Liability related thereto, such Party controlling the defense or settlement shall diligently defend such claim (subject to such Party’s right to settle such Third Party Claim in accordance with the terms of this Section 8.5).

(f) Notwithstanding anything to the contrary contained herein, if any of the Sellers makes an indemnification payment hereunder, none of the Sellers shall be subrogated to any of the rights of any Buyer Indemnified Person against any customer, client or supplier of, or other Person having a business relationship with, any of the Acquired Companies with respect to the matter giving rise to such indemnification payment.

8.6 Exclusive Remedy. Subject to an Indemnified Person’s right to obtain specific performance and other equitable relief in the event of a breach of a covenant, and other than with respect to any Losses resulting from Fraud, following the Closing, the indemnification rights in this ARTICLE 8 shall be the sole and exclusive remedy of the Parties with respect to any breaches of representations, warranties, covenants and obligations in this Agreement or any of the Transaction Documents or otherwise in respect of the Transactions.

ARTICLE 9

MISCELLANEOUS

9.1 Further Assurances. If at any time after the Closing any Party determines that further action is necessary or desirable (including the execution of other documents) to carry out the purposes of this Agreement and the other Transaction Documents, at the request of such Party, each other Party shall take all such reasonable necessary action to (a) execute and deliver to each other Party such other documents and (b) do such other acts and things as may be reasonably requested for the purpose of carrying out the intent of this Agreement and the Transaction Documents.

9.2 No Third Party Beneficiaries. Except as expressly provided herein, this Agreement is for the sole benefit of the Parties and their respective successors and permitted assignees and nothing herein, expressed or implied, will give or be construed to give any Person, other than such Persons and such successors and permitted assignees, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. For the avoidance of doubt, it is hereby acknowledged and agreed by the Parties that the D&O Indemnified Persons and the Seller Group Law Firm are intended to be express third party beneficiaries of this Agreement.

9.3 Entire Agreement. This Agreement, together with the Transaction Documents, the Confidentiality Agreement and any other documents, agreements and certificates referred to herein and to be delivered pursuant hereto, constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all other agreements, negotiations, understandings and discussions of the Parties, whether oral or written.

9.4 Succession and Assignment. This Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign, delegate or otherwise transfer this Agreement or any of such Party’s rights, interests or obligations hereunder without the prior written approval of the other Parties, and any attempt to do so will be null and void ab initio.

9.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy and all of which, when taken together, will be deemed to constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by electronic transmission (including by attachment to an electronic mail in portable document format (.pdf) or similar file) shall be as effective as delivery of a manually executed counterpart hereof and shall be considered to have the same binding legal effect as if it were the original signed version hereof delivered in person. At the request of any Party, the other Parties shall re-execute original forms hereof and deliver them to such Party, but the failure of any Party to comply with such a request shall not render this Agreement invalid or unenforceable. No Party shall raise the use of electronic transmission to deliver a signature or the fact that any signature was transmitted or communicated through the use of electronic transmission as a defense to the formation or enforceability of a contract and each such Party forever waives any such defense.

9.6 Interpretation. For purposes of this Agreement:

(a) The words “include,” “includes” and “including” are deemed to be followed by the words “but not limited to”.

(b) The word “or” is not exclusive (i.e., “or” shall mean “and/or”).

(c) The words “herein,” “hereof,” “hereto,” “hereunder” and words of similar import refer to this Agreement as a whole.

(d) Unless otherwise expressly provided herein or the context otherwise clearly requires, references herein:

(i) to Sections, Schedules, and Exhibits mean the Sections of, and Schedules and Exhibits attached to, this Agreement;

(ii) to a particular Section of this Agreement shall include all subsections thereof;

(iii) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, modified, supplemented or restated from time to time to the extent permitted by the provisions thereof; and

(iv) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder.

(e) This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an agreement or instrument or causing any agreement or instrument to be drafted.

(f) The Recitals set forth in this Agreement are incorporated into this Agreement in their entirety.

(g) The Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if the contents therein were set forth verbatim herein.

(h) All references to “days” shall be to calendar days unless otherwise indicated as a “Business Day”.

(i) Each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with PRC GAAP.

(j) Whenever the masculine is used in this Agreement, the same shall include the feminine and whenever the feminine is used herein, the same shall include the masculine, where appropriate. Whenever the singular is used in this Agreement, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate.

(k) The Table of Contents and Article, Section and subsection headings in this Agreement are inserted for convenience of reference only, are not intended to be full or accurate descriptions of the content of the Articles, Sections or subsections of this Agreement and shall not affect the construction or interpretation of this Agreement.

9.7 Notices. All notices, requests, claims, demands, disclosures and other communications required, permitted or desired to be delivered, given or otherwise provided under this Agreement shall be in writing and shall be delivered personally, delivered by reputable overnight courier service, sent by certified or registered mail, postage prepaid, or (if an electronic mail address is provided below) sent by electronic mail. Any such notice, request, claim, demand, disclosure or other communication shall be deemed to have been delivered and given (a) when delivered, if delivered personally, (b) the Business Day after it is deposited with such reputable overnight courier service, if sent for overnight delivery by a reputable overnight courier service, (c) the day of sending, if sent by electronic mail prior to 5:00 p.m. (Beijing time) on any Business Day or the next succeeding Business Day if sent by electronic mail after 5:00 p.m. (Beijing time) on any Business Day or on any day other than a Business Day, or (d) five (5) Business Days after the date of mailing, if mailed by certified or registered mail, postage prepaid, in each case, to the following address or, if applicable, electronic mail address, or to such other address or electronic mail address as such Party may subsequently designate to the other Parties by notice given hereunder:

If to the Buyer (or, after the Closing, the Company):

Tiansui Xinyuan Technology (Shanghai) Co., Ltd. (天遂芯愿科技（上海）有限公司)

20F,No.560, Songtao Road, Pudong New Area, Shanghai 201203, PRC

Attention: Ruihan Luo

Email: ruihan.luo@verisilicon.com

with a copy to (which shall not constitute notice):

Fangda Partners

27/F North Tower Beijing Kerry Centre

1 Guanghua Road Chaoyang District, Beijing 100020, China

Attention: Chao Huang

Email: PJ.DragonEye@fangdalaw.com

If to the Sellers (or, prior to the Closing, the Company), to the Seller Representative:

Pixelworks, Inc.

16760 SW Upper Boones Ferry Road, Suite 101

Portland, OR 97224 USA

Attention: General Counsel

Email: gzafiris@pixelworks.com

with a copy to (which shall not constitute notice):

Katten Muchin Rosenman LLP

Unit 4906 Wheelock Square, 1717 W. Nanjing Rd.

Shanghai, the PRC, 200040

Attention: HAN Lijie

E-mail: lijie.han@katten.com

Each of the Parties may specify a different address or electronic mail address by giving notice in accordance with this Section 9.7 to the other Parties.

9.8 Governing Law; Dispute Resolutions;.

(a) This Agreement, and all claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or related to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by, and enforced in accordance with, the Laws of the PRC, including its statutes of limitations.

(b) In the event the Parties are unable to settle a dispute between them regarding this Agreement, such dispute shall be referred to and finally settled by arbitration at the Shanghai International Arbitration Center (“SHIAC”) in Shanghai in accordance with the Rules of Arbitration of the SHIAC (“SHIAC Rules”) in effect, which rules are deemed to be incorporated by reference into this subsection (b), subject to the following: (i) the arbitration tribunal shall consist of three arbitrators to be appointed according to the SHIAC Rules; and (ii) the language of the arbitration shall be English. The prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

(c) Each of the Parties agrees that service of any process, summons, notice or document in accordance with Section 9.7 shall be effective service of process for any Proceeding brought against it or him by another Party in connection with Section 9.8(b), provided, however, that nothing contained herein shall affect the right of any Party to serve legal process in any other manner permitted by applicable Law.

9.9 This Agreement to Prevail. The Share Transfer Agreements in Chinese language are to be entered into for the purposes of SAMR Filings and other filings with Government Authorities that the Parties may deem fit. If and to the extent that there is any inconsistency between the provisions of this Agreement and those of the Share Transfer Agreements, the terms of this Agreement shall prevail.

9.10 Language. This Agreement is written in English. If this Agreement is translated into any language other than English, the English language text shall prevail.

9.11 Amendments and Waivers. No amendment or waiver of any provision of this Agreement will be valid and binding unless it is in writing and signed by all of the Parties, unless otherwise stipulated hereunder. No waiver by any Party of any breach or violation of, default under or inaccuracy in any representation, warranty or covenant hereunder, whether intentional or not, will be deemed to extend to any prior or subsequent breach or violation of, default under, or inaccuracy in, any such representation, warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No delay or omission on the part of any Party in exercising any right, power or remedy under this Agreement will operate as a waiver thereof.

9.12 Joining Sellers. Notwithstanding any other provisions hereunder, prior to ten (10) Business Days before the scheduled Closing Date, if any shareholder of the Company who is not an original signatory to this Agreement elects to participate in the Transaction hereunder by transferring their shares in the Company to the Buyer together with the Sellers as defined hereunder (such shareholders who elect to participate, the “Joining Sellers”), then the Buyer, the Seller Representative, the Company, and the Joining Sellers shall (i) enter into an Amendment Agreement substantially in the form and substance as set forth under Exhibit I, or (ii) enter into a separate Share Purchase Agreement in substantially the same form and substance as contained hereunder, pursuant to which the Buyer shall acquire all shares to be sold by the Joining Sellers.

9.13 Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Each Party intends that such provision will be construed by modifying or limiting it so as to be valid, legal and enforceable to the maximum extent compatible with, and possible under, applicable law in any jurisdiction. Upon a determination that any term or provision is invalid, illegal, or unenforceable, the Parties shall negotiate in good faith to modify this Agreement to give effect to the original intent of the parties as closely as possible in order that the Transactions be consummated as originally contemplated to the greatest extent possible.

9.14 Several Liability. Unless otherwise stipulated hereunder, the obligations of each Seller under this Agreement are several and not joint, and no Seller is responsible in any way for the performance or conduct of any other Seller in connection with the Transactions contemplated hereby. Notwithstanding the foregoing and anything to the contrary contained herein, the PX Parent shall be severally and jointly liable for performance or conduct of the PX Seller in connection with the Transactions contemplated hereby.

9.15 Expenses. Except as otherwise expressly provided in this Agreement, each Party shall bear its respective fees and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement, the Transaction Documents, the compliance herewith and therewith and the Transactions, including all fees and expenses of its Affiliates.

9.16 Specific Performance.

(a) The Parties agree that irreparable harm for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any Party does not fully and timely perform such Party’s obligations under or in connection with this Agreement (including failing to take such actions as are required of such Party hereunder to consummate this Agreement and the Closing) in accordance with its terms or otherwise breaches such provisions. Accordingly, the Parties acknowledge and agree that (i) each Party shall be entitled to an injunction, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of damages and without posting a bond or other security, this being in addition to any other remedy to which such Parties are entitled under this Agreement, and (ii) the right to obtain an injunction, specific performance or other equitable relief is an integral part of the Transactions and without that right, none of the Parties would have entered into this Agreement.

(b) Each Party agrees that such Party will not oppose the granting of an injunction, specific performance or other relief.

9.17 The Seller Representative.

(a) The Sellers hereby appoint PX Seller, and PX Seller hereby accepts such appointment, as the Sellers’ representative, attorney-in-fact and agent, with full power and substitution, to act for and on behalf of each Seller with respect to such actions as PX Seller may deem necessary, appropriate or desirable in connection with the consummation of the Transactions, including (i) accepting service of process on the Sellers, (ii) executing such amendments, modifications, waivers or changes to this Agreement and the Transaction Documents as to which PX Seller, in its sole discretion, shall have consented, (iii) receiving or providing notices on behalf of the Sellers with respect to any matter arising out of or relating to this Agreement or any Transaction Document, (iv) taking all actions and making all filings on behalf of the Sellers with any Governmental Authority or other Person necessary to effect the consummation of the transactions contemplated by this Agreement and the Transaction Documents, (v) agreeing to, negotiating, entering into settlements and compromises of, complying with orders of courts with respect to and otherwise administering and handling any claims under this Agreement and the Transaction Documents on behalf of the Sellers, (vi) interpreting all terms of this Agreement, (vii) instituting, prosecuting and/or defending any lawsuits relating to this Agreement or any Transaction Document or the transactions contemplated hereunder and/or thereunder, and (viii) taking all other actions that are either necessary, appropriate or desirable in the sole judgment of PX Seller for the accomplishment of the foregoing or contemplated by the terms of this Agreement or any Transaction Document. PX Seller is the sole and exclusive representative of each of the Sellers for any purpose provided for by this Agreement.

(b) A decision, act, consent or instruction of PX Seller hereunder shall constitute a decision, act, consent or instruction of all Sellers and shall be final, binding and conclusive upon each Seller, and the Buyer may rely upon any such decision, act, consent or instruction of PX Seller as being the decision, act, consent or instruction of each and every Seller. The Buyer shall be relieved from any Liability to any Person for any acts done by it in accordance with such decision, act, consent or instruction of PX Seller.

(c) The provisions of this Section 9.17 shall be binding upon the executors, heirs, successors and assigns of each Seller, and, in such case, any references in this Agreement to any Seller or the Sellers shall mean and include the successors to such Person’s rights hereunder, whether pursuant to testamentary disposition, the Laws of descent and distribution or otherwise.

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IN WITNESS WHEREOF, each of the undersigned has executed this Share Purchase Agreement as of the date first written above.

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IN WITNESS WHEREOF, each of the undersigned has executed this Share Purchase Agreement as of the date first written above.

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IN WITNESS WHEREOF, each of the undersigned has executed this Share Purchase Agreement as of the date first written above.

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IN WITNESS WHEREOF, each of the undersigned has executed this Share Purchase Agreement as of the date first written above.

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IN WITNESS WHEREOF, each of the undersigned has executed this Share Purchase Agreement as of the date first written above.

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IN WITNESS WHEREOF, each of the undersigned has executed this Share Purchase Agreement as of the date first written above.

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IN WITNESS WHEREOF, each of the undersigned has executed this Share Purchase Agreement as of the date first written above.

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IN WITNESS WHEREOF, each of the undersigned has executed this Share Purchase Agreement as of the date first written above.

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IN WITNESS WHEREOF, each of the undersigned has executed this Share Purchase Agreement as of the date first written above.

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IN WITNESS WHEREOF, each of the undersigned has executed this Share Purchase Agreement as of the date first written above.

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IN WITNESS WHEREOF, each of the undersigned has executed this Share Purchase Agreement as of the date first written above.

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IN WITNESS WHEREOF, each of the undersigned has executed this Share Purchase Agreement as of the date first written above.

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EXHIBIT A

DEFINITIONS

“Acquired Companies” means the Company and its Subsidiaries, collectively, and “Acquired Company” means any one of the Acquired Companies.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such Person. For purposes hereof, the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through ownership of equity interests, by contract or otherwise.

“Agreement” has the meaning set forth in the introductory paragraph herein.

“Basket” has the meaning set forth in Section 8.3(a)(i).

“Benefit Plan” means any pension, benefit, retirement, compensation, employment, consulting, profit-sharing, deferred compensation, incentive, bonus, performance award, phantom equity, stock or stock-based, change in control, retention, severance, vacation, paid time off (PTO), medical, vision, dental, disability, welfare, fringe benefit and other similar agreement, plan, policy, program or arrangement (and any amendments thereto), in each case whether or not reduced to writing and whether funded or unfunded.

“Books and Records” means the books, records, files, data and information of the Acquired Companies (including customer and supplier lists, financial and accounting records, purchase orders and invoices, sales orders, and credit and collection records).

“Brokers’ Fees” means any brokers’ or finders’ fee or any other commission or similar fee or compensation, or reimbursement of expenses.

“Business” means the business engaged in by the Acquired Companies as currently conducted.

“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks in the PRC are open for the general transaction of business.

“Buyer” has the meaning set forth in the introductory paragraph herein.

“Closing” has the meaning set forth in Section 1.4.

“Closing Date” has the meaning set forth in Section 1.4.

“Commercial Software License” means licenses of software programs that are generally commercially available to the public or businesses, which have been non-exclusively licensed to any of the Acquired Companies pursuant to “click-wrap,” “click to download,” “browsewrap” or “shrink-wrap” end-user licenses solely for their own internal use.

“Company” has the meanings set forth in the introductory paragraph herein.

“Company Intellectual Property” has the meaning set forth in Section 3.11(b).

“Company Owned Intellectual Property” has the meaning set forth in Section 3.11(b).

“Confidentiality Agreement” means that certain Nondisclosure Agreement, dated as of February 25, 2025 by and between Verisilicon Microelectronics (Shanghai) Co., Ltd. (芯原微电子（上海）股份有限公司) and the Company.

“Consideration Allocation Schedule” means a schedule reflecting the allocation of the Purchase Price among the Sellers as set forth on Exhibit B (subject to be final update by the Seller Representative prior to Closing).

“Contract” means any written contract, commitment, purchase order, mortgage, note, bond, license, lease or other legally binding agreement or instrument.

“Disclosure Schedules” means the Disclosure Schedules delivered pursuant to this Agreement.

“End Date” has the meaning set forth in Section 7.1(b).

“Enforceability Exceptions” means, with respect to enforcement of the terms and provisions of this Agreement, (a) the effect of any applicable Law of general application relating to bankruptcy, reorganization, insolvency, moratorium or similar Laws affecting creditors’ rights and relief of debtors generally, and (b) the effect of general principles of equity, including general principles of equity governing specific performance, injunctive relief and other equitable remedies (regardless of whether such enforceability is considered in a Proceeding).

“Environmental Laws” means all applicable Laws concerning worker health or safety, pollution or protection of the environment, including concerning emissions, discharges, releases or threatened releases, or the manufacture, use, presence, treatment or disposal of hazardous materials.

“Financial Statements” has the meaning set forth in Section 3.5(a).

“Fraud” means an actual and intentional fraud with respect to the making of the representations and warranties expressly set forth herein and requires: (i) a false representation or warranty expressly made by a Party hereto, (ii) with Knowledge that such representation or warranty is false, (iii) an intention to induce another Party to rely upon such representation or warranty, (iv) causing that Party to justifiably rely upon such false representation or warranty, and (v) causing that Party to suffer material damage by reason of such reliance.

“Governmental Authority” means any government or political subdivision thereof, whether national, local or foreign, or any agency, department or instrumentality of any such government or political subdivision thereof, or any national, local or foreign court or arbitrator, or any organization exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or Taxing Authority or power of any nature.

“Indebtedness” means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the Ordinary Course of Business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with accounting standards, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all accounts payables including for such purposes Intercompany Balances owing by any of the Acquired Companies to the Sellers or any of their respective Affiliates (excluding for such purposes the Acquired Companies) (viii) all advance payments actually received by the Acquired Companies and for which the Acquired Companies have an obligation to deliver any goods, perform any services or otherwise undertake any obligation of any nature, or otherwise recognized as deferred revenue items and (ix) all contingent obligations in respect of indebtedness or obligations of others of the kinds referred to in paragraphs (i) through (viii) above.

“Intellectual Property” means all right, title and interest in and to the following, arising under the laws of any jurisdiction anywhere in the world: (a) trademarks, service marks, trade dress, trade names, social media accounts and internet domain names (together with the goodwill of the business symbolized by the foregoing), including all registrations and registration applications therefor, (b) inventions, patents and patent applications (together with all reissuances, continuations, continuations-in-part, divisionals, revisions, extensions and reexaminations thereof), (c) copyrights and registrations and registration applications therefor, (d) trade secrets, and (e) computer software, including operating systems, applications, routines, interfaces, and algorithms, whether in source code or object code.

“Intercompany Agreements” means all of the intercompany agreements between the Acquired Companies and the Sellers and their respective Affiliates but excludes for such purposes the Acquired Companies as described in Exhibit E.

“Intercompany Balances” means any amounts incurred and owing to or from any Acquired Companies to the Sellers and their respective Affiliates pursuant to the Intercompany Agreements.

“Interim Financial Statements” has the meaning set forth in Section 3.5(a).

“Interim Period” has the meaning set forth in Section 5.1.

“IT System” means all computer hardware (including server, network and telecommunications equipment) and software, extending to associated preparatory materials, user manuals, peripherals, communications links, storage media and other related documentation in relation thereto, as owned, used, leased or licensed by or to each Acquired Company;

“IT System Data” means all data, information, files, databases, schemas which is/are input, created, processed, handled, held, stored on, or otherwise transmitted in connection with the IT Systems; and

“Key Employee” means the key employee of the Acquired Companies as set forth in Exhibit G.

“Knowledge” means, with respect to any Person, the actual and constructive knowledge thereof.

“Latest Balance Sheet” has the meaning set forth in Section 3.5(a).

“Laws” means, with respect to any Person, any national, local or foreign statute, law, code, ordinance, rule or regulation of any Governmental Authority applicable to such Person.

“Leakage” means each and any of the following:

(a) any dividend or other distribution declared, paid or made by the Acquired Companies to any of the Sellers or their respective Affiliates (other than any Acquired Company);

(b) any payment by the Acquired Companies to any of the Sellers or their respective Affiliates (other than any Acquired Company) for the purchase, redemption or repayment of any share capital, loan capital or other securities of the Acquired Companies, or any other return of capital to any of the Sellers or their respective Affiliates (other than any Acquired Company);

(c) any payment by the Acquired Companies of Transaction Expenses;

(d) the Acquired Companies assuming or incurring any Liability or obligation for the benefit of any of the Sellers or their respective Affiliates (other than any Acquired Company);

(e) the provision of any guarantee or indemnity or the creation of any Lien by the Acquired Companies in favor, or for the benefit, of any of the Sellers or their respective Affiliates (other than any Acquired Company);

(f) any waiver, discount, deferral, release or discharge by the Acquired Companies of: (i) any amount, obligation or Liability owed to or for the benefit of it by any of the Sellers or their respective Affiliates (other than any Acquired Company); or (ii) any claim (howsoever arising) against any of the Sellers or their respective Affiliates (other than any Acquired Company);

(g) any payment or incurrence of interest or principal in respect of any Indebtedness owed by any Acquired Company to the Sellers or their respective Affiliates (other than any Acquired Company);

(h) any amendment of the terms of any of its Indebtedness owed by any Acquired Company to the Sellers or any of their respective Affiliates (other than any Acquired Company);

(i) any management, service or other charges or fees, costs, bonuses or other sums, paid or incurred by any Acquired Company (including directors’ fees or supervisory fees or other appropriations of profit) to, or on behalf of, or for the benefit of, any of the Sellers or their respective Affiliates (other than any Acquired Company);

(j) the payment of any benefits, costs, bonuses, severance pay or other sums by any Acquired Company to the Sellers or their respective Affiliates, directors, officers, consultants or employees (including for such purposes the directors, officers, consultants and employees of the Acquired Companies);

(k) any assets, rights or other interests sold, disposed of, transferred or surrendered to, or Liabilities assumed, indemnified or incurred; and, irrespective of whether the relevant payment or other benefit is made on behalf of, or for the benefit of, any of the Sellers or their respective Affiliates (other than any Acquired Company);

(l) any other payments made (whether in cash or in kind) or benefits conferred by the Acquired Companies in favor, or for the benefit, of any of the Sellers or their respective Affiliates (other than any Acquired Company);

(m) any Tax becoming payable by any Acquired Company as a consequence of any of the matters referred to in paragraphs (a) to (l) above, or

(n) any agreement to do any of the foregoing.

“Leakage Claim” means a claim for any breach of the undertakings in Section 1.2(a).

“Leased Real Property” means all leasehold, sub-leasehold, license or other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property used by any of the Acquired Companies.

“Liability” or “Liabilities” means, with respect to any Person, all liabilities, obligations and commitments of such Person of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due.

“Liens” means any lien, mortgage, security interest, pledge or encumbrance.

“Locked Box Accounts” means the consolidated management accounts of the Acquired Companies (including any notes thereon) for the period of six (6) months ended on the Locked Box Date, a copy of which is set out in Exhibit D.

“Locked Box Date” means June 30, 2025.

“New Business License” means a new business license (营业执照) of the Company to be issued by the SAMR on or after the completion of the SAMR Amendment Registration.

“Material Adverse Effect” means any event, change, development, effect, occurrence or circumstance that (a) has been or is, materially adverse to the financial condition, business, or results of operations of the Acquired

Companies, taken as a whole, or (b) prevents materially impair or materially delay the performance by the Company of their obligations to consummate the Transactions; provided, however, that any event, change, development, effect, occurrence or circumstance to the extent arising from: (i) conditions generally affecting the general national, international or regional economy or generally affecting the industry or industries in which the Acquired Companies operate, (ii) national or international political or social conditions, including terrorism or the engagement by the PRC in hostilities or acts of war, (iii) changes after the date hereof in financial, banking or securities markets (including any disruption thereof and any decline in the price of any security (but not the underlying cause of any decline in the price of any securities of the Acquired Companies) or any market index), (iv) changes after the date hereof in PRC GAAP or other accounting requirements, (v) changes after the date hereof in any applicable Laws, (vi) any action taken by the Sellers or the Acquired Companies as permitted or required by this Agreement or at the written request, or with the written consent, of the Buyer, (vii) the public announcement or pendency of the Transactions, (viii) any failure, in and of itself, by any of the Acquired Companies to meet any internal or disseminated projections, forecasts or revenue or earnings predictions for any period (but not the underlying cause of such failure; provided that the cause of such failure is not otherwise excluded from determining whether there is a Material Adverse Effect), or (ix) any natural disaster, weather conditions, civil unrest or health conditions (including epidemics and pandemics), in each case shall not be taken into account in determining whether a “Material Adverse Effect” of the type described in clause (a) has occurred or is occurring.

“Offshore Sellers” means PX Seller and Chunhe Hong Kong Limited (春和香港有限公司).

“Order” means any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Authority.

“Ordinary Course of Business” means, with respect to any Person, the ordinary course of business of such Person consistent with such Person’s past practices in all material respects; provided, however, actions or inactions by the subject Person (a) in order to comply with applicable Law, directives, guidelines or recommendations (whether or not having the force of Law) issued by a Governmental Authority or (b) reasonably taken or omitted in response to, or in connection with, an emergency, natural disaster, civil unrest, epidemic, pandemic or other extraordinary event shall be deemed in the Ordinary Course of Business.

“Organizational Documents” means (a) in the case of any Person organized as a corporation, the certificate or articles of incorporation of such corporation (or, if applicable, the memorandum and articles of association of such corporation) and the by-laws of such corporation, (b) in the case of any Person organized as a limited liability company, the certificate of formation or organization and the limited liability company agreement or operating agreement of such limited liability company, (c) in the case of any Person organized as a limited partnership, the certificate of limited partnership and limited partnership agreement of such limited partnership, (d) in the case of any other Person, all constitutive or organizational documents of such Person which address matters relating to the business and affairs of such Person similar to the matters addressed by the documents referred to in clauses (a) through (c) above in the case of Persons organized as corporations, limited liability companies or limited partnerships, and (e) any amendment to any of the foregoing.

“Party” and “Parties” have the meanings set forth in the introductory paragraph herein.

“Permit” or “Permits” means all permits, licenses, certifications, approvals, consents, notices, waivers, qualifications, filings, exemptions and authorizations by or of, or registrations with, any Governmental Authority.

“Permitted Leakage” each and any of the payments or other matters set out in the following:

(a) any payments made (or to be made) by the Acquired Companies to any of the Sellers or their respective Affiliates in the Ordinary Course of Business and on arm’s length terms; where any such payment to any of the Sellers or their respective Affiliates is contemplated, the underlying agreement has been formally disclosed to the Buyer with sufficient detail to allow meaningful review;

(b) any payments made (or to be made) by the Acquired Companies which have been accrued or provided for in the Locked Box Accounts;

(c) any payments in respect of salaries, directors’ fees, pension contributions, expenses or bonuses made to, or in respect of services provided by, employees, workers, directors, officers or consultants of the Acquired Companies which are made (or to be made) by the Acquired Companies in the Ordinary Course of Business and in accordance with the terms of the related employment or service contracts, provided that any payment of severance pay to any employees, workers, directors, officers or consultants of the Acquired Companies in excess of RMB 1,000,000 commencing from the Locked Box Date shall be deemed to be payment not in the Ordinary Course of Business;

(d) any other payment, accrual, transfer of assets or assumption of Liability by the Acquired Companies which the Buyer has expressly approved in writing;

(e) any Tax arising to or payable by any Acquired Companies in connection with any of the matters referred to in items (a) to (d) above, and

(f) any agreement to do any of the foregoing.

“Permitted Liens” means (a) Liens that, individually or in the aggregate, do not have material adverse effect on the current use of the applicable properties (other than any Intellectual Property) they affect, (b) Liens arising under worker’s compensation, unemployment insurance, social security, retirement and similar legislation in the Ordinary Course of Business, and (c) Liens securing rental payments under capital lease arrangements incurred in the Ordinary Course of Business.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Authority.

“PRC” means the People’s Republic of China, and for the sole purpose of this Agreement, excluding Hong Kong Special Administrative Region, Macau Special Administrative Region and the Taiwan islands.

“PRC GAAP” means the PRC generally accepted accounting principles.

“PRC Tax Authority” means the State Tax Administration of the PRC or any of its competent local counterparts, or any other Governmental Authority of the PRC responsible for the collection or enforcement of any Taxes.

“PRC Withholding Tax” means the amount of any withholding Tax imposed on the transfer of the Purchased Shares by the Offshore Sellers to the Buyer pursuant to this Agreement (including any Tax imposed on the payment of any contingent or deferred payments relating thereto) as assessed and finally determined by a competent PRC Tax Authority.

“Proceeding” means a suit, legal action, audit, arbitration, proceeding, litigation, or administrative charge, investigation or demand.

“Purchased Shares” has the meaning set forth in the Recitals.

“Purchase Price” has the meaning set forth in Section 1.1.

“PX Seller” has the meaning set forth in the introductory paragraph herein.

“Related Party” means, with respect to a Person, (i) any current director, officer, Affiliate, Key Employee, general or limited partner, member, manager, or shareholder of such Person and (ii) any current director, officer, Affiliate, Key Employee, general or limited partner, member, manager, or shareholder of any of the foregoing.

“Real Property Lease” means a lease, sublease, license or other agreement pursuant to which any of the Acquired Companies (a) hold any Leased Real Property, including the right to all security deposits and other amounts and instruments deposited by or on behalf of any of the Acquired Companies thereunder or (b) grant to any other Person any interest in or right to use any Leased Real Property, including the right to all security deposits and other amounts and instruments deposited by or on behalf of such Person with any of the Acquired Companies thereunder.

“RMB” means the official currency of the PRC.

“SAFE” means the PRC State Administration of Foreign Exchange and its local competent counterparts.

“SAFE Change Registration Filing” means, with respect to the Company, the filing to be made by the Company with its SAFE Registration Bank to update its SAFE registration records, including the changes to the shareholder information of the Company to reflect the Buyer as the holder of the Purchased Shares acquired by it hereunder.

“SAFE Payment Registration Filing” means, with respect to the Buyer, the filing to be made by the Buyer with its SAFE Registration Bank to apply for and process the payment of the Purchase Price to the Offshore Shareholders including the submission and filing of the Outbound Payment Tax Filing Form;

“SAFE Registration Bank” means, with respect to the Company, the PRC commercial bank with whom the Company maintains its bank accounts and which has been registered with SAFE as its primary banking institution; with respect to the Buyer, the PRC commercial bank with whom the Buyer process the payment of the applicable Purchase Price to the Offshore Shareholders.

“SAFE Registration Voucher” means the registration voucher issued by the SAFE Registration Bank to acknowledge the completion of the SAFE Change Registration Filing.

“SAMR” means the State Administration for Market Regulation and its local competent counterparts.

“SAMR Amendment Registration” means, with respect to, among others, the Transactions contemplated hereunder, (i) application by the Company for a New Business License to be issued by the competent local counterpart of the SAMR; and (ii) filings relating to the change of entity nature to domestically owned.

“Seller” and “Sellers” means the Sellers and all the Joining Sellers who elect to participate in the Transactions pursuant to Section 9.12.

“Seller Fundamental Representations” means the representations and warranties set forth in Sections 2.1, 2.2, 2.3, 2.4, 3.1, 3.2, 3.3, 3.4, 3.11, 3.15 and 3.16.

“Seller Representative” has the meaning set forth in the introductory paragraph herein.

“Share Transfer Agreements” means certain Share Transfer Agreements to be entered into among certain Sellers and the Buyer at the Closing for purposes of SAMR Filings and Tax filings substantially in the form set out in Exhibit C.

“Specified Contracts” has the meaning set forth in Section 3.10(a).

“Specified Permits” has the meaning set forth in Section 3.13(b).

“Subsidiary” means, with respect to any Person, any entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (b) if a limited liability company, partnership, association or other entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons owns a majority ownership interest in such entity (other than a corporation) if such Person or Persons shall be allocated a majority of such entity’s gains or losses or shall be or control any managing director, manager, or general partner of such entity (other than a corporation). Unless the context otherwise requires, references to a “Subsidiary” or “Subsidiaries” in this Agreement refer to a Subsidiary or Subsidiaries of the Company.

“Tax” and “Taxes” means any national, local, and non-PRC taxes, including any net income, capital gains, gross income, gross receipts, sales, use, assessments, transfer, ad valorem, profits, capital, withholding, payroll, estimated, employment, excise, severance, occupation, premium, property, social security, housing fund, alternative or add-on, value added, registration, windfall profits or other tax.

“Taxing Authority” means any Governmental Authority responsible for the imposition, determination, administration, assessment or collection of any Tax or the review or audit of any Tax Return.

“Tax Return” or “Tax Returns” means any return, declaration, report, claim for refund, forms, estimates, information return or statement (including schedules or any related or supporting information) required to be filed with any Governmental Authority in connection with any Tax.

“Top Customers” has the meaning set forth in Section 3.17.

“Top Suppliers” has the meaning set forth in Section 3.17.

“Transaction Documents” means this Agreement and the agreements, documents, certificates and instruments being delivered pursuant to this Agreement.

“Transaction Expenses” means all of the fees and expenses incurred by or on behalf of any of the Sellers, the Acquired Companies or their respective Subsidiaries or Affiliates in connection with seeking to enter into the Transactions and the negotiation, documentation and consummation of the Transactions, including all fees, expenses, disbursements, bonuses, and other similar amounts paid to attorneys, financial advisors, accountants and other advisors or Persons.

“Transactions” means the transactions contemplated by this Agreement and the other Transaction Documents.

“Transfer Taxes” has the meaning set forth in Section 5.7.

“U.S. dollar” or “US$” means the lawful currency of the United States of America.

“Vulnerability” means any actual or reasonably foreseeable vulnerability, exploit, flaw, threat or other security concern relating to any of the IT Systems or any particular component of the IT Systems or its implementation into each Acquired Company’s IT environment, which adversely affects, or may reasonably adversely affect the security of the IT Systems or any particular component of the IT Systems or each Acquired Company’s IT environment.

Annex B

October 15, 2025

Board of Directors

Pixelworks, Inc.

16760 SW Upper Boones Ferry Rd., Suite 101, Portland, OR 97224

Members of the Board:

We understand that Pixelworks, Inc. (the “Company”), Pixelworks Semiconductor Technology Company, LLC, a wholly-owned subsidiary of the Company (“PX Seller”), a subsidiary of Verisilicon Microelectronics (Shanghai) Co., Ltd (the “Buyer Parent” and such subsidiary, the “Buyer”), Pixelworks Semiconductor Technology (Shanghai) Co., Ltd. (“PWSH” or the “Target”) and certain other parties thereto have entered in to a share purchase agreement dated October 15, 2025 (the “Share Purchase Agreement”). The Share Purchase Agreement provides, among other things, the sale by PX Seller and the other seller parties thereto (collectively, the “Sellers”) of a majority of issued and outstanding share capital of the Target, which owns, controls and operates, directly or indirectly through the Target’s subsidiaries, the Company’s existing business in the People’s Republic of China, to the Buyer (the “Transaction”). Pursuant to the Share Purchase Agreement, the aggregate purchase price of the Target’s shares in the Transaction will be based on an equity value of 100% of the Target equal to RMB 950 million in cash (the “Total Equity Value”).

You have asked for our opinion as to whether the Total Equity Value is fair from a financial point of view to the holders of all of the issued and outstanding share capital of the Target taken as a whole.

For purposes of the opinion set forth herein, we have:

1)	Reviewed certain publicly available financial statements and other business and financial information of the Target;

2)	Reviewed certain internal financial statements and other financial and operating data concerning the Target, provided by the Company;

3)	Reviewed certain financial projections of the Target prepared by the management of the Company and the Target;

4)	Discussed the Target’s past and current operations and financial condition and the prospects of the Target with senior executives of the Company and the Target;

5)	Compared the financial performance of the Target to those of other publicly traded companies and their securities that are considered comparable to the Target;

6)	Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

7)	Participated in certain discussions and negotiations among representatives of the Company, the Buyer and certain other parties and their advisors;

8)	Reviewed, for information purposes only, the Share Purchase Agreement and certain related documents; and

9)	Reviewed such other information and considered such other factors as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Target and the Company, and formed a substantial basis for this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Target of the future financial performance of the Target. In addition, we have assumed that the Transaction will be consummated in accordance with the terms set forth in the Share Purchase Agreement without any waiver, amendment or delay of any terms or conditions. We have assumed that

B-1

in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Transaction, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Transaction. We have assumed that there is and will not be any Leakage (as defined in the Share Purchase Agreement).

We have assumed that the Company has taken its own legal, tax, regulatory or actuarial advice. We are financial advisors only and have relied upon, without independent verification, the assessment of the Company and its legal, tax, regulatory or actuarial advisors with respect to legal, tax, regulatory or actuarial matters. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company’s or the Target’s officers, directors or employees, or any class of such persons, relative to the consideration to be received by the Sellers. We express no opinion with respect to the fairness of the allocation of the amount of consideration among the Sellers, or the amount of consideration to be received by any specific Seller (including PX Seller) relative to that to be received by any other Seller in the Transaction. We express no opinion on the impact of the RMB/USD exchange rate on the USD equivalent amount of the consideration to be received by PX Seller in the Transaction. We have not made any independent valuation or appraisal of the assets or liabilities of the Target, nor have we been furnished with any such valuations or appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

Our opinion does not address the relative merits of the Transaction as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available.

We have acted as financial advisor to the Board of Directors of the Company in connection with the Transaction and will receive a fee for our services to be borne by the Company, which is contingent upon the closing of the Transaction. The rendering of this opinion is required by the terms of our engagement as such financial advisor by the Company. Morgan Stanley may seek to provide financial advisory and financing services to the Company, the Sellers, the Target, the Buyer and their respective affiliates in the future and would expect to receive fees for rendering of these services.

Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of the Buyer, the Company, or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument. As of the date hereof, to our knowledge, Morgan Stanley holds an aggregate interest in the common stock of both the Company and the Buyer Parent that, in each case, represents less than 1% of the issued and outstanding common stock of the Company and the Buyer Parent. These interests are held in connection with Morgan Stanley’s (i) investment management business, (ii) wealth management business, including client discretionary accounts or (iii) ordinary course trading activities, including hedging activities.

This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Company only and may not be used for any other purpose or disclosed without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Company is required to make with the Securities and Exchange Commission in connection with this Transaction if such inclusion is required by applicable law.

B-2

This opinion does not in any manner address the prices at which the Company’s common stock will trade following consummation of the Transaction or at any time, and Morgan Stanley expresses no opinion or recommendation as to how the shareholders of the Company should vote at the shareholders’ meetings to be held in connection with the Transaction.

We have taken the facts, events and circumstances set forth in this opinion, together with our assumptions and qualifications, into account when determining the meaning of “fairness” for the purposes of this opinion. For the purposes of our opinion, we have not considered the circumstances of individual shareholders of the Company.

Based on and subject to the foregoing, we are of the opinion on the date hereof that the Total Equity Value is fair from a financial point of view to the holders of all of the issued and outstanding share capital of the Target taken as a whole.

Very truly yours,

MORGAN STANLEY ASIA LIMITED

By:
Richard Wong
Managing Director

pixelworks

PIXELWORKS, INC.
C/O BROADRIDGE
PO BOX 1342
BRENTWOOD, NY 11717

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PIXELWORKS, INC.
PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS ON [•], 2025
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Todd A. DeBonis and Haley F. Aman, and each of them, as proxies, each with power of substitution, to represent and to vote on behalf of the undersigned all shares that the undersigned may be entitled to vote at the Special Meeting of Shareholders of Pixelworks, Inc., on [•], 2025, and any adjournments or postponements thereof, with all powers that the undersigned would possess if personally present. Whether or not you expect to attend the Special Meeting, please vote these shares.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. WHETHER OR NOT VOTING DIRECTIONS ARE MADE, EACH OF THE PROXIES IS AUTHORIZED TO VOTE IN THEIR DISCRETION ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

(Continued and to be signed on reverse side)